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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

CNO Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CNO Financial Group, Inc.
11825 North Pennsylvania Street
Carmel, Indiana 46032

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 10, 2019

              NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of CNO Financial Group, Inc. (the "Company"), will be held at the CNO Conference Center, 11825 North Pennsylvania Street, Carmel, Indiana, at 8:00 a.m., Eastern Daylight Time, on May 10, 2019, for the following purposes:

  1.
  To elect nine directors, each for a one-year term ending in 2020;

  2.
  To approve the Replacement NOL Protective Amendment to the Company's Amended and Restated Certificate of Incorporation to preserve the value of tax net operating losses and certain other tax losses;

  3.
  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2019;

  4.
  To approve, by non-binding advisory vote, the executive compensation of the Company's named executive officers; and

  5.
  To consider such other matters, if any, as may properly come before the meeting and any adjournment or postponement thereof.

              Holders of record of outstanding shares of the common stock of the Company as of the close of business on March 12, 2019, are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. Holders of common stock have one vote for each share held of record.

              In accordance with the rules of the Securities and Exchange Commission (the "SEC"), on or about March 27, 2019, we either mailed you a Notice of Internet Availability of Proxy Materials ("Notice") notifying you how to vote online and how to electronically access a copy of this Proxy Statement and the Company's Annual Report to Shareholders (together referred to as the "Proxy Materials") or mailed you a complete set of the Proxy Materials and proxy card. If you have not received but would like to receive printed copies of these documents, including a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice.

              Management and the Board of Directors respectfully request that (if you received a paper copy of the Proxy Materials) you date, sign and return the enclosed proxy card in the postage-paid envelope so that we receive the proxy card prior to the Annual Meeting, or, if you prefer, follow the instructions on your proxy card or Notice for submitting a proxy electronically or by telephone. If your shares are held in the name of a bank, broker or other holder of record, please follow the procedures as described in the voting form they send to you. If you attend the meeting in person you may withdraw your proxy and vote personally at the meeting.

By Order of the Board of Directors Karl W. Kindig, Senior Vice President and Secretary

March 27, 2019
Carmel, Indiana

Page
Solicitation of Proxies	1
Record Date and Voting	1
Votes Required	2
Securities Ownership	3
Proposal 1 — Election of Directors	5
Director Qualifications and Experience	5
Board Nominees	6
Board and Governance Matters	10
Board Committees	10
Director Compensation	11
Board Leadership Structure	14
Board Meetings and Attendance	14
Director Independence	15
Board's Role in Risk Oversight	15
Relationship of Compensation Policies and Practices to Risk Management	15
Approval of Related Party Transactions	16
Code of Conduct	16
Corporate Governance Guidelines	17
Director Stock Ownership Guidelines	17
Talent Management and Succession Planning	17
Communications with Directors	17
Compensation Committee Interlocks and Insider Participation	17
Copies of Corporate Documents	17
Corporate Social Responsibility	18
Executive Compensation	19
Compensation Discussion and Analysis	19
Compensation Committee Report	49
Summary Compensation Table for 2018	50
Grants of Plan-Based Awards in 2018	51
Narrative Supplement to the Summary Compensation Table and the Grants of Plan-Based Awards in 2018 Table	52
Outstanding Equity Awards at 2018 Fiscal Year-End	54
Option Exercises and Stock Vested in 2018	56
Nonqualified Deferred Compensation in 2018	57
Potential Payments Upon Termination or Change in Control	57
CEO Pay Ratio	59
Proposal 2 — Replacement NOL Protective Amendment to the Amended and Restated Certificate of Incorporation to Preserve the Value of Tax Net Operating Losses and Certain Other Tax Losses	60
Proposal 3 — Ratification of the Appointment of Our Independent Registered Public Accounting Firm	67
Fees Paid to PricewaterhouseCoopers LLP	68
Pre-Approval Policy and Independence	69
Report of the Audit and Enterprise Risk Committee	69
Proposal 4 — Non-Binding Advisory Vote on Executive Compensation	70
Section 16(a) Beneficial Ownership Reporting Compliance	71
Shareholder Proposals for 2020 Annual Meeting	71
Annual Report	72
Householding of Proxy Materials	72
Information Related to Certain Non-GAAP Financial Measures	73
Other Matters	78
Annex A — Amendment to the Amended and Restated Certificate of Incorporation	A-1

CNO Financial Group, Inc.
11825 North Pennsylvania Street
Carmel, Indiana 46032

PROXY STATEMENT

              This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of CNO Financial Group, Inc. ("CNO" or the "Company") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the CNO Conference Center, 11825 North Pennsylvania Street, Carmel, Indiana on May 10, 2019, at 8:00 a.m., Eastern Daylight Time. We are sending the Notice or the Proxy Materials and proxy to shareholders on or about March 27, 2019.

Solicitation of Proxies

              The proxies are solicited by the Board of Directors.    Proxies may be solicited by mail, telephone, internet or in person. Proxies may by solicited by the CNO Directors and officers. All expenses relating to the preparation and distribution to shareholders of the Notice, the Proxy Materials and the form of proxy are to be paid by CNO.

              If the form of proxy is properly executed and delivered in time for the Annual Meeting, the named proxy holders will vote the shares represented by the proxy in accordance with the instructions marked on the proxy. Each shareholder may appoint a person (who need not be a shareholder), other than the persons named in the proxy, to represent him or her at the Annual Meeting by properly completing a proxy. In either case, such completed proxy should be returned in the envelope provided to you for that purpose (if you have requested or received a paper copy of the Proxy Materials) for delivery no later than May 9, 2019. Proxies received that are unmarked will be voted for each of the Board's nominees for director (Proposal 1), for the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation to preserve the value of tax net operating losses and certain other tax losses (the "Replacement NOL Protective Amendment") (Proposal 2), for ratification of the appointment of the Company's independent registered public accounting firm (Proposal 3), and for approval of the compensation paid to our Named Executive Officers (Proposal 4). A shareholder may revoke a proxy at any time before it is exercised by mailing or delivering to CNO a written notice of revocation or a later-dated proxy, or by attending the Annual Meeting and voting in person.

Record Date and Voting

              Only holders of record of shares of CNO's common stock as of the close of business on March 12, 2019, will be entitled to vote at the Annual Meeting. On such record date, CNO had 161,237,699 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock will be entitled to one vote with respect to each matter submitted to a vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

              On or about March 27, 2019, we either mailed you a Notice notifying you how to vote online and how to electronically access a copy of the Proxy Materials or mailed you a complete set of the Proxy Materials. If you have not received but would like to receive printed copies of these documents, including a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice.

              The following sets forth how a shareholder can vote over the Internet, by telephone or by mail:

Voting By Internet

              If you hold your shares in street name (that is, if you hold your shares through a broker, bank or other holder of record), you can vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 12-digit Control Number included on your Notice or your paper voting instruction form (if you received a paper copy of the Proxy Materials).

Voting By Telephone

              If you hold your shares in street name, you can vote using a touch-tone telephone by calling the toll-free number included on your paper voting instruction form (if you received a paper copy of the Proxy Materials), 24 hours a day, seven days a week. You will need the 12-digit Control Number included on your notice or your paper voting instruction form.

              If you hold your shares in street name, you may also submit voting instructions to your bank, broker or other holder of record. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the information from your bank, broker or other holder of record on how to submit voting instructions.

              The Internet and telephone voting procedures, which comply with Delaware law and the SEC rules, are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

Voting By Mail

              If you have received a paper copy of the Proxy Materials by mail, you may complete, sign, date and return by mail the paper proxy card or voting instruction form sent to you in the envelope provided to you with your Proxy Materials or voting instruction form.

Deadline for Submitting Votes by Internet, Telephone or Mail

              If you hold your shares in street name, proxies submitted over the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Daylight Time, on May 9, 2019.

              Proxies submitted by mail should be returned in the envelope provided to you with your paper proxy card or voting instruction form, and must be received no later than May 9, 2019.

              If you want to vote in person at the Annual Meeting and you hold your shares in street name, you must obtain a legal proxy from your bank, broker or other holder of record authorizing you to vote. You must then bring the legal proxy to the Annual Meeting.

              Please note that you may receive multiple copies of the Notice or Proxy Materials (electronically and/or by mail). These materials may not be duplicates as you may receive separate copies of the Notice or Proxy Materials for each type of account in which you hold shares. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) that you receive. In the case of duplicate votes for shares in a particular account, your last vote is the one that counts.

Votes Required

              The election of each director (Proposal 1) will be determined by the vote of the majority of the votes cast (where the number of votes cast "for" a director exceeds the number of votes cast "against" that director) by the holders of shares represented (in person or by proxy) and entitled to vote on the subject matter provided a quorum is present. The vote required to approve the Replacement NOL Protective Amendment (Proposal 2) is a majority of the outstanding shares. The vote required to ratify the appointment of the Company's independent registered public accounting firm (Proposal 3), to approve, by non-binding advisory vote, the compensation of the Company's named executive officers (Proposal 4), and any other proposal properly brought before the Annual Meeting, is the affirmative vote of a majority of the shares represented (in person or by proxy) and entitled to vote on the applicable subject matter. Abstentions from voting will have no impact on the election of directors (Proposal 1) and will have the same legal effect as voting against each other proposal.

              Abstentions and shares represented by "broker non-votes", as described below, are counted as present and entitled to vote for the purpose of determining a quorum. A broker non-vote occurs if you hold your shares in street name and do not provide voting instructions to your broker, bank or other holder of record on a proposal and your broker, bank or other holder of record does not have discretionary authority to vote on such proposal. Under current New York Stock Exchange rules, your broker, bank or other holder of record will not have discretionary authority to vote your shares at the Annual Meeting with respect to Proposal 1 (election of nine directors as listed in this Proxy Statement), Proposal 2 (approval of the Replacement NOL Protective Amendment), and Proposal 4 (advisory vote to approve executive compensation). "Broker non-votes" will have no effect on the outcome of Proposals 1 and 4, but will have the effect of voting against Proposal 2. Your broker, bank or other holder of record will have discretion to vote your uninstructed shares on Proposal 3 (ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2019).

              IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 10, 2019

              This Proxy Statement (including all attachments), the Company's Annual Report to Shareholders (which includes the Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission ("SEC") on February 26, 2019) (which is not deemed to be part of the official proxy soliciting materials), and any amendments to the foregoing materials that are required to be provided to shareholders are available at www.proxyvote.com. Shareholders may obtain copies of the Proxy Statement, Annual Report to Shareholders (including financial statements and schedules thereto) and form of proxy relating to this or future meetings of the Company's shareholders, free of charge on our Internet website at www.CNOinc.com in the "Investors — SEC Filings" section, by calling 317-817-2893 or by sending the Company an email at ir@CNOinc.com. For directions to the Company's 2019 Annual Meeting, please call us at 317-817-2893.

SECURITIES OWNERSHIP

              The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 12, 2019 (except as otherwise noted) by each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, each of our directors and nominees, each of the executive officers that are named in the Summary Compensation Table on page 50 and all of our directors and executive officers as a group. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 12, 2019 and restricted stock units that are scheduled to vest within 60 days of March 12, 2019, are deemed to be outstanding and to be beneficially owned by the person holding the options or restricted stock units for the purpose of computing the percentage ownership of that person or group of persons but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

		Shares Beneficially Owned
Title of Class	Name of Beneficial Owner	Number	Percentage
Common stock	BlackRock, Inc.(1)	20,673,231	12.6%
Common stock	The Vanguard Group(2)	15,266,333	9.3%
Common stock	Dimensional Fund Advisors LP(3)	11,302,789	6.9%
Common stock	Gary C. Bhojwani(4)	297,605	*
Common stock	Ellyn L. Brown	56,548	*
Common stock	Stephen N. David	10,000	*
Common stock	Robert C. Greving	66,200	*
Common stock	Mary R. (Nina) Henderson	31,137	*
Common stock	Charles J. Jacklin	28,330	*
Common stock	Daniel R. Maurer	14,624	*
Common stock	Neal C. Schneider	85,273	*
Common stock	Frederick J. Sievert(5)	60,508	*
Common stock	Bruce K. Baude(6)	299,897	*
Common stock	Erik M. Helding(7)	152,355	*
Common stock	Eric R. Johnson(8)	660,653	*
Common stock	Matthew J. Zimpfer(9)	302,331	*
Common stock	All directors, nominees and executive officers as a group (19 persons)(10)	2,517,829	1.5%

*
Less than 1%.

(1)
Based solely on Amendment No. 6 to Schedule 13G filed with the SEC on January 24, 2019 by BlackRock, Inc. The Amendment No. 6 to Schedule 13G reports sole power to vote or direct the vote of 19,824,334 shares and sole power to dispose or direct the disposition of 20,673,231 shares. The business address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
Based solely on Amendment No. 6 to Schedule 13G filed with the SEC on February 11, 2019 by The Vanguard Group. The Amendment No. 6 to Schedule 13G reports sole power to vote or direct the vote of 160,970 shares, shared power to vote or direct the vote of 21,588 shares, sole power to dispose or direct the disposition of 15,099,983 shares, and shared power to dispose or direct the disposition of 166,350 shares. The business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Based solely on Amendment No. 7 to Schedule 13G filed with the SEC on February 8, 2019 by Dimensional Fund Advisors LP. The Amendment No. 7 to Schedule 13G reports sole power to vote or direct the vote of 11,175,322 shares and sole power to dispose or direct the disposition of 11,302,789 shares. The business address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(4)
Includes options, exercisable currently or within 60 days of March 12, 2019, to purchase 112,725 shares of common stock and includes 18,824 restricted stock units scheduled to vest within 60 days of March 12, 2019.

(5)
Includes 8,014 shares held by a family foundation, as to which Mr. Sievert has shared voting power. He disclaims beneficial ownership of the shares held by the family foundation.

(6)
Includes options, exercisable currently or within 60 days of March 12, 2019, to purchase 243,505 shares of common stock and includes 6,143 restricted stock units scheduled to vest within 60 days of March 12, 2019.

(7)
Includes options, exercisable currently or within 60 days of March 12, 2019, to purchase 113,740 shares of common stock and includes 10,402 restricted stock units scheduled to vest within 60 days of March 12, 2019.

(8)
Includes options, exercisable currently or within 60 days of March 12, 2019, to purchase 246,845 shares of common stock and includes 6,143 restricted stock units scheduled to vest within 60 days of March 12, 2019.

(9)
Includes options, exercisable currently or within 60 days of March 12, 2019, to purchase 185,155 shares of common stock and includes 6,561 restricted stock units scheduled to vest within 60 days of March 12, 2019.

(10)
Includes options, exercisable currently or within 60 days of March 12, 2019, to purchase an aggregate of 1,201,355 shares of common stock held by executive officers and includes an aggregate of 74,352 restricted stock units scheduled to vest within 60 days of March 12, 2019.

Director Deferred Stock Units

              Under the CNO Board of Directors Deferred Compensation Plan, the non-management directors may elect each year to defer some or all of their compensation, including the equity portion of the annual director fees. Any equity that is so deferred is represented by vested deferred stock units, on which dividend equivalents are paid during the deferral period. The deferred stock units are not entitled to vote. At the end of the deferral period selected by the director, one share of Common Stock will be issued for each deferred stock unit. As of March 12, 2019, the non-management directors held deferred stock units as set forth below (these units are in addition to the share ownership set forth above):

Name	Number of Deferred Stock Units
Stephen N. David	13,706
Mary R. (Nina) Henderson	13,706
Daniel R. Maurer	18,463
Neal C. Schneider	20,276
Frederick J. Sievert	13,706

PROPOSAL 1

ELECTION OF DIRECTORS

              Nine individuals will be elected to the Board at the Annual Meeting for one-year terms expiring at the 2020 annual meeting of shareholders. Each nominee listed below currently is a member of the Board. All directors will serve until their successors are duly elected and qualified.

Director Qualifications and Experience

              In considering candidates for the Board, the Governance and Nominating Committee reviews the experience, skills, attributes and qualifications of current Board members and other potential candidates to ensure that the Board can effectively guide the strategic future of our Company and oversee its management. In doing so, the Committee considers the depth of experiences and skills, in addition to the attributes and qualifications, of candidates in such areas as insurance and financial services, investment management, accounting and finance, legal and regulatory, actuarial, marketing, technology implementation and transformation, and talent management and compensation.

              Consideration also is given to each nominee's independence, financial literacy, personal and professional accomplishments and experience in light of the current and future needs of the Company. For incumbent directors, past performance on the Board and contributions to their respective committees are reviewed. The Governance and Nominating Committee and the Board seek directors with qualities that will contribute to the goal of having a well-rounded, diverse Board that functions well as a unit and is able to effectively fulfill its oversight responsibilities. The Committee expects each director to exercise leadership, sound judgment, high ethical standards and a commitment to the current and future success of the Company.

              Although the Governance and Nominating Committee does not have a specific diversity policy with respect to Board candidates, it strongly believes that the Board and the Company benefit from a variety viewpoints, professional experiences, educational background and skills, and from the different perspectives that may be brought to the Board by individuals of different races, genders and ages. As such, the Committee and the Board consider issues of diversity and divergent backgrounds in the process of selecting candidates for the Board.

              The key experiences, qualifications, attributes and skills of each of the nominees are included in their individual biographies below.

              Over the past year, the Governance and Nominating Committee completed a comprehensive inventory of current directors' respective experiences and skills, assessed a timetable of anticipated Board member retirements, and put in place a plan for Board replenishment that is future-focused on the Company's growth and innovative development. The Committee has begun the process of working with a professional search firm to identify potential candidates who can bring the requisite skills and experience, in addition to diverse qualities and perspectives, to further enhance the Board's value to the Company and its shareholders.

Board Nominees

              Should any of the nominees become unable to accept election, the persons named in the proxy will have the right to exercise their voting power in favor of such person or persons as the Board may recommend. All nominees have consented to being named in this Proxy Statement and to serve if elected. The Board is not aware of any reason that any of its nominees would be unable to accept election.

              The Governance and Nominating Committee will consider candidates for director nominees put forward by shareholders. See "Shareholder Proposals for 2020 Annual Meeting" for a description of the proxy access and advance notice procedures for shareholder nominations for directors.

              Set forth below is information regarding each person nominated by the Board for election as a director.

Nominees for Election as Directors:

Gary C. Bhojwani, 51, has been chief executive officer of CNO since January 1, 2018 and a director since May 2017. He served as president of CNO from April 2016 through December 2017. Mr. Bhojwani served as a Member of the Board of Management at Allianz SE, and as Chairman of Allianz of America, Allianz Life Insurance Company, and Fireman's Fund Insurance Company from 2012 to January 1, 2015. From 2007 to 2012, he served as Chief Executive Officer of Allianz Life Insurance Company of North America. From April 2015 until joining CNO, Mr. Bhojwani served as Chief Executive Officer of GCB, LLC, an insurance and financial services consulting company that he founded. He has been a director of Hormel Foods Corporation since 2014. With respect to Mr. Bhojwani's nomination for re-election, the Board and the Governance and Nominating Committee considered his experience as chief executive officer of the Company and his extensive insurance, sales and executive management experience.

Ellyn L. Brown, 69, joined our Board in May 2012. Until her retirement from full-time law practice, Ms. Brown practiced corporate and securities law, most recently as principal of Brown & Associates, a boutique law and consulting firm that provided operations, regulatory and governance services to financial services industry clients and other clients that operated in heavily regulated, high-scrutiny environments. Ms. Brown served as a member of the board of directors of NYSE Euronext (and predecessor companies) (NYSE:NYX) from 2005 until the acquisition of NYX by the Intercontinental Exchange in 2013, and also chaired the board of NYSE Regulation, Inc., the entity that oversaw market regulation at the NYSE and its affiliated exchanges. She joined the board of trustees of Brinker Capital Destinations Trust in January 2017, and became chair of that board in April 2018, and was a member of the board of directors of Walter Investment Management Corp. from 2009-2017. Ms. Brown served as a governor of the Financial Industry Regulatory Authority from 2007-2012 and, from 2007-2011, was a trustee of the Financial Accounting Foundation, the parent entity of the Financial Accounting Standards Board and the Governmental Accounting Standards Board. With respect to Ms. Brown's nomination for re-election, the Board and the Governance and Nominating Committee considered her extensive financial industry, legal and regulatory experience.

Stephen N. David, 70, joined our Board in May 2017. Mr. David has been a Senior Advisor with The Boston Consulting Group since 2005, providing strategic planning services in sales, marketing and technology to a variety of clients across multiple industries, including financial services. He retired in 2005 after 34 years with Procter & Gamble ("P&G"). During his P&G career Mr. David held multiple senior management positions including Chief Information Officer, Global Customer Development Officer, and Senior Vice President, Business Development. He served as a director of Checkpoint Systems, Inc., which provides merchandise availability solutions for the retail industry, encompassing loss prevention and merchandise visibility, from 2012 until the completion of the sale of the company in May 2016. He also served as a director of Iomega Corporation, a consumer technology company, from 2002 until its acquisition in 2008. With respect to Mr. David's nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive leadership experience in technology, strategy, marketing and sales.

Robert C. Greving, 67, joined our Board in May 2011. Mr. Greving is the retired executive vice president, chief financial officer and chief actuary for Unum Group, having held those positions from 2005 to 2009. Mr. Greving also served as president of Unum International Ltd., Bermuda. Before becoming executive vice president and chief financial officer of Unum Group in 2003, he held senior vice president, finance, and chief actuary positions with Unum Group and with The Provident Companies, Inc., which merged with Unum Group. His duties prior to retirement included directing all aspects of the finance and actuarial responsibilities for the corporate and nine insurance subsidiary insurance companies of Unum Group. He previously held senior positions with PennCorp Dallas Operations, Southwestern Life Insurance Company, American Founders Insurance Company, Aegon USA and Horace Mann Life Insurance Company during his 35 years in the insurance industry. He is a Fellow of the Society of Actuaries. With respect to Mr. Greving's nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive experience with the management of companies in the life, health, disability and annuity lines of business and in particular with the actuarial, financial and investment disciplines.

Mary R. (Nina) Henderson, 68, joined our Board in August 2012. Ms. Henderson is the managing partner of Henderson Advisory, a consulting practice providing marketing perspective and business evaluation to investment management firms on consumer products. She was a corporate vice president of Bestfoods and president of Bestfoods Grocery. During her 30-year career with Bestfoods, and its predecessor company CPC International, Ms. Henderson held a wide variety of international and North American general management and executive marketing positions. Ms. Henderson has been a director of IWG plc (formerly Regus plc) since May 2014 and has been a director of Hikma Pharmaceuticals plc since October 2016. She previously served as a director of Walter Energy, Inc. (2013 – 2016), Del Monte Foods Company (2002 – 2011), The Equitable Companies (1996 – 2000), AXA Financial (2001 – 2011), Pactiv Corporation (2000 – 2010), Royal Dutch Shell plc and its predecessor The Shell Transport and Trading Company (2001 – 2009) and the Hunt Corporation (1991 – 2002). She is Vice Chair of the Board of Drexel University and a director of the Visiting Nurse Service of New York and the Foreign Policy Association. With respect to Ms. Henderson's nomination for re-election, the Board and the Governance and Nominating Committee considered her management leadership experience, consumer marketing background, and her experience as a director of companies in a variety of industries, including insurance.

Charles J. Jacklin, 64, joined our Board in May 2015. Mr. Jacklin has more than 30 years of finance and investment experience. He served as Chief Executive Officer and President of Mellon Capital Management Corporation from 2006 until March 2011 and then served as Chairman until his retirement at the end of 2012. Mr. Jacklin also held several other executive management positions in his 18 years with Mellon Capital Management including chief investment strategist, where he was responsible for investment strategies and research, and director of asset allocation strategies, where he was responsible for portfolio management in domestic, international and global asset allocation strategies. He has also taught finance and investment strategy for 10 years at the University of Chicago and Stanford University Schools of Business. With respect to Mr. Jacklin's nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive investment, investment risk management and finance experience.

Daniel R. Maurer, 62, joined our Board in May 2015. Mr. Maurer was a member of the senior management team at Intuit Inc. from 2006 until his retirement in 2014. In his most recent role at Intuit, he oversaw the Small Business Solutions Group (including QuickBooks payroll, DemandForce, and QuickBase), and previously led the TurboTax®, Mint, and Quicken brands. Mr. Maurer has extensive global consumer retail sales and marketing experience with over 20 years in executive management at Procter & Gamble ("P&G"), including 15 years internationally. As General Manager of Global Customer Development at P&G's headquarters, he was tasked with building an effective marketing strategy to achieve a competitive advantage with P&G's largest global customers including Wal-Mart, Costco, Ahold, Tessco, and Carrefour. Subsequent to his tenure at P&G, Mr. Maurer was Vice President of Strategy for Global Sales and US Business at Campbell's Soup. He has served since 2012 on the board of directors of Zagg Inc, which designs, produces and distributes mobile accessory solutions, and served as a director of Checkpoint Systems, Inc., which provides merchandise availability solutions for the retail industry, encompassing loss prevention and merchandise visibility, from January 2016 until the completion of the sale of the company in May 2016. Previously, Mr. Maurer served as a director of Iomega Corporation, a consumer technology company, from 2006 until its acquisition in 2008. With respect to Mr. Maurer's nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive experience in marketing and marketing strategy, including the use of digital marketing strategies to reach the middle market.

Neal C. Schneider, 74, joined our Board in September 2003. Mr. Schneider served from 2003 until 2010 as the non-executive chairman of the board of PMA Capital Corporation, whose subsidiaries provide insurance products, including workers' compensation and other commercial property and casualty lines of insurance, as well as fee-based services. He also served on the executive, audit and governance committees for PMA Capital. Until his retirement in 2000, Mr. Schneider spent 34 years with Arthur Andersen & Co., including service as partner in charge of the Worldwide Insurance Industry Practice and the North American Financial Service Practice. Between 2000 and 2002, he was an independent consultant and between 2002 and 2003, Mr. Schneider was a partner of Smart and Associates, LLP, a business advisory and accounting firm. With respect to Mr. Schneider's nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive knowledge and experience in accounting and financial matters, particularly with respect to insurance companies, and in corporate governance.

Frederick J. Sievert, 71, joined our Board in May 2011. Mr. Sievert is the retired President of New York Life Insurance Company, having served in that position from 2002 through 2007. Mr. Sievert shared responsibility for overall company management in the Office of the Chairman, from 2004 until his retirement in 2007. Mr. Sievert joined New York Life in 1992 as senior vice president and chief financial officer of the individual insurance businesses. In 1995 he was promoted to executive vice president and was elected to the New York Life board of directors in 1996. Prior to joining New York Life, Mr. Sievert was a senior vice president for Royal Maccabees Life Insurance Company, a subsidiary of the Royal Insurance Group of London, England. Mr. Sievert is a Fellow of the Society of Actuaries. He has been a director of Reinsurance Group of America, Incorporated since 2010. With respect to Mr. Sievert's nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive insurance, actuarial and executive management experience.

Voting for Directors; Required Vote

              The election of each director will be determined by the vote of the majority of the votes cast (where the number of votes cast "for" a director exceeds the number of votes cast "against" that director) by the holders of shares of common stock present in person, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting.

              In an uncontested election of directors at which a quorum is present, any incumbent director who fails to receive a majority of the votes cast (where the number of votes cast "for" a director exceeds the number of votes cast "against" that director) shall offer to tender his or her resignation to the Board. In such event, the Governance and Nominating Committee will consider the offer and make a recommendation to the Board whether to accept or reject the resignation or whether other action should be taken. The Board will publicly disclose its decision and rationale within 90 days from the certification of the election results.

Recommendation of our Board of Directors

              OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION TO THE BOARD OF EACH OF THE COMPANY'S DIRECTOR NOMINEES LISTED ABOVE.

 BOARD AND GOVERNANCE MATTERS

Board Committees

              Audit and Enterprise Risk Committee.    The Audit and Enterprise Risk Committee's functions, among others, are to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by the independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; provide oversight of the Company's internal audit department; review and monitor the Company's compliance with legal and regulatory requirements; discuss with management and the independent accountants our draft annual and quarterly financial statements and key accounting and/or reporting matters; and oversee management's processes for managing enterprise risk, including cyber security risk. The Audit and Enterprise Risk Committee itself does not prepare financial statements or perform audits and its members are not auditors or certifiers of the Company's financial statements. The Audit and Enterprise Risk Committee currently consists of Mr. Greving, Ms. Henderson, Mr. Jacklin and Mr. Schneider, with Mr. Greving serving as committee chair. Based on their experience, Mr. Greving and Mr. Schneider each qualify as an "audit committee financial expert," as defined under SEC rules promulgated under the Sarbanes-Oxley Act. All current members of the Audit and Enterprise Risk Committee are "independent" within the meaning of the regulations adopted by the SEC including Section 10A(m)(3) of the Securities Exchange Act of 1934 and the listing requirements adopted by the New York Stock Exchange regarding audit committee membership. The current members also satisfy the financial literacy qualifications of the New York Stock Exchange listing standards. The committee met on 11 occasions in 2018. The duties and responsibilities of the Audit and Enterprise Risk Committee are set forth in its charter, which is available in the Investor Relations section of our website at www.CNOinc.com.

              Governance and Nominating Committee.    The Governance and Nominating Committee is responsible for, among other things, establishing criteria for Board membership; considering, recommending and recruiting candidates to fill new positions on the Board; reviewing candidates recommended by shareholders; and considering questions of possible conflicts of interest involving Board members, executive officers and key employees. It is also responsible for developing principles of corporate governance and recommending them to the Board for its approval and adoption, and reviewing periodically these principles of corporate governance to insure that they remain relevant and are being complied with. The Governance and Nominating Committee currently consists of Ms. Brown, Mr. David, Mr. Schneider and Mr. Sievert, with Ms. Brown serving as committee chair. All current members of the Governance and Nominating Committee are "independent" within the meaning of the listing requirements adopted by the New York Stock Exchange regarding nominating committee membership. The committee held seven meetings during 2018. The duties and responsibilities of the Governance and Nominating Committee are set forth in its charter, which is available in the Investor Relations section of our website at www.CNOinc.com.

              Human Resources and Compensation Committee.    The Human Resources and Compensation Committee is responsible for, among other things, approving overall compensation philosophy and strategy; evaluating the performance of the chief executive officer and recommending to the Board the compensation of the chief executive officer; reviewing and approving on an annual basis the evaluation process and compensation structure for the Company's other executive officers as recommended by the chief executive officer; ensuring that appropriate programs and procedures are established to provide for the development, selection, retention and succession of officers and key personnel; and reviewing and administering our incentive compensation and equity award plans. The report of the Human Resources and Compensation Committee appears on page 49 of this Proxy Statement. The Human Resources and Compensation Committee currently consists of Mr. Sievert, Ms. Brown and Mr. David, with Mr. Sievert serving as committee chair. All current members of the Human Resources and Compensation Committee are "independent" within the meaning of the listing requirements adopted by the New York Stock Exchange regarding compensation committee membership and qualify as "non-employee" directors for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code. The committee met on eight occasions in 2018. The duties and responsibilities of the Human Resources and Compensation Committee are set forth in its charter, which is available in the Investor Relations section of our website at www.CNOinc.com.

              Investment Committee.    The Investment Committee is responsible for, among other things, reviewing investment policies, strategies and programs; reviewing the procedures which the Company utilizes in determining that funds are invested in accordance with policies and limits approved by it; and reviewing the quality and performance of our investment portfolios and the alignment of asset duration to liabilities. The Investment Committee currently consists of Mr. Jacklin, Mr. Bhojwani, Mr. Greving and Ms. Henderson, with Mr. Jacklin serving as committee chair. The committee met on four occasions in 2018. The duties and responsibilities of the Investment Committee are set forth in its charter, which is available in the Investor Relations section of our website at www.CNOinc.com.

              Executive Committee.    Subject to the requirements of applicable law, including our certificate of incorporation and bylaws, the Executive Committee is responsible for exercising, as necessary, the authority of the Board in the management of our business affairs during intervals between Board meetings. The Executive Committee currently consists of Mr. Maurer, Mr. Bhojwani and Mr. Greving, with Mr. Maurer serving as committee chair. The duties and responsibilities of the Executive Committee are set forth in its charter, which is available in the Investor Relations section of our website at www.CNOinc.com.

Director Compensation

              In general, the Board reviews the compensation of non-employee directors every other year, commencing with a study undertaken by the Governance and Nominating Committee ("Governance Committee"). The objective of this study, and the Board's subsequent review, is to provide fair and reasonable compensation in light of the demands and obligations placed upon directors, and also to align with director compensation at our peer companies. As one element of its compensation study in 2018, the Governance Committee considered data provided by the Board's independent compensation consultant. Prior to approval of the changes described below, Board compensation had not changed since 2015, either as to the amount or the structure of compensation.

              The following summarizes the elements of compensation approved and put in place as of May 2018 for our eight non-employee directors, and notes any changes both in compensation levels and compensation structure that was instituted at that time.

              With respect to our non-employee directors, base fees are paid 40% in cash and 60% in the stock of the Company. This remains unchanged from prior years. In May 2018, base compensation was increased by $20,000, which was consistent with market and peer trends that had increased since our previous consideration of this issue in 2015 and which was paid out on the 40%/60% basis. Cash fees are paid quarterly, in advance, and equity awards are granted annually, on the date of our Annual Meeting, and vest immediately. Following the change to base compensation made in May 2018, between cash payments of $96,000 and the value of the annual stock award ($144,000), the value of non-employee Board member base compensation currently is $240,000.

              No change was made as to additional compensation paid to Board members who chair a standing committee, although the Board revised the components of that compensation. (For example, the Chair of the Audit and Enterprise Risk Committee previously received a chair's fee of $30,000 and a member's fee of $15,000, but now receives a single fee of $45,000 per year.) Since 2015 and currently, the Chairs of Board committees receive the following additional annual cash fees: Audit and Enterprise Risk, $45,000; Human Resources and Compensation, $30,000; Investment, $20,000; Governance, $20,000.

              The members of all Board committees, other than the respective chairs, also now receive additional cash compensation for their service. This committee member compensation remains unchanged from 2015 for Audit and Enterprise Risk ($15,000 per year) and Human Resources and Compensation ($10,000 per year). Prior to May 2018, members of the Investment and Governance Committees, other than the respective chairs, did not receive additional compensation for service on those committees. In light of the increasingly complex and time-consuming work within the purview of those committees, the Board determined that, effective May 8, 2018, those committee members would receive a $5,000 additional annual cash fee.

              With respect to additional annual compensation for service as the Chair of our Board, in May 2018 the Board substantially changed the formula by which the Chair's compensation is calculated. Previously, the Chair had received additional compensation equal to two times the base fee paid to non-employee directors; in 2017, that formula resulted in additional compensation of $220,000 (also paid out 40% in cash and 60% in stock) over and above the base fee paid to directors. In May 2018, the Board eliminated the multiplier formula and decreased the Board Chair's additional annual compensation to a flat fee of $160,000, to be paid out on the same 40%/60% basis. In addition, the Board eliminated the payment of any additional fees to the Chair for service on a Board committee, and clarified that the Chair of the Board is an ex officio member of each committee. Thus, over and above the base compensation paid to non-employee directors, the Board Chair currently is entitled to an additional cash retainer of $64,000 and an additional annual equity award of $96,000.

              Directors are reimbursed for out-of-pocket expenses, including first-class airfare, incurred in connection with their responsibilities as Board members.

              The compensation earned or paid in 2018 to our non-employee directors is summarized in the table below:

DIRECTOR COMPENSATION IN 2018

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Ellyn L. Brown(3)	$130,165	$144,004	$274,169
Stephen N. David(4)	109,643	144,004	253,647
Robert C. Greving(5)	144,643	144,004	288,647
Mary R. (Nina) Henderson(6)	114,643	144,004	258,647
Charles J. Jacklin(7)	130,165	144,004	274,169
Daniel R. Maurer(8)	153,819	240,001	393,820
Neal C. Schneider(9)	124,049	144,004	268,053
Frederick J. Sievert(10)	139,643	144,004	283,647

(1)
This column represents the amount of cash compensation earned or paid in 2018 for Board service, for service as non-executive Board Chair, for service on the Audit and Enterprise Risk Committee, the Human Resources and Compensation Committee, the Governance Committee, the Investment Committee and for chairing a committee, as applicable.

(2)
The amounts in this column are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718") and represent the grant date fair values for shares of common stock awarded. On May 10, 2018, Mr. Maurer received an award of 11,893 restricted share units and each of the other directors listed received an award of 7,136 restricted share units. These restricted share units vested immediately upon grant. Each restricted share unit entitles the director to receive one share of Common Stock. As described on page 5 of this Proxy Statement, several directors elected to defer receipt of the Common Stock pursuant to the Company's Board of Directors Deferred Compensation Plan.

(3)
In addition to the base compensation paid to all non-employee directors, Ms. Brown received cash fees of (i) $20,000 for chairing the Governance Committee and (ii) $10,000 for serving as a member of the Human Resources and Compensation Committee.

(4)
In addition to the base compensation paid to all non-employee directors, Mr. David received cash fees of (i) $10,000 for serving as a member of the Human Resources and Compensation Committee and (ii) $5,000 (prorated from May 2018) for serving as a member of the Governance Committee.

(5)
In addition to the base compensation paid to all non-employee directors, Mr. Greving received cash fees of (i) $45,000 for chairing the Audit and Enterprise Risk Committee and (ii) $5,000 (prorated from May 2018) for serving as a member of the Investment Committee. He also served as a member of the Executive Committee, for which he received no additional compensation.

(6)
In addition to the base compensation paid to all non-employee directors, Ms. Henderson received cash fees of (i) $15,000 for serving as a member of the Audit and Enterprise Risk Committee and (ii) $5,000 (prorated from May 2018) for serving as a member of the Investment Committee.

(7)
In addition to the base compensation paid to all non-employee directors, Mr. Jacklin received cash fees of (i) $20,000 for chairing the Investment Committee and (ii) $15,000 for serving as a member of the Audit and Enterprise Risk Committee.

(8)
Mr. Maurer was elected Board Chair on May 9, 2018, succeeding Mr. Schneider who served as Chair in 2018 until that date. In addition to the base compensation paid to all non-employee directors, he received $160,000 for serving as Chair, which was paid out 40% in cash (prorated from May 9, 2018) and 60% in stock. Prior to that date, Mr. Maurer was a member of the Governance Committee, for which he received no additional compensation, and the Human Resources and Compensation Committee, for which he received an additional cash fee of $10,000 (prorated through May 9, 2018). Mr. Maurer has chaired the Executive Committee since May 9, 2018, for which he received no additional compensation.

(9)
Mr. Schneider served as Board Chair in 2018 until May 9, 2018 when Mr. Maurer was elected Board Chair. In addition to the base compensation paid to all non-employee directors, Mr. Schneider received a fee of $220,000 through May 9, 2018 for serving as Chair. The cash portion (40%) of that additional fee was prorated through May 9, 2018. The stock portion of that additional fee was paid in 2017, and Mr. Schneider did not receive a stock award in 2018 for his service as Chair. Mr. Schneider also received cash fees of (i) $15,000 for serving as a member of the Audit and Enterprise Risk Committee and (ii) $5,000 (prorated from May 2018) for serving as a member of the Governance Committee. Mr. Schneider chaired the Executive Committee in 2018 until May 9, 2018, for which he received no additional compensation.

(10)
In addition to the base compensation paid to all non-employee directors, Mr. Sievert received cash fees of (i) $30,000 for chairing the Human Resources and Compensation Committee and (ii) $5,000 (prorated from May 2018) for serving as a member of the Governance Committee.

Board Leadership Structure

              CNO has a non-executive, independent director, who serves as Chair of the Board. Mr. Maurer was elected Board Chair on May 9, 2018, succeeding Mr. Schneider who served as Chair in 2018 until that date. The Board believes that its leadership structure, with a non-executive Chair position separate from the chief executive officer, provides appropriate, independent oversight of management and the Company. The non-executive Chair of the Board (1) presides at all meetings of the Board and shareholders; (2) presides during regularly held sessions with only the independent directors; (3) encourages and facilitates active participation of all directors; (4) develops the calendar of and agendas for Board meetings in consultation with the chief executive officer and other members of the Board; (5) determines, in consultation with the chief executive officer, the information that should be provided to the Board in advance of the meeting; (6) unless otherwise determined by the Board, meets with each director to evaluate the Board and Board committees and reports this evaluation to the Governance and Nominating Committee; (7) participates as requested in meetings with shareholders; (8) receives, through the Corporate Secretary, communications from shareholders wishing to communicate with the Board; and (9) performs any other duties requested by the other members of the Board.

              As discussed below, each member of our Board is independent other than Mr. Bhojwani, our chief executive officer. As CEO, Mr. Bhojwani, subject to the direction of the Board, is in charge of the business and affairs of CNO and is our chief policy making officer. Our Board and its committees play an active role in overseeing the Company's business. The directors bring a broad range of leadership, business and professional experience to the Board and actively participate in Board discussions. The Board believes that having a non-executive Chair and a Board comprised almost entirely of independent, non-employee directors best serves the interests of our shareholders and the Company.

Board Meetings and Attendance

              During 2018, the Board met on 12 occasions. Each director attended at least 75% of the aggregate meetings of the Board and Board committees on which he or she served. The independent directors regularly meet in executive session without the chief executive officer or any other member of management. The non-executive Chair presides at such executive sessions.

              In addition, CNO has a policy that all directors attend the annual meeting of shareholders. All of our directors except Ms. Henderson attended the annual meeting of shareholders held in 2018. Ms. Henderson was unable to attend the annual meeting due to a conflicting business commitment established prior to the setting of our annual meeting date.

Director Independence

              The Board annually determines the independence of directors based on a review by the directors. Although the Board has not adopted categorical standards of materiality for independence purposes, no director is considered independent unless the Board has determined that he or she has no material relationship with CNO, either directly or as an officer, shareholder or partner of an organization that has a material relationship with CNO. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board considers the Company's Corporate Governance Guidelines, the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange in making its determination regarding independence and the materiality of any relationships with CNO. The Board has determined that all current directors other than Mr. Bhojwani are independent.

Board's Role in Risk Oversight

              Enterprise risk management is integral to our business. The Board is responsible for overseeing the Company's risk profile and management's processes for managing risk. The oversight of certain risks, including those relating to the Company's capital structure and capital management, is done by the full Board. The Board has delegated primary responsibility for many aspects of the Board's risk oversight to the Audit and Enterprise Risk Committee. The Audit and Enterprise Risk Committee receives reports at its meetings and oversees management's processes for managing enterprise risk, including the risk management process associated with financial controls, insurance reserves, legal, regulatory and compliance risks, and the overall risk management structure, process and function. Other Board committees oversee risk management related to specific functions. The Investment Committee oversees investment and asset-liability management risk. The Human Resources and Compensation Committee oversees risks associated with our compensation programs so that incentives are not provided for inappropriate risk taking, as further discussed below.

              Our leadership strongly supports an active and engaged risk management process. CNO has established an enterprise risk management committee comprised of senior management from business units and functions throughout the Company. This enterprise risk management committee meets at least once each quarter and is chaired by the chief financial officer. CNO also has an investment and asset-liability management committee comprised of senior management from various functions and the presidents of each business segment. This committee meets at least once each quarter and is chaired by the chief investment officer. The Company has a senior vice president who is responsible for the coordination of enterprise risk management activities. Reports on different aspects of the Company's enterprise risk management are provided to the Board, to the Audit and Enterprise Risk Committee, to the Investment Committee and to other Board committees, as appropriate, on a regular basis.

              As part of its risk oversight responsibilities, the Board and its committees review policies and processes that senior management uses to manage the Company's risk exposure. In doing so, the Board and its committees review the Company's risk appetite statement, overall risk function and senior management's establishment of appropriate systems and processes for managing insurance risk, interest rate and asset-liability management risk, credit and counterparty risk, liquidity risk, operational risk and reputational risk.

Relationship of Compensation Policies and Practices to Risk Management

              The Human Resources and Compensation Committee has reviewed our compensation programs and believes that they carefully and appropriately balance risks and rewards and do not incentivize inappropriate risk taking. Our incentive plans include multiple performance measures, most of which are financial in nature, and are designed to hold employees accountable for sustained improvement in the core operating performance of the Company and to minimize the potential for any single indicator of performance to have an undue influence. We structure our pay to include both fixed and variable compensation and our variable compensation is capped at no more than two times the target opportunities, thus mitigating the risk of excessive rewards for temporary, unsustainable results. In addition, our officers' equity-based compensation aligns our officers' interests with those of shareholders. The multiple year vesting of such awards serves as a retention tool and mitigates the risk that executives can reap excessive rewards from temporary stock price increases. In addition, our executives are subject to stock ownership guidelines, requiring minimum stock holdings for the duration of the executives' employment, which encourage our executives to focus on sustaining long-term performance rather than maximizing performance in any single year. Further, our Annual Cash Incentive/Pay for Performance and Long-Term Incentive Plans have clawback provisions that include recapture rights of any incentive amount paid or vested in the event that the Committee determines that the achievement of performance goals was based on incorrect data, errors, omissions or fraud. See the "Compensation Discussion and Analysis" for more information.

Approval of Related Party Transactions

              Under the Company's written policy, transactions and agreements with a Related Person (defined to include directors, director nominees and executive officers or members of their immediate families, or shareholders owning five percent or more of the Company's outstanding stock) that meet the minimum threshold for disclosure in the proxy statement under applicable SEC rules (generally transactions involving amounts of $120,000 or more in which a Related Person has a direct or indirect material interest) are required to be approved by the Board or by the Governance and Nominating Committee (or other designated committee comprised exclusively of independent directors). In considering whether to approve the transaction or agreement, the Board or committee will consider all relevant factors including the business reason for the transaction, available alternatives on comparable terms, actual or apparent conflicts of interest and the overall fairness of the transaction or agreement to the Company.

              A Related Person is required to report, in a timely manner, either to the chair of the Board or the chair of the Governance and Nominating Committee, any proposed transaction or agreement that could be considered a Related Person transaction or agreement. The two chairs will jointly determine if the proposed transaction or agreement should be considered by the Board or a Board committee, and whether any director should be recused from participating in that consideration because of conflict. The Board or Board committee will consider whether to approve the proposed transaction or agreement, taking into account the facts and circumstances enumerated above, in a timely manner. If such proposed transaction or agreement is not approved in advance, the Board or Board committee will take action in the manner described above as soon as practicable after it becomes aware of the transaction or agreement. There were no transactions or agreements involving the Company and a Related Person in 2018 or to date in 2019.

              Various Company policies and procedures, including the Code of Conduct and the annual questionnaires that are completed by all Company directors, officers and employees, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules. Any Related Person transactions or agreements that are identified under these additional policies and procedures are to be considered under the process described above.

Code of Conduct

              We have adopted a Code of Conduct that applies to all officers, directors and employees regarding their obligations in the conduct of the Company's affairs. During 2018, the Company performed a comprehensive review of its Code of Business Conduct and Ethics, and adopted a revised Code of Conduct in February 2019. A copy of our current Code of Conduct is available under Corporate Governance in the Investor Relations section of our website at www.CNOinc.com. Within the time period specified, and to the extent required, by the SEC and the New York Stock Exchange, we will post on our website any amendment to our Code of Conduct and any waiver applicable to our principal executive officer, principal financial officer or principal accounting officer (there have been no such waivers).

Corporate Governance Guidelines

              CNO is committed to best practices in corporate governance. The Board, upon the recommendation of the Governance and Nominating Committee, has adopted a set of Corporate Governance Guidelines covering a number of significant matters, including director responsibilities, independence, selection and review. These guidelines are reviewed by the Governance and Nominating Committee and the Board and updated periodically to reflect the Board's view of current best practices. A copy of the CNO Corporate Governance Guidelines is available under Corporate Governance in the Investor Relations section of our website at www.CNOinc.com.

Director Stock Ownership Guidelines

              The Board has adopted guidelines regarding ownership of CNO common stock by the directors. The amounts set forth in these guidelines provide for each director to own shares of common stock with a value of at least five times his or her annual base cash compensation. Directors are given five years from the date of their initial election to reach that level of ownership. Based on the current base cash compensation for directors of $96,000 per year, the ownership guidelines call for each director to own shares with a value of at least $480,000. As of March 12, 2019, all directors who have served on the Board for at least five years met these stock ownership guidelines, and each of the other directors met, or was on track to meet, these guidelines.

Talent Management and Succession Planning

              The Board is actively involved with the Company's talent management process. At least annually, the Board in coordination with the Human Resources and Compensation Committee, reviews the Company's leadership team, which includes a detailed discussion of the succession plans for the chief executive officer and other members of executive management. In addition, the Board regularly discusses the Company's plans for talent development, with a focus on high potential individuals who are in the position to make the most significant contributions to the Company and to serve as its future leaders.

Communications with Directors

              Shareholders and other interested parties wishing to communicate directly with the Board or any one or more individual members (including the Chair of the Board or the non-management directors as a group) are welcome to do so by writing to the CNO Corporate Secretary, 11825 North Pennsylvania Street, Carmel, Indiana, 46032. The Corporate Secretary will forward any communications to the director or directors specified by the shareholder or other interested party.

Compensation Committee Interlocks and Insider Participation

              Ms. Brown, Mr. David, Mr. Sievert and Mr. Maurer served on the Human Resources and Compensation Committee throughout 2018. Mr. Maurer served on the committee until May 2018. None of the members of the Human Resources and Compensation Committee during 2018 is or has been one of our officers or employees. None of our executive officers serves, or served during 2018, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Human Resources and Compensation Committee.

Copies of Corporate Documents

              In addition to being available under Corporate Governance in the Investor Relations section of our website at www.CNOinc.com, we will provide to any person, without charge, a printed copy of our committee charters, Code of Conduct and Corporate Governance Guidelines upon request being made to CNO Investor

Relations, 11825 N. Pennsylvania Street, Carmel, Indiana 46032; or by telephone: (317) 817-2893 or email: ir@CNOinc.com.

Corporate Social Responsibility

              Social responsibility is at the core of CNO's culture. Our products help millions of middle-income Americans gain access to financial protection to help them build more secure futures for themselves and their families. We realize that our success is intimately connected to the well-being of our customers, associates, neighbors and to the manner in which we conduct our business.

              In recognition of the increased importance that investors now place on environmental, social and governance ("ESG") matters, we have formed a management committee comprised of senior management and other leaders to formulate and drive the execution of the Company's social responsibility and sustainability strategy. The Board will review that committee's efforts and accomplishments on a regular basis.

              Our approach, is focused on four key areas:

              Community Development and Philanthropy. CNO supports our communities, our associates and our customers through nonprofit organizations that address the health and financial wellness of middle-income Americans. From our executive leadership group to our individual associates, CNO is committed to making service in our communities a vital element of our corporate culture. In 2018, the value of all of our philanthropic efforts, which were aimed at the neighborhoods in which we live and work, totaled more than $2.4 million. Our Company, our associates and our insurance producers donated more than $2.2 million to our partner organizations, which include the American Cancer Society, the Alzheimer's Association and various scholarship programs, and we raised an additional $200,000 was raised through our associates' participation in community fundraising. Our associates also contributed more than 11,200 hours to volunteer service in 2018, including donating time to our CNO Afternoon of Service projects in Indianapolis, Chicago and Philadelphia.

              Employee Well-being. Our associates' well-being is a key priority for the Company. We offer our employees a workplace that encourages diversity, fosters collaboration, values integrity and encourages professional growth. Corporate accomplishments in 2018 include new diversity and inclusion initiatives, an expanded incentive compensation program, one-time stock grants provided to all employees and the introduction of an employee stock purchase plan. In 2018 we were named to the Forbes Magazine World's Best Employers list and were recognized by the National Business Group on Health as having one of the top workforce well-being programs in the nation.

              CNO also provides its employees with wellness services including onsite clinics at each of its three primary locations. Preventive care visits, various medications and routine lab services generally are offered at no charge, as are health coaching, tobacco cessation programs and biometric screening services. In addition, the Company offers its associates wellness time off, wellness financial incentives and physical activity programs.

              Ethics and Governance. CNO maintains the highest standards for ethics, fairness and personal responsibility, and promotes a culture of honesty, integrity and transparency. These standards apply to the Board of Directors and to each individual employee. We manage our business with the goal of delivering protection and service to our customers and long-term value to all of our stakeholders.

              Environmental Responsibility and Enterprise Risk Management. Our commitment to operating responsibly includes aligning our ESG efforts with our broader business priorities. These initiatives include developing best-in-class cyber security protocols as well as exploring additional opportunities to reduce our environmental footprint and improve efficiencies.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

              This Compensation Discussion and Analysis ("CD&A") describes the Company's executive compensation program and explains how the Human Resources and Compensation Committee (the "Board Compensation Committee") made compensation decisions for the following Named Executive Officers (the "NEOs") in 2018:

Named Executive Officer	Position with the Company in 2018
Gary C. Bhojwani	Chief Executive Officer
Erik M. Helding	Chief Financial Officer
Bruce K. Baude	Chief Operations & Technology Officer
Eric R. Johnson	Chief Investment Officer
Matthew J. Zimpfer	General Counsel

EXECUTIVE SUMMARY

Our Business

              CNO Financial Group, Inc. ("CNO") is a Fortune 1000 company, with $4.3 billion in total revenues for the year ending December 31, 2018. CNO provides health and life insurance, as well as retirement solutions, to middle-income Americans through our family of insurance brands: Bankers Life, Colonial Penn and Washington National.

              Our vision is to be the leader in meeting the needs of middle-income Americans for financial security and readiness for the life of their retirement. Our strategic plan is focused on top- and bottom-line growth while delivering long-term value for all of our stakeholders. We continue to serve the middle-income market through a diverse set of distribution channels and products. We will grow the franchise by introducing new products and services and expanding to attract younger and slightly more affluent customers who can also benefit from our product solutions. Due in large part to our strategic accomplishments in 2018, management and the Board are confident that we are taking the right steps to continue to drive profitable growth with an improved risk, earnings and return on equity ("ROE") profile.

2018 Business Highlights

              In 2018, CNO delivered solid underlying financial results and made significant progress against our strategic objectives. We generated strong production results in nearly every business line, grew our asset accumulation business, accelerated new product introductions, and increased operating earnings. Compared to the prior year, first year collected premiums were up 8%, total collected premiums were up 3%, and new annualized premium ("NAP") for life and health products was flat.

              On September 27, 2018, we completed a transformative long-term care risk-reduction transaction in which Bankers Life ceded all of its legacy (prior to 2003) comprehensive and nursing home long-term care policies to Wilton Reassurance Company through 100% indemnity coinsurance (the "LTC Reinsurance Transaction"). By completing this transaction, we achieved our stated objective to reduce our exposure to the most volatile portion of our long-term care business. In doing so, we have materially reduced the possibility of the need to incur a future reserve strengthening charge. Bankers Life paid a ceding commission of $825 million, which was funded through excess capital held in the insurance subsidiaries and the holding company. While this loss is material, the transaction significantly improves the Company's risk profile, long-term earnings growth prospects, and ROE.

              For 2018, CNO reported a net loss of $315 million, or $1.90 per diluted share, which compares to net income of $175.6 million, or $1.02 per diluted share in 2017. The 2018 results reflect a loss of $661 million, or $4.00 per diluted share, related to the LTC Reinsurance Transaction. The 2018 results also were unfavorably impacted by financial market volatility. The 2017 results include the one-time unfavorable impact of $172.5 million related to the federal Tax Cuts and Jobs Act ("Tax Reform") which was enacted in December 2017. Net operating income per share(1) in 2018 was $1.83, a 5% increase from 2017 net operating income per share(1) of $1.75.

Capital Management

              CNO remains committed to the deployment of 100% of our excess capital to its highest and best use. During 2018, the Company generated $259 million in free cash flow, spent $100.9 million on share repurchases, paid $64.8 million in common stock dividends, and used the balance to fund the ceding commission relating to the LTC Reinsurance Transaction.

              Since 2011, we have spent $2.1 billion to repurchase our common stock and have $284.6 million remaining on our current authorization to repurchase shares. Operating ROE excluding significant items(1), was 10.3% in 2018, which compares to 8.8% in 2017.

              We maintained a strong balance sheet with unrestricted cash and investments held by the holding company of $220 million at December 31, 2018 and an estimated consolidated risk-based capital ratio of 393%. Book value per diluted share, excluding accumulated other comprehensive income (loss)(1), decreased to $19.52 at the end of 2018 from $21.43 at the end of 2017, which reflected the impact of the LTC Reinsurance Transaction. Our debt-to-total-capital ratio at the end of 2018, excluding accumulated other comprehensive income, was 22.3%.

Management Highlights

              On January 1, 2018, Gary C. Bhojwani was promoted to the position of Chief Executive Officer, having served as President since he joined the Company in April 2016. Mr. Bhojwani's appointment was the result of the Board's ongoing succession planning process. On January 1, 2018, the Board increased Mr. Bhojwani's annual base salary to $1,000,000 and increased his target annual bonus to 150% of his annual base salary. In addition, upon assuming the role of EO, Mr. Bhojwani was awarded a one-time promotional grant of 82,110 restricted stock units with a grant date fair value of $1.9 million, that will vest in equal installments in March 2020 and March 2021. The Committee is of the view that this stock grant was reasonable relative to market standards. All of these elements of Mr. Bhojwani's 2018 compensation were disclosed in last year's proxy.

CEO Compensation Philosophy

              Consistent with our pay for performance philosophy, whereby a significant portion of our executive officers' compensation varies with operating and share price performance, the Committee designed the majority of Mr. Bhojwani's annual and long-term incentives to be performance-based, that is, "Pay-at-Risk." In 2018, 83% of Mr. Bhojwani's target total compensation was at risk.

1.
Net operating income per share; operating ROE, excluding significant items; book value per diluted share, excluding accumulated other comprehensive income (loss); and debt-to-total capital ratio, excluding accumulated other comprehensive income, are non-GAAP financial measures. See "Information Related to Non-GAAP Measures" on page 73 for a description of these measures and a reconciliation to the corresponding GAAP measure.

              The table below reflects the total direct compensation for Mr. Bhojwani. Further detail about these compensation components can be found on pages 24-25.

2018 CEO Total Direct Compensation (including one-time promotion grant)

Named Executive Officer	Type of Compensation	Base Salary	Target Total Annual Cash(1)	Stock Option Value(2)(3)	P-Share Value(2)	RSU Value(2)	Total LTI Value(2)	Target TDC(4)

Gary C. Bhojwani (2017)	Regular Annual	$750,000	$1,687,500	$274,363	$687,277	$292,523	$1,254,164	$2,941,664
% of total		25%	57%	9%	23%	10%	43%	100%
Gary C. Bhojwani (2018)	Regular Annual	$1,000,000	$2,500,000	$633,319	$1,773,364	$977,060	$3,383,743	$5,883,743
% of total		17%	25%	11%	30%	17%	58%	100%
Gary C. Bhojwani (2018)	Promotion Grant					$1,915,626		$1,915,626

						$2,892,686		$7,799,369

1
Annual incentive expressed as Target levels as of award date; value of equity expressed as grant date fair value.

2
Represents stock option, performance share and restricted share aggregate grant date fair values granted in 2017 and 2018; actual value realized will depend on stock price and achievement of performance metrics at time of vesting. Valuation methodology is discussed later in this proxy statement.

3
The amounts shown for the stock option grants reflect the grant date fair value in accordance with FASB ASC 718. See the explanation in the Impact of Tax and Accounting on Compensation section.

4
Target TDC includes Target TAC and the Total LTI Value provided at the time of the annual grant.

              In determining target total direct compensation for our Chief Executive Officer, the Committee reviewed strategic business goals, peer group data, proprietary and publicly available compensation surveys and data, his experience, level of responsibility, individual job performance to date, contributions to corporate performance, job tenure and future potential. In doing so, the Committee confirmed that a regular target total direct compensation opportunity of $5.9 million for the Chief Executive Officer is at a market-competitive level.

              In order to further align the interests of the CEO with those of the Company and its shareholders, Mr. Bhojwani is subject to the Company's stock ownership guidelines, which specify CEO ownership of Company securities having a value of five times his base salary. Mr. Bhojwani is in full compliance with this requirement. His performance-based compensation also is subject to the Company's clawback policy, which enables the Company to recoup amounts of incentive compensation paid based on achievement of performance goals determined to be based on incorrect data, errors, omissions, or fraud.

2018 Shareholder Outreach

              Prior to 2018, our shareholder advisory vote to approve executive compensation had consistently exceeded 95%. In 2018, it passed with 53.9% support. This decline signaled to the Board and management that additional shareholder outreach was needed in order to discuss our executive compensation decisions. Throughout the fall of 2018, a team consisting of members of the Board and senior management conducted an extensive shareholder outreach effort to gain a better understanding of our investors' perspectives and to obtain feedback on our governance and compensation practices. This effort consisted of the following:

  •
  Each of our top 30 investors, representing 74% of our outstanding shares, were contacted.

  •
  Nine of these investors, representing 37% of our outstanding shares, accepted our invitation for engagement, and calls were held with each of those investors.

  •
  Another five investors, representing 7% of outstanding shares, responded that they did not wish to engage at that time and declined our offer to speak with Board members and management.

  •
  We received no response from the other 16 of our top 30 shareholders that we contacted.

  •
  Calls also were held with the research teams at proxy advisory firms Institutional Shareholder Services Inc. and Glass, Lewis & Co., during which our investor feedback was shared and discussed.

              These calls were led by our Chair, with participation from the Board and management to ensure access to key participants in the executive compensation planning process and other decision-making. These other participants included the Chair of the Board Compensation Committee, and involvement of the Chief Financial Officer, Chief Human Resources Officer, Corporate Secretary, Vice President of Total Rewards, and Vice President of Investor Relations.

              During these calls, Board members and management responded to questions and discussed our executive compensation programs, corporate governance practices, sustainability efforts and other topics of interest to our shareholders. Overall, shareholders told us that they appreciated the opportunity to engage, particularly with our directors, and our willingness to consider their input into our decision-making process. They generally spoke favorably about our governance practices and approach and provided constructive feedback and important insights on various aspects of our executive compensation programs and disclosure. All feedback received was shared and discussed with the Board. We found the shareholder engagement process to be highly valuable and intend to proactively seek and consider such input on an ongoing basis.

              A number of common themes emerged in these conversations. The following table summarizes the consensus feedback that we received and the Board's actions in response to this shareholder input.

What We Heard	What We Did in Response	Intended Outcome

2017 Payment to Retiring CEO: Explain rationale for and process by which any one-time awards or payments are determined.	Provided disclosure and context, including contractual obligations, if any, regarding any one-time or unusual awards to NEOs.	Demonstrated:

•

The Company's understanding that it is critically important that as an element of any one-time or unusual awards, more robust disclosure be made as to the rationale, context, performance objectives, if relevant, and other applicable terms.

Annual Incentive: Disclose target-setting process and rationale, opportunity-setting process and rationale, and effect of any unusual or infrequent items.	Substantially revised and expanded our disclosures regarding the Annual Incentive:

•

Described the thoughtful, deliberate process employed to set targets and opportunity levels and to evaluate performance and to determine payout levels.

•

Discussed treatment of unusual or infrequent items and their effect on determination of goal achievement.

Demonstrated:

•

Rigor of the goals set by the Board Compensation Committee.

•

Thoroughness of the goal-setting process.

•

Challenging level of achievement necessary before any payout is earned.

•

Objective nature of handling of one-time events.

Long-Term Incentive: Disclose threshold and maximum performance levels and disclose rationale for TSR target level.	Added disclosure of threshold and maximum performance levels for relative TSR and Operating ROE metrics related to the Performance Shares for in-cycle grants.	Communicated: • Nature of payout curve for levels of long-term performance. • Reasoning underlying the target, threshold and maximum levels set by the Board Compensation Committee.

Peer Group: Review congruence and suitability of peer group companies and enhance disclosure of process of peer group selection.	Revised and expanded disclosure regarding the Annual Incentive peer group adopted for 2018 compensation decisions.

•

Augmented description of criteria used to develop peer group.

•

Added such information to enable evaluation of the Company relative to the peer group.

•

Noted intention to revise 2019 Annual Incentive peer group.

Demonstrated: • Appropriate process in developing peer group that serves as an appropriate benchmark.

Disclosure: Enhance disclosure of linkage between strategy and performance metrics.	Enhanced description of rationale for use of specific metrics in the annual and long-term incentive plans and their connection to strategic goals.	Communicated: • Means by which the executive compensation program is designed to motivate and incentivize achievement of performance metrics that drive growth and long-term shareholder value creation.

Proxy Access: Adopt proxy access bylaws.	The Board adopted proxy access bylaw amendments in February 2019, which provide the right for shareholders to include nominees for election to the Board in our proxy materials, subject to market standard limitations and stock holding, informational and other requirements.	Demonstrated: • The Company's willingness to give shareholders direct access to the Board election process. • Our commitment to best practices in corporate governance.

Corporate Responsibility: Provide disclosure regarding Company's Corporate Responsibility and Environmental, Social and Governance ("ESG") efforts.	Added disclosure as to the manner in which the Company currently handles matters of corporate social responsibility, sustainability and other ESG issues.	Communicate: • The Company takes these issues seriously and is addressing these risks and opportunities through an organized, coordinated structure with Board oversight.

2018 Key Compensation Items

              Our compensation programs are designed to attract, retain and motivate the executives who lead our Company. The Committee has established programs and practices that align management's interests with those of the Company's shareholders, and thus help drive the creation of long-term shareholder value. We believe that our compensation program supports our belief in pay-for-performance by providing a significant amount of compensation in the form of equity, by balancing both short- and long-term incentives that are tied to Company performance, and by delivering both fixed and Pay-at-Risk compensation in appropriate measure to retain and motivate our leaders, all of which are tied to our business results and market practices.

              Our executive compensation program consists of three primary components. Summarized below are the highlights of the key decisions and actions taken regarding the compensation of our NEOs in 2018. These actions were approved by the Board Compensation Committee with advice from Aon Consulting, the independent compensation consultant to the Committee, and are consistent with our stated compensation philosophy.

Base Salary

  •
  Base salary is the only fixed component of executive compensation. It comprises the smallest percentage of total executive compensation.

  •
  As a matter of Board Compensation Committee policy and practice, there is no expectation that senior executives will receive annual base salary increases. During 2018, however, in order to remain competitive with industry peer companies, each of our NEOs with the exception of Mr. Bhojwani received merit base salary increases, that ranged from 3% to 13%.

  •
  Concurrent with his promotion to CEO, Mr. Bhojwani's salary was increased from $750,000 to $1,000,000 on January 1, 2018.

Annual Cash Incentive

  •
  Our annual incentive plan, the Pay for Performance or "Annual Cash Incentive/P4P" plan, is designed to focus on and reward achievement of annual performance goals. It is the broadest of our management incentive programs, covering our NEOs and approximately 1,970 other employees.

  •
  This program was expanded by 1,370 employees in 2018. The expansion was made in response to the expected future benefits from federal tax reform, and to broaden the base of employees eligible for performance-based incentives. The Company is of the view that we benefit by further aligning the interests of a broader base of employees to the Company's long-term success.

  •
  These additional employees were added to the Annual Cash Incentive / P4P plan at an incremental cost of approximately $3 million.

  •
  All participants in the Annual Cash Incentive / P4P plan, including our NEOs, are assigned target incentive opportunities expressed as a percentage of base salary.

  •
  The 2018 target bonus opportunities were increased for Messrs. Bhojwani, Helding and Zimpfer. Mr. Bhojwani's target bonus increase was based on his new role and attendant increased responsibilities. Messrs. Helding's and Zimpfer's target bonus opportunities were increased to align them with internal and external peers.

  •
  The Annual Cash Incentive / P4P target metrics and weightings did not change from 2017 except that an additional metric was included for Mr. Johnson.

  •
  Payouts ranged from 89% to 121% of target for our NEOs excluding our CEO, and 89% for our CEO

  •
  In calculating the Annual Cash Incentive / P4P payouts based on 2018 performance, the Committee excluded the impacts of the LTC Reinsurance Transaction as it had not been considered in setting the 2018 operating plan or the Annual Cash Incentive / P4P targets. Additional information on this matter may be found on page 40.

Long-Term Equity Incentive Compensation ("LTI")

  •
  We believe that Pay-at-Risk equity compensation aligns our NEOs to shareholder interests and helps to drive long-term shareholder value creation, while also facilitating the retention of key executive talent.

  •
  Annual equity awards are delivered in the form of Performance Shares ("P-shares"), stock options and restricted stock units ("RSUs") that are earned and vested over a three-year performance period.

  •
  The P-share allocation of the long-term equity incentive mix remained the same as in 2017, at 50%. The mix of RSU and stock option grant shifted in 2018 in that RSUs were increased from 25% to 30% of the total awards, and the mix of stock option grants was decreased from 25% to 20%.

  •
  There was no change to the LTI target metrics and weightings.

  •
  For the 2016-2018 P-share performance period, the total P-share payout was 81%. There was a 161% payout for the P-shares that was based on Operating ROE and no payout for those based on relative TSR.

  •
  As noted above, Mr. Bhojwani received a one-time RSU grant at the time of his promotion to CEO.

  •
  Mr. Zimpfer received a one-time RSU grant for retention purposes, and an additional one-time RSU grant to recognize the key that role he played in managing and finalizing the LTC Reinsurance Transaction.

              The table below reflects the total 2018 compensation package delivered to our NEOs.

Regular NEO Compensation Delivered in 2018

Named Executive Officer	January 1, 2018 Base Salary	December 31, 2018 Base Salary	% Change During 2018	2018 Annual Cash Incentive (P4P)	2018 Annual LTI Grant(1)
Gary C. Bhojwani(2)	$1,000,000	$1,000,000	0.0%	$1,338,333	$3,383,743
Erik M. Helding	$400,000	$450,000	12.5%	$380,968	$696,874
Bruce K. Baude	$600,000	$618,000	3.0%	$553,521	$696,874
Eric R. Johnson	$500,000	$525,000	5.0%	$631,893	$696,874
Matthew J. Zimpfer(3)	$500,000	$550,000	10.0%	$470,671	$796,316

  (1)
  Expressed as the aggregate grant date fair value of stock options, P-shares, and RSUs granted in 2018. P-shares are subject to a three-year performance period.

  (2)
  As disclosed in last year's proxy, Mr. Bhojwani received a one-time grant of 82,110 RSUs on February 21, 2018, valued at $1.9 million, upon his promotion to CEO. This grant is excluded from the table above as it is unusual and non-recurring in nature. See page 43 for further detail.

  (3)
  Mr. Zimpfer received a one-time grant of 8,210 RSUs on February 21, 2018, valued at $191,539, for retention purposes. He received an additional 17,592 RSUs, valued at $373,302, on September 28, 2018 in recognition of the key role that he played in the successful completion of the LTC Reinsurance Transaction. Both grants are excluded from the above table as they are unusual and non-recurring in nature. See page 43 for further detail.

Key Practices in Corporate Governance and Executive Compensation

              The Committee strives to maintain best practices in corporate governance in our executive compensation programs.

What We Do

✔	Pay-for-Performance: The majority of NEO target total compensation is tied to Company, business-segment and/or individual performance and therefore is considered by the Company to be Pay-at-Risk.

✔	Balanced View on Performance: We take a balanced approach to measuring our performance by employing both relative and absolute performance measures in our compensation programs.

✔

Stock Ownership Guidelines: In order to align our executives with shareholder interests, our CEO and all of his direct reports (including the other NEOs) are required to maintain ownership levels in accordance with Company policy. The CEO is required to maintain ownership equal to 5x his base salary, while all other NEOs are required to maintain ownership equal to 3x their respective base salaries. As of December 31, 2018, all NEOs have met or are within their allowable timeframes for meeting these guidelines.

✔

Double-Trigger Change-in-Control: All employment agreements and equity award agreements for NEOs require a qualified termination of employment, in addition to a change in control of the Company, in order to trigger change in control benefits.

✔

Strong Clawback Rights: Our Annual Cash Incentive/P4P and LTI plans contain clawback provisions that include the right to recapture any incentive amount paid or vested in the event that the Board Compensation Committee determines that the achievement of performance goals was based on incorrect data, errors, omissions or fraud.

✔

Independence of Executive Compensation Consultant (Aon Consulting): The Board Compensation Committee has engaged an independent executive compensation advisor, taking SEC and New York Stock Exchange guidelines into consideration. Aon Consulting has no business or personal relationships with any of our NEOs or Board members.

✔	Ongoing Succession Planning: Throughout the year, the Board Compensation Committee regularly engages in in-depth discussions regarding succession planning and talent development of our executives.

✔

Strive to Understand Our Shareholders Views on Executive Compensation: In 2018 we implemented an annual shareholder outreach program focused on governance and compensation issues and, more recently, sustainability issues. We have taken all feedback from our shareholders into consideration as we have updated our executive compensation programs.

✔	Proxy Access: In early 2019, the Board adopted proxy access amendments to our bylaws.

✔

Corporate Responsibility / ESG Program: We are committed to being environmentally conscious, socially aware, and promoting responsible and ethical business practices at all times. We recently formed a management committee comprised of senior management and other leaders to formulate and drive the execution of our ESG strategy. The Board will review the committee's efforts on a regular basis.

What We Do Not Do

✘	No Supplemental Executive Retirement Plans: We do not offer SERPs to our current executives.

✘	No Excise Tax Gross Up Provisions: We do not increase the gross amount of payments to account for deductions such as taxes.

✘	No Significant Perquisites: Our executives participate in broad-based Company-sponsored benefits programs on the same basis as other full-time associates.

✘	No Re-pricing of Stock Options: Re-pricing of underwater stock options without shareholder approval is prohibited (except in the event of certain permissible corporate events including but not limited to stock splits or recapitalizations).

✘	No Hedging: Senior Executives, including NEOs, are prohibited from hedging activities related to our equity securities, including holding shares in margin accounts.

Compensation Program Structure and Decision-Making Process

The chart below summarizes the key components of our executive compensation program and shows how and why the Board Compensation Committee arrived at compensation decisions involving NEOs in 2018. It also explains the roles of the Committee, Compensation Consultant, and influence of our Comparator Peer Companies.

Components of our Compensation Program

              Our compensation program is composed of the following components:

Executive Compensation Components

Type of Compensation	Component	Description	Why We Pay This Component	How We Determine Amount

Fixed Pay	Base Salary	Fixed Cash Compensation May be adjusted each year based on individual performance and relevant market data	To attract, motivate and retain top talent	Established using data targeting 50th percentile of market so as to remain competitive with peers

Adjusted up or down to reflect factors such as scope of position, experience level, unique skills and competencies, promotions or added responsibilities

Pay-At-Risk (Annual)	Annual Cash Incentive /P4P	Variable Cash Compensation Earned based on Company, business-segment and individual financial and operational performance	To incentivize achievement of annual financial and operational performance goals	Established using market data targeting the 50th percentile of the market Target incentive opportunities are expressed as a percentage of base salary

Pay-At-Risk (Long-Term)	Performance Shares (P-shares)	Equity Compensation

Earned based on achievement of performance goals at the end of a three-year performance period

Realizable value is variable based on long-term Company performance measured in stock price appreciation and ROE performance

To focus management on long-term Company performance

To balance the short-term focus of the Annual Cash Incentive/P4P by tying rewards to performance achieved over multi-year periods

To align the interests of management with those of shareholders

The Committee establishes compensation levels for equity compensation based on competitive market data

Individual awards may be adjusted up or down to reflect performance, potential and other individual considerations

P-shares account for 50% of the annual grant target, and were divided evenly between those tied to (1) Operating ROE and (2) relative TSR

Stock Options	Equity Compensation Time-vested awards that generally vest over three years Realizable value is variable based on long-term stock price appreciation	To balance the short-term focus of the Annual Cash Incentive/P4P by tying rewards to performance achieved over multi-year periods

To focus management on long-term stock price appreciation

To align the interests of management with those of shareholders

The Board Compensation Committee establishes compensation levels for equity compensation based on competitive market data

Individual awards may be adjusted up or down to reflect performance, potential or other individual considerations

Stock Options accounted for 20% of the annual target from a grant value perspective

Restricted Stock Units (RSUs)	Equity Compensation

Time-vested awards that generally vest over three years

Realizable value is variable based on long-term stock price appreciation

In addition to the annual grant, used selectively for retention and recognition

To encourage retention and reward for exceptional performance and/or potential

To balance the short-term focus of the Annual Cash Incentive/P4P by tying rewards to performance achieved over multi-year periods

To align the interests of management with those of shareholders

The Board Compensation Committee establishes compensation levels for equity compensation based on competitive market data

Individual awards may be adjusted up or down to reflect performance, potential or other individual considerations

RSUs accounted for 30% of the annual target from a grant value perspective

Role of the Human Resources and Board Compensation Committee

              The Board Compensation Committee determines the components and amount of compensation for our executive officers and provides overall guidance for our employee compensation policies and programs. In addition, the Committee actively monitors our executive development and succession planning activities related to our senior executives and other officers. The Committee and the Board are fully cognizant of our overall executive talent. Reviews of our key managers and officers are conducted annually and discussed with the Board of Directors.

              Currently, three of our Board members sit on the Committee, each of whom is an independent director as required by the New York Stock Exchange listing requirements, the exchange upon which our stock trades. From time to time, other Board members also participate in the Committee's meetings, though these ad hoc participants do not vote on decisions made at the Committee level. The Board of Directors receives regular reports of Committee deliberations and decisions and, at least once annually, the Board reviews the Committee's written evaluation of the Chief Executive Officer's performance and compensation. The Committee's functions are more fully described in its charter, which can be found in the Investor Relations section of our website at www.CNOinc.com.

Role of the Compensation Consultant

              In making executive compensation decisions, the Board Compensation Committee receives advice from its independent compensation consultant, Aon Consulting. Although Aon Consulting is retained directly by the Committee, its personnel may also interact with our executive officers as needed, particularly the Chief Executive Officer, Chief Human Resources Officer, General Counsel and their staffs to provide the Committee with relevant compensation and performance data for our executives and the Company. In addition, Aon Consulting personnel may interact with management to confirm information, identify data questions, and/or exchange ideas.

              As requested by the Committee, Aon Consulting's services to the Committee in 2018 included:

  •
  Providing competitive analysis of total compensation components for our senior executive officers, including our NEOs;

  •
  Researching and presenting competitive and emerging compensation practices and regulatory issues;

  •
  Researching and reviewing CEO transition alternatives;

  •
  Recommending peer groups for compensation and performance;

  •
  Attending Committee meetings, in person and telephonically; and

  •
  Reviewing and evaluating changes to the executive compensation philosophy and proposed plan changes.

              The Board Compensation Committee has the authority under its charter to retain outside consultants or other advisors. One element of that decision process is the Committee's assessment of an advisor's independence. Relative to that determination, the Committee takes into account certain independence factors as enumerated by the SEC and New York Stock Exchange. Included in the Committee's assessment of Aon Consulting's independence for 2018 was management's decision in 2018 to engage Aon Risk Services to assist in the placement of an Agents Errors and Omissions policy and Aon Consulting to work on design of the Employee Stock Purchase Plan ("ESPP"), which was enacted in 2018. With respect to those activities, Aon Risk Services received an estimated commission of $200,000 from the carrier of the insurance policy and fees for the ESPP were $39,443. Aon Risk Services and Aon Consulting are subsidiaries of Aon plc and each operates under separate management structures. The Committee considered that the estimated commission of $200,000 paid to Aon Risk Services for its brokerage services was less than .01% of Aon plc's 2018 revenues. Fees paid by CNO to Aon Consulting for executive compensation advisory services were $287,930 in 2018. The Committee determined Aon Consulting to be independent.

              In making its decisions, the Board Compensation Committee collects and considers input from multiple sources. The Committee may ask senior executive officers to attend Committee meetings at which executive compensation and overall and individual performance is discussed and evaluated, during which time executives may provide insight, suggestions or recommendations regarding executive compensation. Deliberations generally occur with input from Aon Consulting, members of management and other Board members, however, only the members of the Committee vote on matters of executive compensation. All elements of the compensation of the CEO, however, are submitted to the Board for its review and approval.

Philosophy and Objectives

Philosophy

              The Board Compensation Committee, which is comprised solely of independent, non-employee directors, has developed a philosophy and a comprehensive compensation strategy to reward overall and individual performance that drives long-term success for our shareholders.

              Our compensation philosophy consists of the following guiding principles:

  •
  Pay for Performance:    Rewards will be differentiated based on Company, business segment and individual performance.

  •
  Target Total Rewards Position:    The overall rewards will be competitive by targeting compensation at approximately the median of the relevant comparator group with additional compensation for achieving superior performance.

  •
  Relevant Comparator Group:    We utilize a relevant comparator group of companies in the insurance/financial services industry and general industry when appropriate, taking both asset size and revenue into consideration, which will include the best available data for comparison with our peers and companies with which we compete for executive talent.

Pay for Performance Objectives

              The Board Compensation Committee strives to provide a clear reward program that allows us to attract, motivate and retain seasoned executive talent with the significant industry experience required to continuously improve our performance and build long-term shareholder value. To achieve this, our programs are designed to:

  •
  Reward operational and productivity improvements that are sustainable. This means that we establish (1) performance goals under our Annual Cash Incentive / P4P plan at targeted performance levels for key financial metrics, and (2) multi-year performance goals for our P-share (performance share) awards;

  •
  Align the interests of our executives with those of our shareholders by rewarding shareholder value creation;

  •
  Integrate with the Company-wide annual performance management program of individual goal setting and formal evaluation;

  •
  Exercise appropriate discretion to make adjustments and modifications based upon how well individual executives meet our performance standards for expected achievement of business results, as well as the contribution that an executive may make to uphold our values, leadership behaviors, and overall corporate culture; and

  •
  Offer the opportunity to earn additional compensation when overall and individual performances exceed expectations.

Selection of the Comparator Groups

              In setting target executive compensation opportunities, the Board Compensation Committee looks at base salary, total annual cash (comprised of base salary and target annual cash incentives/P4P) and total direct compensation (the sum of Total Annual Cash and long-term incentives), and reviews this relative to a select group of peer companies ("Comparator Peer Companies"). Our long-term incentives may include a combination of P-shares, stock option awards, and RSUs. The Committee's general policy is to compensate our executives at approximately the 50th percentile level for total direct compensation, for the achievement of target performance, with additional compensation opportunities for the achievement of superior results.

              The Committee annually assesses "competitive market" compensation using a number of sources. In determining the competitive compensation levels, in consultation with our independent compensation consultant, the Committee reviews proxy data, including assets, premiums, and market capitalization from our Comparator Peer Companies, identified below for the NEOs, and also compares our other executives to the Diversified Insurance Study published by Willis Towers Watson.

              The Comparator Peer Companies listed below were used as a reference point for 2018 compensation.

2018 Comparator Peer Companies:

Aflac Incorporated	Primerica, Inc.
American Financial Group, Inc.	Principal Financial Group, Inc.
Arch Capital Group Ltd.	Reinsurance Group of America, Incorporated
Assurant, Inc.	The Hanover Insurance Group, Inc.
Cincinnati Financial Corporation	Torchmark Corporation
Genworth Financial, Inc.	Universal American Corp (now Wellcare)
Horace Mann Educators Corporation	Unum Group
Kemper Corporation	Voya Financial, Inc.
Lincoln National Corporation

              Following feedback received from our shareholder outreach program as well as an extensive analysis of existing and potential peers, the Committee has decided to make changes to the Comparator Peer Companies beginning with the 2019 performance period. Changes will include the addition of two companies: Brighthouse Financial, Inc. and American Equity Investment Life Holding Company, and the exclusion of five companies: Aflac Incorporated, Arch Capital Group Ltd., Genworth Financial, Principal Financial Group, Inc., and Universal American Corp (now Wellcare). The Committee is of the view that these peers more appropriately reflect our principal business competitors and those companies with which we currently compete for executive talent.

              Although aggregate pay levels generally are consistent with our compensation philosophy, it is possible that pay levels for specific individuals may be above or below the targeted competitive benchmark levels. Variances may arise from such factors as an individual's role and responsibilities within our Company, the individual's experience and expertise, the pay levels for peers within the Company, and the pay levels for similar job functions in the marketplace. The Committee is responsible for approving all compensation programs for our senior executive officers. In determining executive compensation, the Committee considers all forms of compensation and benefits, and uses appropriate tools and market studies to review the value delivered to each executive through each component of compensation.

              These studies provide the means by which the Committee can objectively examine external market practices and compare those practices to our internal evaluations and decisions. These studies capture and report:

  •
  Competitive external market data on a Base Salary, Total Annual Cash Incentive (including bonus) and Total Direct Compensation basis;

  •
  Individual Total Annual Cash Incentive compensation including annual salary, target bonus opportunity, and actual bonus paid;

  •
  Long-term equity grants and the vesting status and value at a hypothetically established share price of such grants; and

  •
  Employment agreement terms and conditions.

              Competitive market data is used as a reference point: we avoid adjusting compensation based exclusively on a single year of competitive benchmarking data. The Board Compensation Committee is of the view that an executive's compensation should reflect Company-specific factors such as the relative importance of the individual's role within the organization, the compensation for other positions at the same level, and individual factors such as experience, expertise, and performance.

              In addition to the objective review of external factors, the Committee also considers internal equity among colleagues when determining executive compensation levels. This means that, although the Committee examines competitive pay data for specific positions, market data are not the sole factor considered in setting pay levels. The Committee also considers factors such as our organizational structure and the relative roles and responsibilities of individuals within that structure. The Committee believes that this approach fosters an environment of cooperation among executives that enhances sales growth, profitability and customer satisfaction.

              Realized total compensation in any year may be above or below targeted compensation levels depending on whether our incentive goals were attained and whether shareholder value was created. In some instances the amount and structure of compensation results from negotiations with an executive at the time the individual was hired, which may reflect competitive pressures to attract and hire quality executive talent our industry. To attract and retain such talent, the Committee also seeks to provide benefit levels in line with those offered by comparable publicly-traded companies, although without necessarily matching on an item-by-item basis.

              The table below summarizes the target level of 2018 Total Annual Cash ("TAC") and Total Direct Compensation ("TDC") for our NEOs. This table differs from the Summary Compensation Table on page 50 in that values generally represent target amounts and equity grants that were granted but not yet earned or paid as such targets and grants are subject to certain three-year performance criteria, as one element of our normal long-term incentive program.

Summary of Components of Regular Total Direct Compensation in 2018 at Target(1)

Named Executive Officer	Base Salary	Target Incentive (% of Salary)	Target Total Annual Cash	Stock Option Value(2)(3)	P-Share Value(2)	RSU Value(2)	Total LTI Value(2)	Target TDC(4)

Gary C. Bhojwani(5)	$1,000,000	150%	$2,500,000	$633,319	$1,773,364	$977,060	$3,383,743	$5,883,743
% of TDC	17%		42%	11%	30%	17%	58%	100%

Erik M. Helding	$450,000	100%	$900,000	$130,395	$365,142	$201,338	$696,874	$1,596,874
% of TDC	28%		56%	8%	23%	13%	44%	100%

Bruce K. Baude	$618,000	100%	$1,236,000	$130,395	$365,142	$201,338	$696,874	$1,932,874
% of TDC	32%		64%	7%	19%	10%	36%	100%

Eric R. Johnson	$525,000	100%	$1,050,000	$130,395	$365,142	$201,338	$696,874	$1,746,874
% of TDC	30%		60%	7%	21%	12%	40%	100%

Matthew J. Zimpfer(6)	$550,000	100%	$1,100,000	$149,050	$417,232	$230,034	$796,316	$1,896,316
% of TDC	29%		58%	8%	22%	12%	42%	100%

(1)
Annual incentive expressed as target levels as of award date; value of equity expressed as grant date fair value.

(2)
Represents stock option, performance share and RSU aggregate grant date fair values granted in 2018; actual value realized will depend on stock price appreciation and achievement of performance metrics at time of vesting.

(3)
The amounts shown for the 2018 stock option grants reflect the grant date fair value in accordance with (FASB) ASC 718. See the explanation in the section in the Proxy Statement entitled "Impact of Tax and Accounting."

(4)
Target TDC includes Target TAC and the Total LTI Value provided at the time of the annual grant.

(5)
Concurrent with his promotion to CEO, on February 21, 2018, Mr. Bhojwani received a one-time grant of 82,110 RSUs, valued at $1.9 million, which is not included above. See page 43 for further detail.

(6)
In recognition of his valuable contributions to the Company and for retention purposes, 21, 2018, Mr. Zimpfer received a one-time grant of 8,210 RSUs, valued at $191,539, on February 21, 2018. He received an additional 17,592 RSUs, valued at $373,302, on September 28, 2018 in recognition of his key role in the consummation of the LTC Reinsurance Transaction. Both are excluded from the above table. See page 43 for further detail.

              In delivering total direct compensation to our NEOs, the Company provided both fixed (base salary) and variable (cash and equity incentives) compensation to the NEOs in 2018. The vast majority of compensation awarded to NEOs in 2018 is "Pay-at-Risk" because the amount actually paid may vary from the target compensation value that was awarded by the Committee as such payments are dependent on Company, business segment and individual performance. Consistent with the Company's compensation policy for all NEOs, the percentage of total target compensation that is "Pay-at-Risk" was significantly greater than the amount of base salary.

              The following charts show each element of 2018 target NEO compensation, including the mix of short-term and long-term incentives, as well as the amount of "Pay-at-Risk" for the CEO and for the other NEOs (on average):

              Composition of 2018 CEO and NEO Total Incentive

Base Salaries

Overview

              Base salary is the single fixed component of executive compensation and comprises the smallest percentage of total compensation. Each senior executive's base salary is reviewed annually by the Board Compensation Committee, or more frequently in the event of a promotion, a change in job responsibilities, an assessment of level of expertise or performance, or based on market data or internal pay guidelines.

Executive Compensation Policies

              The Committee generally initiates the formulation of executive compensation levels by targeting the 50th percentile of the competitive market. Annual reviews of executives' base salaries take into consideration numerous factors, including:

  •
  Mix of compensation;

  •
  Job role and responsibility;

  •
  Individual leadership, experience and expertise;

  •
  Individual historical performance, retention risk, and future potential;

  •
  Competitive labor market pressures;

  •
  Comparison to market data; and

  •
  Internal equity of peers.

              No specific weighting of these factors is employed. Given our Company's performance-based compensation culture, however, the Committee's analysis of the factors generally results in increases for our top performers and little or no increases in base salary for average or lower performing employees.

2018 Merit Increases

              The Committee does not anticipate that senior executives will receive annual base salary increases. To remain competitive with industry peer companies, however, all of our NEOs with the exception of Mr. Bhojwani received merit base salary increases during 2018 ranging from 3% to 13%. As previously noted herein, the Board increased Mr. Bhojwani's annual base salary from $750,000 to $1,000,000, effective January 1, 2018, in conjunction with his promotion to CEO.

Annual Cash Incentives

Overview

              Our annual incentive plan, the Annual Cash Incentive / P4P focuses on and rewards achievement of annual performance goals. It is the broadest of our management incentive programs, covering all of our NEOs. All participants in the Annual Cash Incentive / P4P plan are assigned target incentive opportunities expressed as a percentage of base salary.

              In 2018, we expanded the Annual Cash Incentive / P4P program to include an additional 1,370 associates, up from 600 key employees in 2017. This added an incremental compensation cost of approximately $3 million in 2018. The Company is of the view that we benefit by further aligning the interests of a broader base of employees to the Company's long- term success.

Strategy

              In 2018, Operating EPS and GAAP Revenue were metrics for all of our NEOs. With respect to Messrs. Bhojwani, Helding, Baude, and Zimpfer, additional metrics applied, those being Policies In-Force, Combined In-Force EBIT and Combined Value of New Business ("VNB"). GAAP Investment Yield, GAAP Investment Income, and Corporate Development were additional metrics for Mr. Johnson only. See below for more information on these metrics.

Payout Opportunities

              The table below provides the threshold, target and maximum payouts for 2018 for each of our NEOs under the Annual Cash Incentive / P4P plan.

Summary of 2018 Annual Cash Incentive / P4P Opportunities for NEOs

Named Executive Officer	Threshold Payout (% of Salary)	Target Payout (% of Salary)	Maximum Payout (% of Salary)

Gary C. Bhojwani	75%	150%	300%
Erik M. Helding	50%	100%	200%
Bruce K. Baude	50%	100%	200%
Eric R. Johnson	50%	100%	200%
Matthew J. Zimpfer	50%	100%	200%

              The target percentages were based on external and internal factors applicable to the positions held by these individuals. The percentage of base salary that represented the threshold, target and maximum annual incentive opportunity was increased for Messrs. Bhojwani, Helding and Zimpfer. The increases reflect Mr. Bhojwani's expanded role and responsibilities, and, in the case of Messrs. Helding and Zimpfer, more closely align them with internal and external peers.

2018 Annual Cash Incentive / P4P Plan Design: Performance Metrics

              During February 2018, the Board Compensation Committee reviewed the Annual Cash Incentive / P4P plan design for 2018 in order to optimize alignment between shareholder and plan participant interests, keep senior executives focused on the financial performance of the enterprise, improve alignment with financial metrics that participants influence, and select operational/business metrics that are assessed to be the drivers of financial success. These targets align with our business objectives to drive strong operational performance, deliver consistent yet disciplined growth and improved profitability, generate strong investment returns, and manage risk effectively. Our plan also is designed to establish performance levels that are challenging yet achievable, and that appropriately balance risk and reward. These metrics also align with the day-to-day metrics that we use to run the Company. As a result of this review, most performance metrics and weightings remained consistent with those used in 2017. Metrics that previously were employed in 2017 and continued as elements of the 2018 incentive plans applicable to all NEOs are:

  •
  Operating Earnings Per Share (EPS), defined as Operating Income (net of tax) divided by the weighted average number of diluted shares outstanding.

      The Committee is of the view that Operating EPS is a key measure of our operating performance, is less effected by events that are unrelated to the underlying fundamentals of our business, and is directly impacted by management during the calendar year. Operating EPS is a key metric that is widely employed by analysts and investors to gauge our performance and value our shares.

  •
  Combined and/or Business Segment In-force Earnings Before Interest and Taxes (EBIT), whereby Combined In-force EBIT is the sum of individual business segment In-force EBIT. In-force EBIT includes pre-tax revenues and expenses associated with the sales of insurance products that were completed more than one year before the end of the reporting period.

      The bulk of an insurer's earnings typically are generated from policies sold in prior periods, or "policies in-force," so it is important to distinguish those earnings from new business earnings. In addition, in the Committee's view, this metric enhances "line of sight" for our operating management and increases their focus on improving the longer-term profitability of our core operations.

  •
  Combined and/or Business Segment Value of New Business (VNB) which calculates the present value of expected profits from product sales. The selection of VNB as an important metric is based on the Committee's view of the importance of growing through sales of profitable products versus rewarding only top-line sales growth.

  •
  GAAP Revenue is defined as revenues from our operating segments (included in operating earnings) in CNO's Form 10-K, excluding items that are considered to be non-operating in nature, such as certain revenues generally representing the change in fair value of certain investments that are substantially offset by a corresponding amount included in benefits and expenses. This metric measures the growth and competitiveness of the business and aligns with our focus on topline growth.

  •
  Policies In-Force means the number of policies for which a reserve has been established (and third party counts for policies sold by Bankers Life agents). This metric not only aligns Annual Cash Incentive / P4P participants to CNO's strategic focus on customer growth, but also measures retention and persistency, as well as external stakeholders' expectations in this important growth area for the Company.

  •
  GAAP Investment Yield is defined as period investment income (net of investment expenses) divided by average invested assets for the same period.

  •
  GAAP Investment Income is defined as the income earned on general account invested assets, net of investment expenses.

  •
  Corporate Development, a qualitative metric, is an element of the annual incentive plan for Mr. Johnson, the Chief Investment Officer. In addition to his continuing CIO responsibilities, Mr. Johnson also is leading efforts to further advance the Company's investment capabilities and organization by establishing and deepening external relationships, refining protocols and processes, as well as evaluating potential opportunities and overseeing the successful execution of opportunistic transactions, as appropriate.

2018 Annual Cash Incentive / P4P Plan Design: Metric Weightings

              Our Annual Cash Incentive / P4P plan design rewards a threshold level of financial performance that corresponds to 50% of a target payout, to a target level of performance that provides 100% of target payout, and to a maximum level of performance that provides a payout of 200% of target. Any payout between these financial performance goals is determined through straight line interpolation between the appropriate levels of performance. Consistent with our compensation philosophy, target annual incentive levels are established to generate total annual cash compensation at competitive market median levels.

              The table below summarizes the 2018 financial metrics and weightings for our NEOs under the Annual Cash Incentive / P4P plan.

Summary of 2018 Annual Cash Incentive / P4P Metrics and Weightings for NEOs

	Named Executive Officer

Performance Measures	Gary C. Bhojwani	Erik M. Helding	Bruce K. Baude	Eric R. Johnson	Matthew J. Zimpfer
Operating EPS	40%	40%	30%	30%	30%
Policies In-Force	10%	10%	10%	—	10%
GAAP Revenue	20%	20%	20%	15%	20%
Combined In-Force EBIT	20%	20%	20%	—	20%
Combined VNB	10%	10%	20%	—	20%
GAAP Yield	—	—	—	25%	—
GAAP Investment Income	—	—	—	20%	—
Corporate Development	—	—	—	10%	—

              The Committee established the above weightings to prioritize the generation of Operating EPS, followed by GAAP Revenue and Combined In-Force EBIT, for all but one of the NEOs. These weightings are consistent with the Company's strategy over the last several years as we have sought to de-risk and deploy our capital largely to repurchase shares. Mr. Johnson's weightings recognize his role as Chief Investment Officer and his focus on investment returns and portfolio optimization.

2018 Annual Cash Incentive / P4P Plan: Targets and Results

              Consistent with our investor feedback, we are providing more transparency surrounding the target setting process and the manner in which we treat unusual or non-recurring events that may impact our targets or actual results. In this section, we explain how we set our 2018 targets, what types of ranges we set and how, if at all, the actual results were adjusted

              The primary purpose of the Annual Cash Incentive / P4P is to reward executive officers for delivering targeted financial results. For the reasons set forth below, the Committee set the targets for each of the performance metrics at levels that it considered rigorous and challenging as compared to normalized 2017 results. The Committee set the applicable financial objectives based on the Board-approved business plan for fiscal year 2018, which entailed a detailed vetting process prior to presentation and approval by the Board. The Committee historically has considered a number of factors in setting incentive performance targets, as well as the threshold level and the maximum level, to require strong performance to achieve targets. These factors include Company business plans and current forecasts, historical performance, incentive practices used by peer companies, and analyst expectations. Consistent with our compensation philosophy, target annual cash incentive levels are established to generate total annual cash compensation at competitive market median levels.

              The table below summarizes the normalizations that were made to 2017 reported results to account for various unusual and non-recurring items that impacted 2017 performance, both favorably and unfavorably. By normalizing, the Committee was able to establish a baseline level of performance from which we were then able to set 2018 targets that reflected a proper balance between ambition and achievability, while removing the unusual and non-recurring events from 2017 that were not expected to continue.

Baseline for 2018 Annual Cash Incentive / P4P Target Setting

Performance Measures	2017 As Reported	2017 Normalized for 2018 Plan Creation	2018 Target
Operating EPS	$1.75[1]	$1.60	$1.97
Policies In-Force	3,486.4 MM	3,486.4 MM	3,471.5 MM
GAAP Revenue	$4,028.3 MM	$3,979.7 MM	$4,017.7 MM
Combined In-Force EBIT	$705.0 MM	$665.7 MM	$673.8 MM
Combined VNB	$74.5 MM	$74.5 MM	$81.3 MM
GAAP Yield	5.63%	5.49%	5.41%
GAAP Investment Income	$1,268.8 MM	$1,237.7 MM	$1,261.3 MM

  •
  2017 Operating EPS, GAAP Revenue, and Combined In-Force EBIT were normalized to adjust for the impact of approximately $49 million of unusual 2017 pretax investment outperformance which was considered non-recurring. Strong equity market performance drove higher than anticipated returns within our Company-owned life insurance ("COLI") policy, and market interest rate expectations triggered record corporate debt refinancing activity that generated significant unanticipated prepayment income. This was not expected to, and did not, recur in 2018.

  •
  In addition to the aforementioned investment income outperformance, 2017 Operating EPS and Combined In-Force EBIT were normalized to exclude the impact of other insurance margin and expense items that were determined to be unusual and/or non-recurring. In the aggregate, these normalizing items reduced pre-tax income by an additional $9 million.

  •
  2017 GAAP Yield and GAAP Investment Income were normalized to adjust for the impact of the significant and unanticipated prepayment income that was not expected to, and did not recur in 2018.

              Certain 2018 performance targets were set below the 2017 normalized results. On a comparable basis, when both periods are normalized for unusual and non-recurring events, or items associated with strategies deemed to be in the best interests of shareholders such as the cessation of sales of certain products that are now in run-off, the 2018 targets incorporate growth over 2017 levels. As an example, the 2018 targets for Operating EPS, Policies In-Force, GAAP Revenue, Combined In-Force EBIT and GAAP Investment Income were set higher than 2017 actual results to reflect business growth, but were partially offset by continued run-off of certain closed blocks. The 2018 GAAP Yield and GAAP Investment Income targets also reflect the continued low interest rate environment that is pressuring average investment portfolio yields.

              The Committee determined that 2018 targets were sufficiently rigorous, notwithstanding the fact that some were set below 2017 target and actual performance levels.

              The table below summarizes the threshold, target and maximum performance targets for the 2018 Annual Cash Incentive / P4P plan.

1.
Operating EPS is a non-GAAP measure. See "Information Related to Non-GAAP Financial Measures" for a reconciliation to the corresponding GAAP measure.

2018 Annual Cash Incentive / P4P Target Performance Levels

Performance Measures	Threshold	Target	Maximum
Operating EPS	$1.77	$1.97	$2.27
Policies In-Force	3,298.0 MM	3,471.5 MM	3,645.1 MM
GAAP Revenue	$3,816.8 MM	$4,017.7 MM	$4,218.6 MM
Combined In-Force EBIT	$606.4 MM	$673.8 MM	$774.9 MM
Combined VNB	$73.2 MM	$81.3 MM	$89.4 MM
GAAP Yield	5.14%	5.41%	5.68%
GAAP Investment Income	$1,198.2 MM	$1,261.3 MM	$1,324.4 MM

              The Board Compensation Committee has authority to adjust performance goals or results for the impact of certain industry, market, or company-specific special items from year to year. The Board takes very seriously the consideration of any such adjustments and generally prefers to avoid any such modifications. Nonetheless, the Board is responsible for ensuring that management acts in the best interests of shareholders, regardless of the impact to its incentives. Therefore, we believe any adjustment that may be applied must be (1) material, (2) non-recurring or unusual in nature, and (3) reflect items that management either cannot control, or if controllable, has determined to be in the long-term best interests of shareholders. These adjustments may vary from year to year and may have either a favorable or unfavorable impact on the funding of the Annual Cash Incentive / P4P plan.

              The table below summarizes the adjustments that were made to 2018 results on account of the LTC Reinsurance Transaction, and the overall payout percentages for each metric.

LTC Reinsurance Transaction Adjustments to 2018 Annual Cash Incentive / P4P Targets and Payout Percentages by Metric

Performance Measures	2018 As Reported	2018 Adjusted for Incentive Compensation	Payout %
Operating EPS	$1.83[1]	$1.90	83%
Policies In-Force	3,415.7 MM	3,482.7 MM	106.4%
GAAP Revenue	$3,934.5 MM	$4,021.6 MM	101.9%
Combined In-Force EBIT	$638.8 MM	$648.2 MM	81.0%
Combined VNB	$79.7 MM	$79.7 MM	90.0%
GAAP Yield	5.56%	5.57%	159.0%
GAAP Investment Income	$1,247.4 MM	$1,297.5 MM	157.3%

              As originally established, the 2018 business plan did not contemplate the LTC Reinsurance Transaction. That transaction, which had the effect of improving our risk, earnings and ROE profiles, also reduced our reported 2018 results relative to all performance metrics except Combined VNB. The Board Compensation Committee viewed this transaction as a critical step in serving the long-term best interests of shareholders. Thus, so as not to penalize management for taking actions that were vitally important to the Company's long-term results, but which were not built into the 2018 Annual Cash Incentive / P4P plan, the Board and Board Compensation Committee adjusted our 2018 results by removing the impact of the LTC Reinsurance Transaction, as shown in the table above.

              The table below sets forth the actual 2018 cash bonuses paid out to the NEOs pursuant to our Annual Cash Incentive / P4P plan. These figures combine the individual performance opportunities, weightings and targets previously discussed.

1.
Operating EPS is a non-GAAP measure. See "Information Related to Non-GAAP Financial Measures" for a reconciliation to the corresponding GAAP measure.

Summary of 2018 Annual Cash Incentive / P4P Overall Payouts

Named Executive Officer	Base Salary	Target Annual Incentive Opportunity (% of Base Salary	Target Annual Incentive	Actual Annual Incentive Payout	Actual Annual Incentive Plan Payout %

Gary C. Bhojwani	$1,000,000	150%	$1,500,000	$1,338,333	89%
Erik M. Helding	$450,000	100%	$450,000	$380,968	89%
Bruce K. Baude	$618,000	100%	$618,000	$553,521	90%
Eric R. Johnson	$525,000	100%	$525,000	$631,893	121%
Matthew J. Zimpfer	$550,000	100%	$550,000	$470,671	90%

    Long-Term Equity Incentives

Overview

              We are strongly of the view that performance-based equity compensation aligns our NEOs interests to those of our shareholders and helps to drive long-term shareholder value creation while also facilitating the retention of key executive talent.

Design and Strategy

              Annual equity awards are delivered in the form of P-shares, stock options and RSUs. The Board Compensation Committee establishes the annual target for all long-term equity incentive grants based on competitive market data. This approach is intended to deliver median total direct compensation using a combination of P-shares, stock options and RSUs. In the 2018 annual grant, the Committee used a 30-day average of our stock price to calculate the number of shares to be granted to each executive and continued, as it previously has, to use a Black-Scholes valuation model for stock options.

              RSUs were added to the annual long-term incentive grant in 2017. Utilizing RSUs as incentives is a prevalent market practice that aids in the retention and recognition of executives while supporting long-term planning and strategic thinking. Providing RSUs in the annual grant also continues our policy of aligning the interests of management and shareholders.

              The Committee reviews and approves individual grants for the NEOs, as well as all stock options, P-share grants and any RSU awards made to other executives under the purview of the Committee. Annual grants for all officers are reviewed and approved at the Committee's scheduled meeting at approximately the same time each year. Stock options may be granted only with an exercise price at or above the closing market price of our common stock on the date of grant ("Fair Market Value"). Interim or off-cycle grants are reviewed and approved by the Committee as circumstances warrant. The Chief Executive Officer is authorized by the Committee to utilize a designated number of shares each year to grant equity awards to non-executive officers to attract, reward, motivate and/or retain such employees, as deemed appropriate by the CEO. Such awards are regularly reviewed by the Committee.

              Unless otherwise noted, grants to our NEOs have vesting schedules identical to those for other executives. To be eligible to vest in long-term equity incentive awards, associates must continue to be employed by us through the vesting dates or satisfy the definitions of "Retirement, Death or Disability" in our award agreements.

              The Committee assesses aggregate share usage and dilution levels in comparison to general industry norms. This enables the Committee to be mindful of total cost, grants awards that are competitive in the market, a policy of internal equity, and reinforcement of our philosophy of pay-for-performance.

              In 2018, the Committee approved the mix of award grants as 50% P-shares, 20% stock options and 30% RSUs. This mix of long-term equity incentives focuses on performance elements and better aligns our long-term compensation with shareholder value creation.

Target Setting

              Multi-year performance periods are used to determine LTI awards in order to encourage long-term sustainable performance. The Committee chose two performance metrics for setting LTI P-share awards.

              The first metric is an absolute measure, Operating ROE, which is directly linked to the Company's business plan and is one of the principal tools used by our management and the investment community to evaluate our performance and assess valuation. Operating ROE is a key indicator of our ongoing operational performance and profitability, and it focuses management on the efficient use of capital.

              Operating ROE is defined as net operating earnings divided by average equity. In calculating average equity, we exclude "accumulated other comprehensive income or loss" ("AOCI") and net operating loss carryforwards ("NOLs"). The Committee has chosen to exclude AOCI from the equity component of the operating ROE calculation as it can be highly volatile due to changes in general market interest rates rather than a result of the business decisions made by management. Our NOLs are excluded as these assets do not provide any return to shareholders until after NOLs are realized as a reduction to taxes that otherwise would be due.

              The second metric is a relative measure of Total Shareholder Return ("TSR") based on our stock price performance relative to a group of industry peers against which we compete for business, capital, and executive talent. We believe that relative TSR provides a strong alignment between the interests of management with those of our shareholders. The Committee believes that targeting the 50th percentile of stock price performance is consistent with typical market practices and provides sufficient rigor.

              Similar to the Annual Cash Incentive / P4P award measurements, the Board Compensation Committee has the authority to adjust results for events that are (1) material, (2) non-recurring or unusual, and (3) that management cannot control of, if controllable, has determined to be in the long-term best interests of shareholders. These adjustments may vary from year to year and may have either a favorable or unfavorable impact on the funding of long-term equity incentives.

Equity Grants in 2018

              The P-shares awarded in 2018 required a threshold-level performance of 50% of the target award, and the upside opportunity for maximum performance was 200% of the target award, based on a three-year performance period ending in 2020. RSUs vest ratably over the three-year period. Stock options vest 50% at the second anniversary of the grant date and 50% at the third anniversary. Dividends are paid on previously granted shares of restricted stock prior to vesting, and dividend equivalents are paid on P-shares and RSUs upon vesting.

              The table below shows grant date fair value of the annual equity awards granted to our NEOs in 2018, which are subject to a three-year performance period.

2018 Annual Equity Grants

	2018 Equity Grant

Named Executive Officer	Stock Options(1)	Performance Shares	Restricted Stock Units
Gary C. Bhojwani(2)	100,150	69,790	41,880
Grant Date Fair Value	$633,319	$1,773,364	$977,060
Erik M. Helding	20,620	14,370	8,630
Grant Date Fair Value	$130,395	$365,142	$201,338
Bruce K. Baude	20,620	14,370	8,630
Grant Date Fair Value	$130,395	$365,142	$201,338
Eric R. Johnson	20,620	14,370	8,630
Grant Date Fair Value	$130,395	$365,142	$201,338
Matthew J. Zimpfer(3)	23,570	16,420	9,860
Grant Date Fair Value	$149,050	$417,232	$230,034

  1
  The amounts shown for the 2018 stock option grants reflect the aggregate grant date fair value in accordance with FASB ASC 718. See the explanation in the "Impact of Tax and Accounting on Compensation Decisions" section below.

  2
  Concurrent with his promotion to CEO, on February 21, 2018, Mr. Bhojwani received a one-time grant of 82,110 RSUs, valued at $1.9 million, which is not included above. See below for further detail.

  3
  In recognition of his valuable contributions to the Company and for retention purposes, 21, 2018, Mr. Zimpfer received a one-time grant of 8,210 RSUs, valued at $191,539, on February 21, 2018. He received an additional 17,592 RSUs, valued at $373,302, on September 28, 2018 in recognition of his key role in the consummation of the LTC Reinsurance Transaction. Both are excluded from the above table. See below for further detail.

Certain One-Time Grants

              In the course of the shareholder engagement that the Company initiated last fall, the Board Compensation Committee learned that investors desire more fulsome disclosure concerning any one-time or unusual payments to NEOs, including the terms, rationale, and context therefor, and also including any contractual obligation pursuant to which payment was made. Accordingly, going forward, the Company will enhance disclosures of such compensation .

              Upon assuming the role of Chief Executive Officer on January 1, 2018, Mr. Bhojwani was awarded a one-time promotional grant of 82,110 restricted stock units with a grant date fair value of $1.9 million, that will vest in equal installments in March 2020 and March 2021. The Committee is of the view that this stock grant was reasonable relative to market standards.

              One of the Company's key strategic accomplishments in 2018 was the completion of the LTC Reinsurance Transaction. Mr. Zimpfer was the Company's leader on this transaction. In recognition of the successful execution of this transformational transaction, the Committee granted Mr. Zimpfer 17,592 RSUs, which vest in three equal annual installments beginning on September 28, 2019. In addition, as Mr. Zimpfer's skills and experience are considered to be highly valuable and his future contributions are expected to be instrumental in driving the Company's long-term success, he was granted a retention incentive in the form of 8,210 RSUs that will vest on March 25, 2021.

              The Committee views these grants as special and unusual rewards in recognition of new roles and responsibilities undertaken, outstanding work effort, or made in order to retain exemplary talent. The Committee continues to prudently and carefully evaluate our compensation program, including one-time grants, to ensure that our decisions align with the interests of our shareholders, the Company, and our executive officers, and in all instances, links our NEOs' compensation to the Company's performance.

    Long-Term Incentive Program Performance for Awards Granted in 2016, 2017, and 2018

            2016 – 2018 P-Share Performance

  •
  P-share awards for the 2016-2018 grant were evenly split between two performance goals: (1) a three-year average Operating ROE with an 8.80% threshold, a 9.5% target, and 10.25% maximum for all NEOs, and (2) relative TSR for comparator group ("TSR Performance Peers"), targeting the 50th percentile for target performance.

  •
  The Operating ROE targets were established in late 2015/early 2016, based on our strategic goals and internal projections at that time, and their respective impacts on the components of the Operating ROE calculation. The threshold value reflects the Committee's view of the minimum acceptable result deemed worthy of a payout, the determination that the target value aligns with our strategic plan, and the premise that the maximum value signifies exceptional performance. The Committee believes that the combination of the two metrics will continue to focus management on improving long-term earnings growth and creating value for shareholders.

  •
  The Company reported Operating ROE(1) of 8.7%, 9.2% and 9.8% for the years 2016, 2017, and 2018, respectively.

  ▪
  For the 2016 period, the Committee approved two adjustments to the reported Operating ROE related to the following:

  o
  Loss on reinsurance recapture of $53 million on closed block long-term care liabilities, which was reported as a non-operating item in the Company's financial statements for the period ending December 31, 2016; and

  o
  Gain on tax settlements with the IRS of $118.7 million, which was reported as a non-operating item in the Company's financial statements for the period ending December 31, 2016.

  ▪
  As a result, operating ROE in 2016 as adjusted, was 10.84%.

  ▪
  For the 2017 and 2018 periods, there were no adjustments made to the Operating ROE calculations.

  ▪
  For the 2016 – 2018 grant, the Company's three-year average Operating ROE was 9.96%, which was above the target of 9.5% and generated a 161% payout. Three-year average Relative TSR performance produced a result of –4.8%. This placed us below the 25th percentile relative to TSR Peers, resulting in no payout for that metric.

1.
Operating ROE is a non-GAAP financial measure. See "Information Related to Non-GAAP Financial Measures" for a reconciliation to the corresponding GAAP measure.

              The table below shows actual Operating ROE and relative TSR P-share vesting for NEOs related to the 2016 – 2018 award.

Named Executive Officer	Measure	P-Shares Granted	P-Share Opportunity Earned (% of Target)	P-Shares Vested

Erik M. Helding	Operating ROE	2,800	161%	4,517
	Relative TSR	2,800	0%	0
Bruce K. Baude	Operating ROE	11,550	161%	18,633
	Relative TSR	11,550	0%	0
Eric R. Johnson	Operating ROE	11,550	161%	18,633
	Relative TSR	11,550	0%	0
Matthew J. Zimpfer	Operating ROE	13,200	161%	21,295
	Relative TSR	13,200	0%	0

    Note: Mr. Bhojwani was not employed by the Company and Mr. Helding was not an executive officer at the time of the 2016-2018 P-share grant.

    2017 – 2019 P-Share Performance Metrics and Targets

              Continuing the use of average Operating ROE in the 2017 - 2019 P-share grants encourages decisions and rewards performances that contribute to the long-term growth of the Company. Continuing the use of relative Total Shareholder Return provide an incentive to CNO executives to deliver shareholder value by outperforming our peers.

              The 2017 – 2019 P-share grant was evenly split between three-year average Operating ROE, with an 8.25% target for all NEOs, and relative TSR for our TSR Performance Peers, targeting the 50th percentile for target performance.

  •
  The 2017-2019 three-year average Operating ROE target was set below the 2016-2018 three-year average Operating ROE target for the following reasons:

  •
  When the Operating ROE target was established in late 2016 /early 2017, 2017 earnings were expected to be below 2016 levels due to:

  o
  Expected incremental costs associated with new regulatory requirements (including the costs of compliance with new cyber security regulations and the expected costs of implementing and complying with the Department of Labor's Fiduciary Standards related to sales and marketing of certain insurance products).

  o
  Macro-economic challenges including (1) continued low interest rates and (2) a strong labor market, which impacted our ability to recruit and retain agents, both of which were expected to have a significant impact on earnings growth rates.

  o
  Other unusual items that positively impacted 2016 results but were not expected to (and did not) impact 2017 results, including (1) final payments of transition service income paid to CNO by Wilton Re as part of the agreement to sell Conseco Life Insurance Company to Wilton Re in 2014, and (2) reserve releases related to policyholder actions following notification of rate increases on certain long-term care policies.

  •
  At the time that the targets were set, the pressures on 2017 earnings were not expected to abate in 2018 or 2019.

    2018 – 2020 P-Share Performance Metrics and Targets

              The 2018 - 2020 P-share grant was evenly split between three-year average Operating ROE and relative TSR for our TSR Performance Peers, targeting the 50th percentile for target performance. With the higher Operating ROE in 2017 and signs of growth reinvigorating in 2018, the 2018 - 2020 Operating ROE target was set at 10.4%.

Total Shareholder Return (TSR) Performance Peers

              The Company's relative TSR was ranked against the following TSR Performance Peers for the 2018 performance period. TSR Performance Peers are selected by the Committee on the basis of many factors, including market capitalization, premiums, revenue, assets, and lines of business, among others. The Committee reviews the TSR Performance Peers annually and obtains feedback from Aon Consulting on their continued appropriateness. The Committee believes these companies are appropriate for TSR benchmarking because each is a competitor in one or more of our core business units and/or competes directly with us for talent and distribution of our products.

              The TSR Performance Peers has remained consistent year-over-year except when a company has been acquired or has experienced a significant change in business conditions, scope of business, or operations. Below are the TSR Performance Peers that the Committee referenced for 2018 TSR benchmarking:

2018 TSR Performance Peers:

Aflac, Inc.	Kemper Corporation
American Financial Group, Inc.	Lincoln National Corp.
Arch Capital Group	MetLife, Inc.
Assurant, Inc.	Primerica, Inc.
Cincinnati Financial Corporation	Principal Financial Group, Inc.
Genworth Financial, Inc.	Prudential Financial, Inc.
Hanover Insurance Group, Inc.	Reinsurance Group of America. Incorporated
Hartford Financial Services	Torchmark Corporation
Horace Mann Educators	Unum Group
Voya Financial, Inc.

              Following feedback received from our shareholder outreach program, as well as an extensive analysis of existing and potential peers, the Committee has determined that changes to our TSR Performance Peers will be appropriate beginning with our 2019 performance period. Changes will include the addition of two companies: American Equity Investment Life Holding Company Inc. and Brighthouse Financial, and the exclusion of two companies: Arch Capital Group and Genworth Financial.

              The table below shows the opportunities for NEOs related to P-share vesting, depending on the level of performance achieved in relation to the associated grant metrics.

    2017 – 2019 and 2018 – 2020 P-Share Opportunities for NEOs

Named Executive Officer	Threshold (as a % of Granted P-Shares)	Target (as a % of Granted P-Shares)	Maximum (as a % of Granted P-Shares)

Gary C. Bhojwani	50%	100%	200%
Erik M. Helding	50%	100%	200%
Bruce K. Baude	50%	100%	200%
Eric R. Johnson	50%	100%	200%
Matthew J. Zimpfer	50%	100%	200%

Benefits

              Our NEOs are eligible to participate in all of the broad-based Company-sponsored benefits programs on the same basis as other full-time employees. These include our health and welfare benefits, such as our medical/dental plans, disability plans and life insurance. We do not offer any form of supplemental executive health or welfare programs. Executives also may participate in our 401(k) Plan. In addition, the Company has a non-qualified deferred compensation plan that primarily is intended as a "restoration" plan that provides participants the ability to defer their own compensation above the Internal Revenue Service limits imposed on the 401(k) Plan. P-shares and RSUs also may be deferred into a deferred compensation plan. We do not make annual contributions to non-qualified deferred compensation plans in addition to the amounts contributed by our executives.

Additional Information

    Prohibition against Trading in Derivatives

              It is a violation of Company policy for any senior executives to purchase, sell or engage in any other transaction involving any derivative securities or hedging related to any of our equity securities. This prohibition does not apply, however, to any exercise of our stock options pursuant to our Amended and Restated Long-Term Incentive Plan or any other benefit plans that we may adopt from time to time, any sale of our stock in connection with any cashless exercise (if otherwise permitted), or payment of withholding tax upon the exercise, of any such stock option.

    Clawback Rights

              The Company's Amended and Restated Long-Term Incentive Plan contains a clawback provision relating to our long-term equity awards, that is, stock options, P-shares and RSUs. Under this provision, if our financial statements are restated because of incorrect data, errors, omissions, or fraud, the Board Compensation Committee may, at its discretion and based on the facts and circumstances surrounding the restatement, direct the recovery of all or a portion of any equity award from one or more executives with respect to any fiscal year in which our financial results are negatively affected by such restatement. To effect this provision, we may pursue various means of recovery of awards from one or more executives, including (1) seeking repayment from the executive; (2) offsetting the recovery from an amount that otherwise would be payable to the executive under another benefit plan; (3) withholding of future equity grants, bonus awards, or salary increases; or (4) any combination of these actions.

              Our Annual Cash Incentive / P4P Plan contains recapture rights of any incentive amount paid or vested in the event that the Committee determines that the achievement of performance goals was based on incorrect data.

    Impact of Tax and Accounting on Compensation Decisions

              As a general matter, the Committee considers the various tax and accounting implications of our compensation vehicles.

              When determining the awards of long-term equity incentive grants to executives and employees, the Committee considers the accounting costs associated with the grants. Under FASB ASC Topic 718, grants of stock options, restricted stock, RSUs, and other share-based payments result in an accounting charge that is reflected in our financial statements.

              Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the chief executive officer and the three most highly compensated corporate officers, excluding the chief financial officer. Exceptions are made for qualified performance-based compensation, among other things. It is the Committee's policy to maximize the effectiveness of our executive compensation plans in this regard. Notwithstanding the consideration of tax issues, however, the Committee is of the view that compensation and benefits decisions should be driven primarily by the needs of the business, rather than by tax policy. Therefore, the Committee may make pay decisions (such as the determination of the Chief Executive Officer's base salary) that result in a compensation expense that is not fully deductible under Section 162(m). The Committee administers our incentive plans for 2018 so that payments qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code.

    Termination and Change in Control Arrangements

              Pursuant to the terms of award agreements made in accordance with our equity-based compensation plans and our employment agreements, NEOs are entitled to payments and benefits upon the occurrence of certain specified events, including termination of employment for various reasons. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in the section entitled "Potential Payments Upon Termination or Change in Control" on page 57. The terms of these arrangements were set through the course of respective employment negotiations with each NEO, with an emphasis on internal consistency. In order to align with market best practices, the payments triggered by a change in control for the CEO and his direct reports are three times and two times, respectively, their annual base salary plus target bonus. A "double trigger," constituting both a change in control and termination, is required before such payments are necessary.

              The termination of employment provisions of the agreements with NEOs were negotiated and entered into in order to address competitive concerns in the NEO recruitment process. Providing highly qualified and skilled individuals with a fixed amount of compensation offsets the potential risk of their departure from a prior employer and/or foregoing other opportunities in order to join our Company. At the time of entering into each such arrangement, the Committee carefully considers both the desirability of hiring the particular individual at the proposed compensation and also the Company's aggregate potential obligations to our NEOs as a group.

Compensation Committee Report

              The Human Resources and Compensation Committee has reviewed the Compensation Discussion and Analysis and has discussed it with management. Based on the Committee's review and discussions with management, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement. This report is provided by the following independent directors, who comprise the Committee:

    Frederick J. Sievert, Chair
    Ellyn L. Brown
    Stephen N. David

Summary Compensation Table for 2018

              The following Summary Compensation Table sets forth compensation paid to (i) our chief executive officer, (ii) our chief financial officer, and (iii) the other three most highly compensated individuals who served as executive officers of CNO as of December 31, 2018 (collectively, the "Named Executive Officers") for services rendered during 2018, 2017 and 2016.

SUMMARY COMPENSATION TABLE FOR 2018

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Gary C. Bhojwani(6)	2018	$996,528	$—	$4,666,051	$633,319	$1,338,333	$67,103	$7,701,334
Chief Executive Officer	2017	750,000	750,000	979,801	274,363	1,573,194	95,276	4,422,634
	2016	517,307	—	4,312,620	520,705	751,579	74,843	6,177,054
Erik M. Helding(7)	2018	441,667	—	566,480	130,395	380,968	25,291	1,554,801
Chief Financial Officer	2017	400,000	—	900,793	219,491	503,422	21,831	2,045,537
	2016	357,813	—	427,010	303,152	302,946	16,289	1,407,210
Bruce K. Baude	2018	615,000	—	566,480	130,395	553,521	31,595	1,896,991
Chief Operations &	2017	600,000	—	685,649	192,023	964,114	22,469	2,464,255
Technology Officer	2016	559,487	800,000	813,702	390,122	635,149	28,683	3,227,143
Eric R. Johnson	2018	520,833	—	566,480	130,395	631,893	17,317	1,866,918
Chief Investment Officer	2017	500,000	—	685,649	192,023	794,133	8,617	2,180,422
	2016	500,000	—	469,161	390,122	551,696	13,960	1,924,939
Matthew J. Zimpfer	2018	541,667	—	1,212,107	149,050	470,671	28,257	2,401,752
General Counsel	2017	500,000	—	685,649	192,023	602,571	16,309	1,996,552
	2016	491,667	—	536,184	445,854	419,963	17,636	1,911,304

(1)
The amount in this column for Mr. Bhojwani in 2017 represents an amount paid pursuant to the terms of his employment agreement in connection with his relocation to Chicago, Illinois. The amount in this column for Mr. Baude in 2016 represents a Company contribution to his account in the CNO deferred compensation plan. One half of that contribution vested on June 1, 2017 and the balance vested on June 1, 2018. Amounts paid to the Named Executive Officers under the Company's Annual Cash Incentive/P4P Plan are included in the column "Non-Equity Incentive Plan Compensation."

(2)
This column represents the aggregate grant date fair value of restricted stock and performance share awards, in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information, see Note 11 to the CNO financial statements in the Form 10-K for the year ended December 31, 2018, as filed with the SEC. See the "Grants of Plan-Based Awards" table for information on awards made in 2018. The amounts in this column do not necessarily correspond to the actual value that will be recognized by the Named Executive Officers. The amounts in this column for 2018 include the grant date value of performance share awards based on the targeted amounts for each of the Named Executive Officers. Under the terms of those performance share awards, the officers are entitled to receive 200% of the targeted number of shares if the Company equals or exceeds the maximum performance levels set forth in those awards. If the maximum performance levels are achieved for the performance share awards made in 2018, the aggregate grant date value of the awards shown in this column would be as follows: Mr. Bhojwani, $6,439,415; Mr. Helding, $931,621; Mr. Baude, $931,621; Mr. Johnson, $931,621; and Mr. Zimpfer $1,629,340.

(3)
This column represents the aggregate grant date fair value of stock options granted to each of the Named Executive Officers, in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2018 grants, refer to Note 11 of the CNO financial statements in the Form 10-K for the year ended December 31, 2018, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to 2018, refer to the note on stockholders' equity and stock-related information to the CNO financial statements in the Form 10-K for the respective year-end. See the "Grants of Plan-Based Awards" table for information on options granted in 2018, and see "Impact of Tax and Accounting on Compensation Decisions" in the Compensation Discussion and Analysis for additional discussion. The amounts in this column do not necessarily correspond to the actual value that will be recognized by the Named Executive Officers.

(4)
This column represents the dollar amount of payments made after year end to the Named Executive Officers based on performance for the specified year with respect to the targets established under the Company's Annual Cash Incentive/P4P Plan.

(5)
For 2018, the amounts reported in this column represent the amounts paid for: (i) group life insurance premiums; (ii) Company contributions to the 401(k) Plan; (iii) dividends paid on unvested shares of restricted common stock and dividend equivalents paid upon vesting of performance share awards; (iv) spousal travel; (v) reimbursement for taxes paid on amounts related to spousal travel; and (vi) other amounts.

The table below shows such amounts for 2018 for each Named Executive Officer:

Name	Group Life Insurance Premiums	401(k) Plan Contributions	Dividends	Spousal Travel	Tax Reimbursement	Other
Gary C. Bhojwani	$966	$8,250	$41,440	$9,184	$7,263	$—
Erik M. Helding	630	8,250	16,411	—	—	—
Bruce K. Baude	966	8,250	22,379	—	—	—
Eric R. Johnson	1,806	—	15,511	—	—	—
Matthew J. Zimpfer	966	8,250	18,997	—	19	25
(6)
Mr. Bhojwani became President of CNO on April 18, 2016 and became Chief Executive Officer on January 1, 2018.

(7)
Mr. Helding became an executive officer of CNO upon his promotion to Chief Financial Officer on April 11, 2016.

Grants of Plan-Based Awards in 2018

              The following table shows certain information concerning grants of plan-based awards in 2018 to the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS IN 2018

					Estimated Future Payouts (in Shares of Common Stock) Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)								Exercise or Base Price of Option Awards(5)	Grant Date Fair Value of Stock and Option Awards(6)
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Gary C. Bhojwani		$750,000	$1,500,000	$3,000,000
	2-21-18								100,150	$23.33	$633,319
	2-21-18				34,895	69,790	139,580				1,773,364
	2-21-18							123,990			2,892,687
Erik M. Helding		213,493	426,986	853,972
	2-21-18								20,620	23.33	130,395
	2-21-18				7,185	14,370	28,740				365,142
	2-21-18							8,630			201,338
Bruce K. Baude		307,619	615,238	1,230,476
	2-21-18								20,620	23.33	130,395
	2-21-18				7,185	14,370	28,740				365,142
	2-21-18							8,630			201,338
Eric R. Johnson		260,582	521,164	1,042,328
	2-21-18								20,620	23.33	130,395
	2-21-18				7,185	14,370	28,740				365,142
	2-21-18							8,630			201,338
Matthew J. Zimpfer		261,576	523,151	1,046,302
	2-21-18								23,570	23.33	149,050
	2-21-18				8,210	16,420	32,840				417,232
	2-21-18							18,070			421,573
	9-28-18							17,592			373,302

(1)
These amounts represent the threshold, target and maximum amounts that would have been payable for 2018 if the corresponding performance-based metrics under the Annual Cash Incentive/P4P Plan had been achieved. The amounts shown have been pro-rated to reflect any change during the year in the target as a percentage of base salary. The amounts paid for 2018 performance under the Annual Cash Incentive/P4P Plan are listed in the Summary Compensation Table on page 50 of this Proxy Statement under the column heading "Non-Equity Incentive Plan Compensation."

(2)
These amounts represent the threshold, target and maximum number of shares that the Named Executive Officers can receive under the terms of the performance share awards made in 2018. See footnote (3) to the "Outstanding Equity Awards at 2018 Fiscal Year-End" table below for additional information regarding the 2018 performance share awards.

(3)
The amount in this column represents the number of restricted stock units that were awarded to the Named Executive Officers during 2018 under the Amended and Restated Long-Term Incentive Plan. A portion of the restricted stock units awarded to Mr. Bhojwani and Mr. Zimpfer on February 21, 2018 were one-time in nature. See "—Certain One-Time Grants" in the Compensation Discussion and Analysis for more information.

(4)
The amounts in this column represent the number of stock options granted to the Named Executive Officers during 2018 under the Amended and Restated Long-Term Incentive Plan.

(5)
The exercise price equals the closing sales price of CNO common stock on the New York Stock Exchange on the date of grant.

(6)
The values included in this column represent the grant date fair value of restricted stock, performance share (at target) and option awards computed in accordance with ASC 718. A description of the assumptions used in calculating these values may be found in Note 11 to the CNO financial statements in the Form 10-K for the year ended December 31, 2018, as filed with the SEC.

Narrative Supplement to the Summary Compensation Table and the Grants of Plan-Based Awards in 2018 Table

Employment Agreements

              Chief Executive Officer.  We have an employment agreement with Mr. Bhojwani pursuant to which he serves as Chief Executive Officer for a term ending on December 31, 2020. His employment agreement provides for an annual base salary (currently $1,000,000), with increases from time to time based on his performance, and an annual performance-based bonus with a target of 150% of base salary and a maximum of 300% of base salary. As described more fully in "Potential Payments upon Termination or Change in Control," if Mr. Bhojwani's employment is terminated by us without "Cause" or if he resigns "With Reason" (as defined in his employment agreement), or his employment is terminated by reason of his death or "Disability" (as defined in his employment agreement), Mr. Bhojwani would be entitled to receive specified additional benefits. Mr. Bhojwani is subject to a non-solicitation and non-competition clause throughout the term of his agreement and for one year thereafter.

              Chief Financial Officer.  We have an employment agreement with Mr. Helding, pursuant to which he serves as Executive Vice President and Chief Financial Officer, for a term ending on April 11, 2019. His employment agreement provides for an annual base salary (currently $465,000), with increases from time to time based on his performance, and an annual performance-based bonus with a target of 100% of base salary and a maximum of 200% of base salary. As described more fully in "Potential Payments upon Termination or Change in Control," if Mr. Helding's employment is terminated by us without "Cause" or if he resigns "With Reason" (as defined in his employment agreement), or his employment is terminated by reason of his death or "Disability" (as defined in his employment agreement), Mr. Helding would be entitled to receive specified additional benefits. Mr. Helding is subject to a non-solicitation clause throughout the term of his agreement and for one year thereafter.

              Chief Operations and Technology Officer.  We have an employment agreement with Mr. Baude pursuant to which he serves as Executive Vice President and Chief Operations and Technology Officer, for a term ending on July 31, 2019. His employment agreement provides for an annual salary (currently $635,000), with increases from time to time based on his performance) and an annual performance-based bonus with a target of 100% of base salary and a maximum of 200% of base salary. As described more fully in "Potential Payments upon Termination or Change in Control," if Mr. Baude's employment is terminated by us without "Cause" or if he resigns "With Reason" (as defined in his employment agreement), or his employment is terminated by reason of his death or "Disability" (as defined in his employment agreement), Mr. Baude would be entitled to receive specified additional benefits. Mr. Baude is subject to a non-solicitation clause throughout the term of the agreement and for one year thereafter.

              Chief Investment Officer.  We have an employment agreement with Mr. Johnson, pursuant to which he serves as Executive Vice President and Chief Investment Officer of CNO and President of 40--86 Advisors, Inc., a wholly owned subsidiary of CNO, for a term ending on September 30, 2019. His employment agreement provides for an annual base salary (currently $550,000), with increases from time to time based on his performance, and an annual performance-based bonus with a target of 100% of base salary and a maximum of 200% of base salary. As described more fully in "Potential Payments upon Termination or Change in Control," if Mr. Johnson's employment is terminated by us without "Cause" or if he resigns "With Reason" (as defined in his employment agreement), or his employment is terminated by reason of his death or "Disability" (as defined in his employment agreement), Mr. Johnson would be entitled to receive specified additional benefits. Mr. Johnson is subject to a non-solicitation clause throughout the term of his agreement and for one year thereafter.

              General Counsel.  We have an employment agreement with Mr. Zimpfer, pursuant to which he serves as Executive Vice President and General Counsel, for a term ending on June 30, 2020. His employment agreement provides for an annual base salary (currently $583,000), with increases from time to time based on his performance, and an annual performance-based bonus with a target of 100% of base salary and a maximum of 200% of base salary. As described more fully in "Potential Payments upon Termination or Change in Control," if Mr. Zimpfer's employment is terminated by us without "Cause" or if he resigns "With Reason" (as defined in his employment agreement), or his employment is terminated by reason of his death or "Disability" (as defined in his employment agreement), Mr. Zimpfer would be entitled to receive specified additional benefits. Mr. Zimpfer is subject to a non-solicitation clause throughout the term of his agreement and for one year thereafter.

              See "Summary of Components of Regular Total Direct Compensation in 2018 at Target" on page 34 of this Proxy Statement for information regarding the portion of total compensation for the Named Executive Officers represented by the salary and bonus payable under the executive employment agreements described above.

Terms of Equity-Based Awards

Vesting Schedule

              Unless otherwise provided in the footnote disclosure to the table of Outstanding Equity Awards at 2018 Fiscal Year-End on pages 55 and 56 of this Proxy Statement, one-half of each option award vests on the second anniversary of the date of grant and the other one-half vests on the third anniversary of the date of grant. Options granted in 2015 – 2018 expire ten years from the date of grant, and options granted in 2012 – 2014 expire seven years from the date of grant.

              Awards of restricted stock generally vest in three equal annual installments beginning one year after the grant, subject to continued service through the vesting dates. Performance share awards are measured over a three-year performance period at which time they will vest only if the financial goals have been achieved, subject to continued service through the vesting dates. Unless otherwise noted, grants to the Named Executive Officers have vesting schedules identical to other officers.

Forfeiture and Post-Employment Treatment

              Holders of stock options generally have 90 days after termination of employment to exercise options to the extent they were vested on the date of termination. Unvested restricted stock and performance shares are generally forfeited upon termination of employment except upon retirement, disability or death. Awards outstanding under the Company's Amended and Restated Long-Term Incentive Plan will be treated as follows upon termination of employment due to an individual's retirement or disability (except as otherwise provided in the individual award agreement): (i) outstanding stock options will continue to vest on the original vesting schedule and the individual may exercise the options until the earlier of the expiration date for such options or five years after the date of retirement; (ii) any unvested restricted stock will continue to vest after retirement on the same vesting schedule as if the individual had remained employed by CNO; and (iii) a pro rata portion of any performance shares will vest and will be payable to the extent the performance criteria are met at the same time as others receive payments under such performance share award. For the purpose of the Amended and Restated Long-Term Incentive Plan, "retirement" means voluntary termination of employment after achieving either 62 years of age, or 60 years of age with at least 10 years of employment with the Company. Upon an individual's death: (i) outstanding stock options will vest and be exercisable for 12 months; (ii) restricted stock will vest; and (iii) a pro rata portion of any performance shares will vest and be payable to the extent the performance criteria are met at the same time as others receive payments under such performance share award.

Option Exercise Price

              Options granted under the Company's Amended and Restated Long-Term Incentive Plan have an exercise price equal to the closing price on the date of grant.

Dividends

              Holders of unvested restricted stock or restricted stock units granted prior to May 2017 are entitled to receive any cash dividends or dividend equivalents at the same times and in the same amounts per share as holders of the Company's common stock. For restricted stock units granted since May 2017, the recipient will be entitled to dividend equivalents upon vesting. The payments of cash dividends and dividend equivalents are taxed as compensation income to the holders of the restricted stock or restricted stock units. Holders of performance share awards are entitled to dividend equivalents on any performance shares that vest. Such dividend equivalents are payable in cash at the time of vesting of the performance shares to the extent that cash dividends are paid on the common stock underlying the performance shares after the award date and prior to the issuance of shares upon vesting.

Outstanding Equity Awards at 2018 Fiscal Year-End

              The following table sets forth certain information concerning outstanding equity awards held by the Named Executive Officers as of December 31, 2018.

 OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END

						STOCK AWARDS
									Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
								Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)
		OPTION AWARDS
Name	Award Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)
Gary C. Bhojwani	5-5-16(5)	45,300	45,300	$18.43	5-5-26	78,000	$1,160,640	—	$—
	2-23-17(6)	—	44,250	21.06	2-23-27	9,167	136,405	13,890	206,683
	2-23-17(7)	—	—	—	—	—	—	27,780	413,366
	2-21-18(8)	—	100,150	23.33	2-21-28	82,110	1,221,797	34,895	519,238
	2-21-18(9)	—	—	—	—	—	—	69,790	1,038,475
	2-21-18(10)	—	—	—	—	41,880	623,174	—	—
Erik M. Helding	2-28-12	5,750	—	7.51	2-28-19	—	—	—	—
	2-27-13	15,200	—	10.88	2-27-20	—	—	—	—
	3-20-14	12,170	—	19.15	3-20-21	—	—	—	—
	2-25-15	14,530	—	16.42	2-25-25	—	—	—	—
	2-23-16(11)	8,650	8,650	17.38	2-23-26	1,766	26,278	—	—
	5-5-16(12)	18,150	18,150	18.43	5-5-26	12,000	178,560	—	—
	2-23-17(6)	—	35,400	21.06	2-23-27	12,892	191,833	11,110	165,317
	2-23-17(7)	—	—	—	—	—	—	22,220	330,634
	2-21-18(8)	—	20,620	23.33	2-21-28	8,630	128,414	7,185	106,913
	2-21-18(9)	—	—	—	—	—	—	14,370	213,826
Bruce K. Baude	2-27-13	65,200	—	10.88	2-27-20	—	—	—	—
	3-20-14	40,130	—	19.15	3-20-21	—	—	—	—
	2-25-15	51,290	—	16.42	2-25-25	—	—	—	—
	2-23-16(11)	35,700	35,700	17.38	2-23-26	6,608	98,327	—	—
	2-23-17(6)	—	30,970	21.06	2-23-27	6,415	95,455	9,720	144,634
	2-23-17(7)	—	—	—	—	—	—	19,440	289,267
	2-21-18(8)	—	20,620	23.33	2-21-28	8,630	128,414	7,185	106,913
	2-21-18(9)	—	—	—	—	—	—	14,370	213,826
Eric R. Johnson	2-28-12	69,300	—	7.51	2-28-19	—	—	—	—
	2-27-13	65,200	—	10.88	2-27-20	—	—	—	—
	3-20-14	43,470	—	19.15	3-20-21	—	—	—	—
	2-25-15	51,290	—	16.42	2-25-25	—	—	—	—
	2-23-16(11)	35,700	35,700	17.38	2-23-26	—	—	—	—
	2-23-17(6)	—	30,970	21.06	2-23-27	6,415	95,455	9,720	144,634
	2-23-17(7)	—	—	—	—	—	—	19,440	289,267
	2-21-18(8)	—	20,620	23.33	2-21-28	8,630	128,414	7,185	106,913
	2-21-18(9)	—	—	—	—	—	—	14,370	213,826
Matthew J. Zimpfer	3-20-14	36,780	—	19.15	3-20-21	—	—	—	—
	2-25-15	51,290	—	16.42	2-25-25	—	—	—	—
	2-23-16(11)	40,800	40,800	17.38	2-23-26	—	—	—	—
	2-23-17(6)	—	30,970	21.06	2-23-27	6,415	95,455	9,720	144,634
	2-23-17(7)	—	—	—	—	—	—	19,440	289,267
	2-21-18(8)	—	23,570	23.33	2-21-28	18,070	268,882	8,210	122,165
	2-21-18(9)	—	—	—	—	—	—	16,420	244,330
	9-28-18(13)	—	—	—	—	17,592	261,769	—	—

(1)
All options in this table that were granted in 2015 – 2018 have a 10 year expiration date, and options granted in 2012 – 2014 have a seven year expiration date. All options are subject to acceleration for certain events.

(2)
Based on the closing sales price of CNO common stock on December 31, 2018 ($14.88).

(3)
In accordance with SEC rules, the amounts included in this column represent the number of shares of CNO common stock to which the Named Executive Officer will be entitled if the Company achieves the maximum performance level with respect to the performance share awards made in 2017 and 2018 based on average operating return on equity and achieves the target level with respect to the performance share awards made in 2017 and 2018 based on total shareholder return. For the 2017 and 2018 performance share awards, one-half of the aggregate award is based on the Company's three-year average operating return on equity, with a target of 8.25% for 2017 and 9.25% for 2018. The other half of the performance share awards made in 2017 and 2018 is based on relative total shareholder return for a comparator group, targeting the 50th percentile. For purposes of these awards, average operating return on equity is calculated based on "Operating earnings", defined as net income applicable to common stock before: (i) loss on extinguishment of debt, net of income taxes; (ii) net realized investment gains or losses, net of related amortization and income taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to fixed index annuities, net of related amortization and income taxes; (iv) equity in earnings of certain non-strategic investments, earnings attributable to non-controlling interests and earnings from discontinued operations, in each case net of income taxes; (v) changes to the valuation allowance for deferred tax assets; (vi) the cumulative effect of change in accounting principles, net of income taxes; (vii) after-tax mark-to-market change in the agent deferred compensation liability; (viii) gain or loss related to any long-term care reinsurance transaction entered into after the grant date; and (ix) unusual income or expense items, net of income taxes, that are unlikely to recur as determined by the Human Resources and Compensation Committee.

(4)
The dollar amounts in this column equal the number of performance shares, calculated as described in footnote (3) above, multiplied by the closing sales price of CNO common stock on December 31, 2018 ($14.88).

(5)
One-half of these options vested on May 5, 2018 and the balance vests on May 5, 2019. The remaining shares of restricted stock from this award vest on May 5, 2019.

(6)
One-half of these options vested on February 23, 2019 and the balance vests on February 23, 2020. Any remaining restricted stock units from the award on this date vest in two equal installments beginning March 25, 2019. The performance share awards included in the last two columns are based on total shareholder return over the 2017 – 2019 performance period.

(7)
These are performance share awards based on average operating return on equity over the 2017 – 2019 performance period. See footnote (3) above for additional information.

(8)
One-half of these options vest on February 23, 2020 and the balance vests on February 23, 2021. The restricted stock units awarded on this date vest in three equal installments beginning March 25, 2019. The performance share awards included in the last two columns are based on total shareholder return over the 2018 – 2020 performance period.

(9)
These are performance share awards based on average operating return on equity over the 2018 – 2020 performance period. See footnote (3) above for additional information.

(10)
These restricted stock units vest in full on March 25, 2021.

(11)
One-half of these options vested on February 23, 2018 and the balance vested on February 23, 2019. Any remaining shares of restricted stock awarded on this date vest on March 25, 2019.

(12)
One-half of these options vested on May 5, 2018 and the balance vests on May 5, 2019. The shares of restricted stock awarded on this date vest on May 5, 2019.

(13)
The restricted stock units awarded on this date vest in three equal annual installments beginning September 28, 2019.

Option Exercises and Stock Vested in 2018

              The following table provides information, for the Named Executive Officers, concerning (i) stock option exercises during 2018 and the value realized upon exercise (before payment of any applicable withholding tax) and (ii) the number of shares acquired upon the vesting of restricted stock awards and restricted stock units in 2018 and performance share awards (for the 2016 – 2018 performance period) and the value realized upon vesting (in each case before payment of any applicable withholding tax).

OPTION EXERCISES AND STOCK VESTED IN 2018

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired On Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Gary C. Bhojwani	—	$—	82,723	$1,682,157
Erik M. Helding	—	—	10,640	240,904
Bruce K. Baude	—	—	36,506	826,722
Eric R. Johnson	83,100	1,310,487	27,867	643,230
Matthew J. Zimpfer	—	—	27,867	643,230

Nonqualified Deferred Compensation in 2018

              The following table shows certain information concerning nonqualified deferred compensation activity in 2018 for our Named Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION IN 2018

Name	Executive Contributions in 2018	CNO Contributions in 2018	Aggregate Earnings (Loss) in 2018(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/18(2)
Gary C. Bhojwani	$—	$—	$(48,686)	$—	$706,144
Erik M. Helding	132,599	—	(38,454)	—	291,740
Bruce K. Baude	—	—	34	461,395	—
Eric R. Johnson	—	—	—	—	—
Matthew J. Zimpfer	57,212	—	(8,215)	—	437,560

(1)
Amounts in this column are not required to be included in the Summary Compensation Table on page 50 of this Proxy Statement.

(2)
Amounts included in this column reflect the following amounts contributed under the deferred compensation plan by or on behalf of the Named Executive Officers, which amounts were in each case included in the summary compensation table for the named executive officers for the year(s) to which the compensation relates: Mr. Bhojwani, $750,000; Mr. Helding, $279,409; and Mr. Zimpfer, $57,212.

              The 2018 Nonqualified Deferred Compensation table presents amounts deferred under our Deferred Compensation Plan. Participants may defer up to 100% of their base salary and annual incentive plan payments, as well as equity awards, under the Deferred Compensation Plan. Deferred amounts (other than equity awards) are credited with earnings or losses based on the return of mutual funds selected by the executive, which the executive may change at any time. We do not make matching contributions to participants' accounts under the Deferred Compensation Plan. Distributions are made in either a lump sum or an annuity as chosen by the executive at the time of deferral.

Potential Payments Upon Termination or Change in Control

              Each of the Named Executive Officers listed below would be entitled to certain payments upon termination of employment arising under (i) benefit plans covering all employees such as group life insurance coverage, (ii) agreements covering awards made under the Company's Long-Term Incentive Plan and (iii) the terms of an employment agreement between the Named Executive Officer and the Company or one of its subsidiaries. See "Termination and Change in Control Arrangements" on page 48 of this Proxy Statement for additional information regarding these arrangements. The following table estimates the amounts that would have been payable to the Named Executive Officers upon termination of employment under each of the identified circumstances as of December 31, 2018:

Name	Voluntary or For Cause Termination	Disability	Death	Without Cause or With Good Reason	Involuntary Termination within 6 months before or 2 years after Change In Control
Gary C. Bhojwani(1)	—	$1,500,000	$1,400,000	$3,854,871	$14,191,187
Erik M. Helding(2)	—	450,000	850,000	1,280,968	3,522,743
Bruce K. Baude(3)	—	618,000	1,018,000	1,789,521	4,102,357
Eric R. Johnson(4)	—	525,000	925,000	1,681,893	3,710,402
Matthew J. Zimpfer(5)	—	550,000	950,000	1,570,671	4,097,173

(1)
For Mr. Bhojwani, his employment agreement provides for payments upon termination of employment as follows: (i) due to disability, a pro rata portion of his target annual bonus ($1,500,000 as of December 31, 2018); (ii) upon death, an amount equal to his annual salary (in addition, he would be entitled to receive $400,000 under the Company's group life insurance plan); (iii) without "Just Cause" or "With Reason" (as defined in his agreement), an amount equal to the pro rata portion of his actual bonus ($1,338,333 for 2018) plus an amount equal to the sum of his target bonus and his annual salary plus continued participation for up to 12 months for Mr. Bhojwani and his family in all medical, health and life insurance plans at the same benefit level at which he and his family were participating on the date of his termination (the amount in the table includes $16,538 for 12 months of such benefits); and (iv) upon an involuntary termination within six months in anticipation of or within two years after a change in control, an amount equal to his pro rata actual bonus for the year of termination plus three times the sum of his salary and target bonus plus continued participation for up to 24 months for Mr. Bhojwani and his family in all medical, health and life insurance plans at the same benefit level at which he and his family were participating on the date of his termination (the amount in the table includes $33,076 for 24 months of such benefits). In the event of a termination upon a change in control, in addition to the amounts payable under his employment agreement, the vesting of his awards under the Company's Long-Term Incentive Plan would be accelerated and the amount shown for Mr. Bhojwani includes the value as of December 31, 2018 of the accelerated vesting of options ($0), restricted stock ($3,142,016) and target performance shares ($2,177,762).

(2)
For Mr. Helding, his employment agreement provides for payments upon termination of employment as follows: (i) due to disability, a pro rata portion of his target annual bonus ($450,000 as of December 31, 2018); (ii) upon death, an amount equal to his annual salary (in addition, he would be entitled to receive $400,000 under the Company's group life insurance plan); (iii) without "Just Cause" or "With Reason" (as defined in his agreement), an amount equal to the pro rata portion of his actual bonus ($380,968 for 2018) plus an amount equal to the sum of his target bonus and his annual salary; and (iv) upon an involuntary termination within six months in anticipation of or within two years after a change in control, an amount equal to his pro rata actual bonus for the year of termination plus two times the sum of his salary and target bonus. In the event of a termination upon a change in control, in addition to the amounts payable under his employment agreement, the vesting of his awards under the Company's Long-Term Incentive Plan would be accelerated and the amount shown for Mr. Helding includes the value as of December 31, 2018 of the accelerated vesting of options ($0), restricted stock ($525,085) and target performance shares ($816,690).

(3)
For Mr. Baude, his employment agreement provides for payments upon termination of employment as follows: (i) due to disability, a pro rata portion of his target annual bonus ($618,000 as of December 31, 2018); (ii) upon death, an amount equal to his annual salary (in addition, he would be entitled to receive $400,000 under the Company's group life insurance plan); (iii) without "Just Cause" or "With Reason" (as defined in his agreement), an amount equal to the pro rata portion of his actual bonus ($553,521 for 2018) plus an amount equal to the sum of his target bonus and his annual salary; and (iv) upon an involuntary termination within six months in anticipation of or within two years after a change in control, an amount equal to his pro rata actual bonus for the year of termination plus two times the sum of his salary and target bonus. In the event of a termination upon a change in control, in addition to the amounts payable under his employment agreement, the vesting of his awards under the Company's Long-Term Incentive Plan would be accelerated and the amount shown for Mr. Baude includes the value as of December 31, 2018 of the accelerated vesting of options ($0), restricted stock ($322,196) and target performance shares ($754,640).

(4)
For Mr. Johnson, his employment agreement provides for payments upon termination of employment as follows: (i) due to disability, a pro rata portion of his target annual bonus ($525,000 as of December 31, 2018); (ii) upon death, an amount equal to his annual salary (in addition, he would be entitled to receive $400,000 under the Company's group life insurance plan); (iii) without "Just Cause" or "With Reason" (as defined in his agreement), an amount equal to the pro rata portion of his actual bonus ($631,893 for 2018) plus an amount equal to the sum of his target bonus and his annual salary; and (iv) upon an involuntary termination within six months in anticipation of or within two years after a change in control, an amount equal to his pro rata actual bonus for the year of termination plus two times the sum of his salary and target bonus. In the event of a termination upon a change in control, in addition to the amounts payable under his employment agreement, the vesting of his awards under the Company's Long-Term Incentive Plan would be accelerated and the amount shown for Mr. Johnson includes the value as of December 31, 2018 of the accelerated vesting of options ($0), restricted stock ($223,869) and target performance shares ($754,640).

(5)
For Mr. Zimpfer, his employment agreement provides for payments upon termination of employment as follows: (i) due to disability, a pro rata portion of his target annual bonus ($550,000 as of December 31, 2018); (ii) upon death, an amount equal to his annual salary (in addition, he would be entitled to receive $400,000 under the Company's group life insurance plan); (iii) without "Just Cause" or "With Reason" (as defined in his agreement), an amount equal to the pro rata portion of his actual bonus ($470,671 for 2018) plus an amount equal to the sum of his target bonus and his annual salary; and (iv) upon an involuntary termination within six months in anticipation of or within two years after a change in control, an amount equal to his pro rata actual bonus for the year of termination plus two times the sum of his salary and target bonus. In the event of a termination upon a change in control, in addition to the amounts payable under his employment agreement, the vesting of his awards under the Company's Long-Term Incentive Plan would be accelerated and the amount shown for Mr. Zimpfer includes the value as of December 31, 2018 of the accelerated vesting of options ($0), restricted stock ($626,106) and target performance shares ($800,396).

CEO Pay Ratio

              The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. We determined our median employee based on W-2 gross earnings of each of our 3,337 employees as of December 31, 2018. W-2 gross earnings data are readily available, consistently reported for our entire employee population and provide a fair representation of the total compensation an employee receives in a given year. Of the two potential median employees, we selected the salaried versus commission-based employee due to the greater consistency expected in future years in the amount earned by the salaried employee. The annual total compensation of our median employee for 2018 was $62,652. As disclosed in the Summary Compensation Table appearing on page 50, the 2018 annual total compensation for Mr. Bhojwani was $7,701,334. Based on the information above, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees is 123 to 1.

PROPOSAL 2

REPLACEMENT NOL PROTECTIVE AMENDMENT
TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO PRESERVE VALUE OF TAX NET OPERATING LOSSES AND CERTAIN OTHER TAX LOSSES

Introduction and Effective Date

              In 2016, following shareholder approval, we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the "NOL Protective Amendment") to, among other things, extend the term of certain restrictions on transfers of our common stock or other interests that would be treated as our "stock" for purposes of Section 382 ("Section 382") of the Internal Revenue Code of 1986, as amended (the "Code"). These restrictions were designed to prevent transfers of our stock that could otherwise result in an ownership change under Section 382 and, therefore, adversely affect our ability to utilize tax net operating losses ("NOLs") and certain other tax losses (collectively, "Tax Benefits") to offset our taxable income for U.S. federal income tax purposes. The NOL Protective Amendment will expire according to its terms on July 31, 2019.

              At the Annual Meeting, you will consider and vote on an amendment (the "Replacement NOL Protective Amendment") to our Amended and Restated Certificate of Incorporation to replace the NOL Protective Amendment with a new amendment that is substantially the same as the NOL Protective Amendment. The Replacement NOL Protective Amendment will take effect on July 31, 2019 and will replace the NOL Protective Amendment. The Replacement NOL Protective Amendment will expire according to its terms on July 31, 2022.

Purpose of the Replacement NOL Protective Amendment

              As of December 31, 2018, we had approximately $3.3 billion of federal tax NOLs resulting in deferred tax assets of approximately $.7 billion (of which $.5 billion expires in years 2023 through 2035 and $.2 billion has no expiration date). Generally, the unexpired balance of our Tax Benefits can be used to offset tax on income (if any). However, as discussed further below, the utilization of Tax Benefits to offset taxable income can be limited in certain circumstances. Because the amount and timing of our future taxable income cannot be accurately predicted, we cannot predict the amount of Tax Benefits that will ultimately be used to reduce our income tax liability. Although we are unable to quantify an exact value, we believe that the Tax Benefits are a very valuable asset and the Board believes it is in the Company's best interests to attempt to prevent the imposition of limitations on their use by adopting the Replacement NOL Protective Amendment.

              The benefit of the Tax Benefits to the Company could be significantly reduced or eliminated if we experience an "ownership change" within the meaning of Section 382 (an "Ownership Change"). An Ownership Change can occur through one or more acquisitions of our stock, whether or not occurring pursuant to a single plan, by which shareholders or groups of shareholders, each of whom owns or is deemed to own directly or indirectly at least 5% or more in value of our stock, increase their aggregate ownership of our stock by more than 50 percentage points over their lowest aggregate percentage interest within a rolling three-year period. See "— Section 382 Ownership Change Calculations" below for additional detail. If that were to happen, we would only be allowed to use a limited amount of Tax Benefits to offset our taxable income subsequent to an Ownership Change (the "Annual 382 Limitation"). The Annual 382 Limitation is obtained by multiplying (i) the aggregate value of our outstanding equity immediately prior to the Ownership Change (reduced by certain capital contributions made during the immediately preceding two years and certain other items) by (ii) the federal long-term tax-exempt rate (as defined by Section 382 and regularly published by the Internal Revenue Service (the "IRS")) in effect for the month of the Ownership Change. The Annual 382 Limitation is subject to certain adjustments and limitations. If we were to experience an Ownership Change at our current stock price levels, we believe we would be subject to the Annual 382 Limitation which would result in a material amount of Tax Benefits expiring unused, resulting in a significant impairment to the Company's deferred tax assets. Additionally, the writedown of our deferred tax assets that would occur in the event of an Ownership Change for purposes of Section 382 could cause us to breach the debt to total capitalization covenant in our senior secured credit facility.

              If the Company were to have taxable income in excess of the Annual 382 Limitation following an Ownership Change, it would not be able to utilize Tax Benefits to offset the tax liability on the excess of taxable income over the Annual 382 Limitation. Although any Tax Benefits not used as a result of the Annual 382 Limitation would remain available to offset taxable income in future years (subject to the Annual 382 Limitation) until the expiration of such Tax Benefits, an Ownership Change could (i) significantly defer the utilization of such Tax Benefits, (ii) accelerate payment of tax liabilities and (iii) result in the expiration of certain Tax Benefits prior to their utilization. Because the aggregate value of our outstanding common stock and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the Annual 382 Limitation which would apply upon an Ownership Change, but such limitation could be material.

              Currently, we do not believe that we have experienced an Ownership Change, but calculating whether an Ownership Change has occurred is subject to inherent uncertainty. This uncertainty results from the complexity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities. However, we and our advisors have analyzed the information available, along with various scenarios of possible future changes of ownership. We believe that if no actions were taken, it is possible that we could undergo an Ownership Change in the future.

              Effective November 13, 2017, the Board adopted a Third Amended and Restated Section 382 Rights Agreement (the "Third Amended and Restated Section 382 Rights Agreement"), which was approved by the shareholders at the Company's 2018 Annual Meeting. Although the Third Amended and Restated Section 382 Rights Agreement assists in protecting the Tax Benefits by acting as a deterrent to any person or group acquiring 4.99% or more of our stock without the approval of the Board, we do not have the ability to completely restrict transactions that could result in an Ownership Change and there is nothing we can do under the Third Amended and Restated Section 382 Rights Agreement to block the impact of any resulting Ownership Change. The Board believes the best interests of shareholders will be served by extending the effective date of the provisions in the NOL Protective Amendment that are designed to restrict direct and indirect transfers of our stock if such transfers will affect the percentage of stock that is treated as owned by a 4.99% shareholder. In addition, the Replacement NOL Protective Amendment, like the NOL Protective Amendment, includes a mechanism to prevent an Ownership Change while allowing purchasers to receive their money back from prohibited purchases. In order to continue these transfer restrictions beyond July 31, 2019, the Replacement NOL Protective Amendment must be approved.

              The Replacement NOL Protective Amendment is contained in a proposed amended and restated ARTICLE FIFTEEN to our Amended and Restated Certificate of Incorporation which is attached as Annex A to this Proxy Statement and is incorporated by reference herein. You are urged to read carefully the Replacement NOL Protective Amendment in its entirety as the discussion in this Proxy Statement is only a summary. The Replacement NOL Protective Amendment will only become effective if approved by the requisite vote of shareholders.

Section 382 Ownership Change Calculations

              Generally, an Ownership Change can occur through one or more acquisitions by which one or more shareholders, each of whom owns or is deemed to own directly or indirectly 5% or more in value of a corporation's stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest aggregate percentage of stock owned by such shareholders at any time during the preceding rolling three-year period. The amount of the increase in the percentage of stock ownership (measured as a percentage of the value of the corporation's outstanding shares rather than voting power) of each "5-percent shareholder" (within the meaning of Section 382) is computed separately, and each such increase is then added together with any other such increases to determine whether an Ownership Change has occurred.

              For example, if a single investor acquired 50.1% of our stock in a three-year period, an Ownership Change would occur. Similarly, if ten persons, none of whom owned our stock, each acquired slightly over 5% of our stock within a three-year period (so that such persons owned, in the aggregate, more than 50%), an Ownership Change would occur.

              In determining whether an Ownership Change has occurred, the rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether an Ownership Change has occurred include the following:

  •
  All holders who each own less than 5% of a corporation's stock are generally (but not always) treated as a single "5-percent shareholder." Transactions in the public markets among shareholders who are not "5-percent shareholders" are generally (but not always) excluded from the calculation.

  •
  There are several rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as "5-percent shareholders."

  •
  Acquisitions by a person which cause that person to become a "5-percent shareholder" generally result in a five (or more) percentage point change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

  •
  Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular holder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an Ownership Change.

  •
  The redemption or buyback of shares by an issuer will increase the ownership of any "5-percent shareholders" (including groups of shareholders who are not themselves "5-percent shareholders") and can contribute to an Ownership Change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a "5-percent shareholder," resulting in a five (or more) percentage point change in ownership.

              Shareholders are advised to carefully monitor their ownership of our stock and consult with their own legal advisors to determine whether their ownership of our stock approaches the proscribed level.

Description of the Replacement NOL Protective Amendment

              The following is a summary of the proposed Replacement NOL Protective Amendment. This summary is qualified in its entirety by reference to the full text of the Replacement NOL Protective Amendment, which is contained in the proposed amended and restated ARTICLE FIFTEEN to our Amended and Restated Certificate of Incorporation attached as Annex A to this Proxy Statement and incorporated by reference herein. Shareholders are urged to read in their entirety the transfer restrictions and other provisions set forth in the accompanying Annex A.

              Prohibited Transfers.    The transfer restrictions generally will restrict any direct or indirect transfer (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if:

•
the transferor is a Person (as defined below) who directly or indirectly owns or is deemed to own 4.99% or more of our stock;

•
the effect of the transfer would be to increase the direct or indirect ownership of our stock by any Person from less than 4.99% to 4.99% or more of our stock; or

•
the effect of the transfer would be to increase the percentage of our stock owned directly or indirectly by a Person owning or deemed to own 4.99% or more of our stock.

              "Person" means any individual, firm, corporation, business trust, joint stock company, partnership, trust association, limited liability company, limited partnership, or other entity, or any group of Persons making a "coordinated acquisition" of stock or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i), and shall include any successor (by merger or otherwise) of any such entity; provided, however, that a Person shall not mean a "public group" (as defined under Treasury Regulation Section 1.382-2T(f)(13)).

              Transfers included under the transfer restrictions include sales to Persons whose resulting percentage ownership (direct or indirect) of stock would exceed the 4.99% thresholds discussed above, or to Persons whose direct or indirect ownership of stock would by attribution cause another Person to exceed such threshold. We will apply complicated rules of constructive ownership, aggregation, segregation, combination and other stock ownership rules prescribed by the Code (and related regulations) in determining whether a Person or group of Persons constitutes a 4.99% shareholder under the Replacement NOL Protective Amendment. For purposes of determining the existence and identity of, and the amount of stock owned by, any shareholder, we will be entitled to rely on the existence or absence of filings with the Securities and Exchange Commission ("SEC") of Schedules 13D and 13G (or any similar filings) as of any date, subject to our actual knowledge of the ownership of stock. A transfer from one member of a "public group" (as defined under Treasury Regulation Section 1.382-2T(f)(13)) to another member of the same public group does not increase the percentage of our stock owned directly or indirectly by the public group, and, therefore, such transfers are not restricted.

              The transfer restrictions will include the right to require a proposed transferee, as a condition to registration of a transfer of any stock, to provide all information reasonably requested regarding such person's direct and indirect ownership of stock. The transfer restrictions may result in the delay or refusal of certain requested transfers of our stock. As a result of these rules, the transfer restrictions could result in prohibiting ownership (thus requiring dispositions) of our stock as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than us, such as an interest in an entity that, directly or indirectly, owns our stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain "options" (which are broadly defined by Section 382) in respect of our stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.

              Consequences of Prohibited Transfers.    Any direct or indirect transfer attempted in violation of the Replacement NOL Protective Amendment would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such stock, or in the case of options, receiving stock in respect of their exercise. In this Proxy Statement, stock purportedly acquired in violation of the transfer restrictions is referred to as "excess stock."

              In addition to the purported transfer being void as of the date of the purported transfer, upon demand by the Company sent within 30 days of the date on which the Board determines that such transfer would result in excess stock, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock within 30 days of such demand. Our agent is required to sell such excess stock in an arm's-length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any dividends or other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock at the time of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to one or more charitable organizations selected by the Board. If the excess stock is sold by the purported transferee before receiving the Company's demand, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent, along with any dividends or other distributions paid with respect to such excess stock (except to the extent we grant written permission to the purported transferee to retain a portion of such sales proceeds not exceeding the amount such purported transferee would have received from our agent had our agent sold such shares).

              To the fullest extent permitted by law, any shareholder who knowingly violates the transfer restrictions, and any persons controlling, controlled by or under common control with such shareholder, will be jointly and severally liable for any and all damages suffered by the Company as a result of such violation, including damages resulting from a reduction in or elimination of the ability to utilize the Tax Benefits and any professional fees incurred in connection with addressing such violation.

              With respect to any transfer of stock which does not involve a transfer of "securities" of the Company within the meaning of Delaware law but which would cause any 4.99% shareholder to violate the transfer restrictions, the following procedure will apply in lieu of those described above. In such case, no such 4.99% shareholder shall be required to dispose of any interest that is not a security of the Company, but such 4.99% shareholder and/or any Person whose ownership of securities of the Company is attributed to such 4.99% shareholder shall be deemed to have disposed of (and shall be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 4.99% shareholder, following such disposition, not to be in violation of the transfer restrictions, and such securities shall be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum aggregate amount payable to such 4.99% shareholder, or such other Person that was the direct holder of such excess stock, from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

              Modification and Waiver of Transfer Restrictions.    Our Board has the discretion to approve a transfer of stock that would otherwise violate the transfer restrictions. In considering a waiver, we expect the Board to consider, such factors, among others, as:

  •
  the impact of the proposed transfer on our Section 382 change in ownership percentage;

  •
  the then existing level of our Section 382 change in ownership percentage;

  •
  the timing of the expected "roll-off" of our existing change in ownership;

  •
  the economic impact of any Section 382 limitation that might result, taking into account factors such as our market capitalization and cash position;

  •
  the impact on possible future issuances or purchases of our stock by us;

  •
  any changes or expected changes in applicable tax law; and

  •
  the existing contractual obligations the Company has to permit transfers of stock.

              If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

              In addition, in the event of a change in law, the Board will be authorized to modify the applicable allowable percentage ownership interest (currently less than 4.99%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions; provided that the Board determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of the transfer restrictions is no longer reasonably necessary for such purpose, as applicable. Shareholders of the Company will be notified of any such determination through a filing with the SEC or such other method of notice as the Secretary of the Company shall deem appropriate.

              The Board may establish, modify, amend or rescind by-laws, regulations and procedures of the Company not inconsistent with the provisions of the Replacement NOL Protective Amendment for purposes of determining whether any transfer of stock would jeopardize the Company's ability to preserve and use the Tax Benefits.

Implementation and Expiration of the Replacement NOL Protective Amendment

              If the Replacement NOL Protective Amendment is approved by our shareholders at the Annual Meeting, we intend to enforce its transfer restrictions to preserve future use of the Tax Benefits. The Replacement NOL Protective Amendment would expire on the earlier of (i) July 31, 2022, (ii) the repeal of Section 382 or any successor statute if the Board determines that the Replacement NOL Protective Amendment is no longer necessary for the preservation of the Tax Benefits, and (iii) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward. The Board is also permitted to accelerate the expiration date of the transfer restrictions in the event of a change in law if it determines by adopting a written resolution that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of the transfer restrictions is no longer reasonably necessary for the preservation of Tax Benefits, as applicable.

Effectiveness and Enforceability

              Although the Replacement NOL Protective Amendment is intended to reduce the likelihood of an Ownership Change, we cannot eliminate the possibility that an Ownership Change will occur even if we adopt it:

  •
  The Board can permit a transfer to an acquirer that results or contributes to an Ownership Change.

  •
  A court could find that part or all of the Replacement NOL Protective Amendment is not enforceable, either in general or as to a particular fact situation. Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation may provide in its certificate of incorporation for restrictions on the transfer of securities for the purpose of maintaining any tax advantage (including operating losses). Delaware law provides that transfer restrictions with respect to shares of our stock issued prior to the effectiveness of the Replacement NOL Protective Amendment will be effective against (i) shareholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of shares that were voted for this proposal if (A) the transfer restrictions are conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). As has been the case under the NOL Protective Amendment, the Company intends that shares of stock issued after the effectiveness of the Replacement NOL Protective Amendment will be issued with the transfer restriction conspicuously noted on the certificate(s) representing such shares and therefore under Delaware law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our stock in uncertificated form. For the purpose of determining whether a shareholder is subject to the Replacement NOL Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Replacement NOL Protective Amendment that are proposed to be transferred were voted in favor of the Replacement NOL Protective Amendment unless the contrary is established to our satisfaction. We also intend in certain circumstances to assert the position that shareholders have waived the right to challenge or are estopped from challenging the enforceability of the Replacement NOL Protective Amendment, unless a shareholder establishes, to our satisfaction, that such shareholder did not vote in favor of the Replacement NOL Protective Amendment. Nonetheless, we are not aware of case law supporting these positions and a court could find that the provision is unenforceable, either in general or as applied to a particular shareholder or fact situation.

  •
  Despite the adoption of the Replacement NOL Protective Amendment, there would still remain a risk that certain changes in relationships among shareholders or other events would cause an Ownership Change of us and our subsidiaries under Section 382. We cannot assure you that the Replacement NOL Protective Amendment is enforceable under all circumstances, particularly against shareholders who do not vote in favor of this proposal or who do not have notice of the transfer restrictions at the time they subsequently acquire their shares. Accordingly, we cannot assure you that an Ownership Change will not occur.

  •
  The Company agreed with certain holders to permit certain transfers which would be prohibited by the NOL Protective Amendment and the Replacement NOL Protective Amendment.

              As a result of these and other factors, the Replacement NOL Protective Amendment serves to reduce, but does not eliminate, the risk that we will undergo an Ownership Change. We cannot assure you that upon audit, the IRS would agree that all of the Tax Benefits are allowable. See "— Certain Considerations Relating to the Replacement NOL Protective Amendment" for a further discussion of the matters you should consider before voting.

Vote Needed for Approval

              Approval of the proposed amendment to our Amended and Restated Certificate of Incorporation requires the affirmative vote of at least a majority of the votes of the Company's issued and outstanding shares of common stock entitled to vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the Company's issued and outstanding shares of common stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business.

              In determining whether the proposal has received the requisite number of affirmative votes, broker non-votes and abstentions will have the same effect as votes cast against the proposal.

              The Replacement NOL Protective Amendment, if approved, would become effective upon the later of (i) July 31, 2019 or (ii) the filing of a certificate of amendment with the Secretary of State of the State of Delaware.

Certain Considerations Relating to the Replacement NOL Protective Amendment

              Our Board believes that attempting to protect the Tax Benefits described above is in the best interests of the Company and our shareholders. Nonetheless, we cannot eliminate the possibility that an Ownership Change will occur even if the Replacement NOL Protective Amendment is approved. You should consider the factors below when making your decision.

              Continued Risk of Ownership Change.    Although the Replacement NOL Protective Amendment is intended to reduce the likelihood of an Ownership Change that could adversely affect us, we cannot assure you that such restrictions would prevent all transfers that could result in such an Ownership Change. In particular, absent a court determination, there can be no assurance that the transfer restrictions of the Replacement NOL Protective Amendment will be enforceable against all our shareholders, and they may be subject to challenge on equitable grounds. In particular, the transfer restrictions may not be enforceable against shareholders who vote against or abstain from voting on the Replacement NOL Protective Amendment or who do not have notice of the transfer restrictions at the time when they subsequently acquire their shares.

              Potential IRS Challenge to the Tax Benefits.    The IRS could challenge the amount of the Tax Benefits, which could result in an increase in our liability in the future for income taxes. As discussed above, determining whether an Ownership Change has occurred is subject to uncertainty, both because of the complexity of the Section 382 provisions and because of limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an Ownership Change and attempt to reduce or eliminate our utilization of Tax Benefits even if the Replacement NOL Protective Amendment is in place.

              Potential Effects on Liquidity.    The Replacement NOL Protective Amendment is intended to deter persons or groups of persons from acquiring beneficial ownership of shares of our stock in excess of the specified limitations. A shareholder's ability to dispose of our stock may be limited if the Replacement NOL Protective Amendment reduces the number of persons willing to acquire our stock or the amount they are willing to acquire.

              Potential Impact on Value.    If the Replacement NOL Protective Amendment is approved, the Board intends to impose a legend reflecting the Replacement NOL Protective Amendment on certificates representing newly issued or transferred shares held by shareholders that voted for approval of the Replacement NOL Protective Amendment. It is possible that the Replacement NOL Protective Amendment could deter certain buyers, including persons who wish to acquire more than 4.99% of our stock and certain institutional holders that may not be comfortable holding stock with restrictive legends, and that this could result in diminished demand for and, therefore, potentially decrease the value of our stock. We believe, however, the value protected as a result of the preservation of the Tax Benefits would outweigh any such potential decrease in the value of our stock.

              Potential Anti-Takeover Effect.    The Replacement NOL Protective Amendment is designed to preserve the long-term value of our accumulated Tax Benefits and is not intended to prevent a takeover of the Company. However, it could be deemed to have an "anti-takeover" effect because, among other things, it will restrict the ability of a person, entity or group to accumulate our stock above the applicable thresholds, without the approval of our Board. The Replacement NOL Protective Amendment approval proposal is not part of a plan by us to adopt a series of anti-takeover measures, and we are not presently aware of any potential takeover transaction.

Recommendation of our Board of Directors

              OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE REPLACEMENT NOL PROTECTIVE AMENDMENT.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

              PricewaterhouseCoopers LLP ("PwC") served as our independent registered public accounting firm for 2018 and has been selected to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Representatives of the Company's independent registered public accounting firm are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the shareholders.

Required Vote

              Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 requires the affirmative vote of the majority of shares of common stock present in person, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting.

Recommendation of our Board of Directors

              OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

Evaluation of the Independent Registered Public Accounting Firm

              Annually, the Audit and Enterprise Risk Committee (the "Audit Committee") evaluates the performance of the Company's independent registered public accounting firm ("independent auditor"), including the senior members of the audit engagement team, and determines whether to reengage PwC or to consider other audit firms. In doing so, the Audit Committee considers the following factors:

  •
  the appropriateness of the proposed audit fee in comparison to the fees reported by the CNO peer group;

  •
  the professional qualifications of the firm and the lead audit partner assigned to CNO, including both industry experience and technical expertise in accounting and auditing;

  •
  the quality and candor of the firm's communications with the Audit Committee and the Company during the prior audit;

  •
  the results of the independent review of the firm's quality control system;

  •
  evidence supporting the firm's independence, objectivity, and professional skepticism;

  •
  the quality and efficiency of the services provided by the firm during prior audits; and

  •
  the firm's capability, technical expertise, and knowledge of the Company's operations and industry.

              In accordance with SEC rules and PwC's policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to the Company. For the lead audit partner, the maximum number of consecutive years of service in that capacity is five years. In conjunction with the mandated rotation of the independent auditor's lead audit partner, the Committee and its chair are directly involved in the selection of the independent auditor's lead audit partner, including the current partner who assumed this role in 2015 after meeting with the Audit Committee and management during which his qualifications were discussed.

              The Audit Committee meets regularly with the independent auditor, including attendance by the independent auditor at all regularly scheduled Audit Committee meetings and separate executive sessions at least four meetings per year. The Audit Committee uses these interactions, as well as the factors noted above, to assess the performance of the independent auditor.

              CNO undertakes an annual benchmarking of audit fees paid by our peers in the insurance industry. This data provides a reference point to the Audit Committee to judge the appropriateness of the audit fee. Additionally, the Audit Committee evaluates the scope of the audit, the complexity of the CNO environment, any history of prior issues and adjustments and the overall audit plan presented by the independent auditor in arriving at an appropriate fee.

Fees Paid to PricewaterhouseCoopers LLP

              Aggregate fees (including out-of-pocket expenses) billed to the Company for the years ended December 31, 2018 and 2017, by PwC were as follows (dollars in millions):

	Year Ended December 31,
	2018	2017
Audit fees(a)	$4.8	$5.2
Audit-related fees(b)	—	—
Tax fees	—	—
All other fees(c)	—	—

Total	$4.8	$5.2

(a)
Audit fees were for professional services rendered for the audits of CNO's consolidated financial statements, statutory and subsidiary audits, and assistance with review of documents filed with the SEC.

(b)
Audit-related fees primarily include services provided for employee benefit plan audits and other assurance-related services.

(c)
Fees for other permitted services.

Pre-Approval Policy and Independence

              The Audit Committee has adopted an auditor independence policy that, among other things, mandates pre-approval by the Audit Committee of all audit and permissible non-audit services performed by our independent registered public accounting firm and the related fees, and that the Audit Committee be provided each quarter with a summary of the services provided by and fees paid to, PwC. These services may include work associated with the following:

  •
  internal control reviews and assistance with internal control reporting requirements;

  •
  tax compliance, tax planning and related tax services; and

  •
  due diligence work for potential transactions.

              Each proposed service is evaluated by the Audit Committee to ensure that it would not impair the independence of PwC under SEC and other applicable rules. In 2017 and 2018, all new engagements of PwC were pre-approved by the Audit Committee for all audit, audit-related, tax and other services.

Report of the Audit and Enterprise Risk Committee

              The Audit Committee provides assistance to the Board in fulfilling its responsibilities for oversight of the integrity of the financial statements, public disclosures and financial reporting practices of the Company, including the systems of internal controls. The Audit Committee has sole authority to appoint or replace the Company's independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee.

              In overseeing the preparation of the Company's audited financial statements for the year ended December 31, 2018, the Audit Committee reviewed and discussed the audited financial statements with the Company's management and with PwC, the Company's independent registered public accounting firm. The Audit Committee also discussed with PwC the matters required to be discussed under Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 1301.

              The Audit Committee has received from PwC and reviewed the written disclosures and the letter required by applicable PCAOB requirements regarding PwC's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PwC its independence from the Company. In addition, the Audit Committee has reviewed and discussed PwC's most recent PCAOB inspection report of the firm's internal quality controls.

              Based on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.

Submitted by the Audit and Enterprise Risk Committee:

    Robert C. Greving, Chair
    Mary R. (Nina) Henderson
    Charles J. Jacklin
    Neal C. Schneider

PROPOSAL 4
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

              In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act")) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers as discussed on pages 19 – 59. While the results of the vote are non-binding and advisory in nature, the Board and the Human Resources and Compensation Committee intend to carefully consider the results of this vote. The current frequency of non-binding advisory votes on executive compensation is an annual vote and we anticipate that the next vote will be at the next Annual Meeting. The language of the resolution is as follows:

                  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby approved."

              The compensation of our executive officers is based on a philosophy and a comprehensive compensation and benefits strategy developed by the Human Resources and Compensation Committee designed to reward overall and individual performance that drives long-term success for our shareholders. The Human Resources and Compensation Committee strives to provide a clear award program that allows us to attract, retain and motivate seasoned executive talent with significant industry experience required to continue to improve our performance and build long-term shareholder value. Key features of our compensation programs include:

              Pay-for-Performance. The majority of target total compensation for our Named Executive Officers is tied to Company, business segment and/or individual performance, and is therefore considered by the Company to be "Pay-at-Risk" (payouts contingent upon performance).

              Alignment of Management Interests with Shareholders. We believe our performance-based equity compensation program aligns our management's interests to those of our shareholders and helps drive long-term shareholder value creation while also facilitating the retention of key executive talent. In addition, in order to align our executives with shareholder interests, our CEO and all of his direct reports (including the other Named Executive Officers) are required to maintain ownership levels in accordance with Company policy. The CEO is required to maintain ownership equal to 5x his base salary, while all other Named Executive Officers are required to maintain ownership equal to 3x their base salaries. As of December 31, 2018, all Named Executive Officers have met or are within their allowable timeframes for meeting these guidelines.

              Governance/Compensation Best Practices. Among the best practices we follow: We have an independent Human Resources and Compensation Committee and independent executive compensation advisor (Aon Consulting); we have a double-trigger requirement in order for change of control benefits to be triggered; we have strong clawback rights in our incentive plans; and we have implemented an annual shareholder outreach program focused on governance and compensation issues.

              In considering their vote, shareholders are urged to read the section of this Proxy Statement entitled "Executive Compensation", including the "Compensation Discussion and Analysis," for a detailed discussion of how our compensation policies and practices implement our compensation philosophy.

Required Vote

              The affirmative vote of the majority of shares of common stock present in person or represented by proxy and entitled to vote on the subject matter is required to approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers. Abstentions will have the effect of a vote "against" this proposal. Broker non-votes will have no effect on the outcome of the vote with respect to this proposal because the shares subject to the broker non-vote will not be entitled to vote on this matter.

Recommendation of our Board of Directors

              OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Securities Exchange Act of 1934 requires CNO's directors and executive officers, and each person who is the beneficial owner of more than 10 percent of any class of CNO's outstanding equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of CNO. Specific due dates for these reports have been established by the SEC, and CNO is required to disclose any failure by such persons to file such reports for fiscal year 2018 by the prescribed dates. Officers, directors and greater than 10 percent beneficial owners are required to furnish CNO with copies of all reports filed with the SEC pursuant to Section 16(a). To CNO's knowledge, based solely on review of the copies of the reports furnished to CNO and written representations that no other reports were required, all filings required pursuant to Section 16(a) of the Securities Exchange Act of 1934 applicable to CNO's officers, directors and greater than 10 percent beneficial owners were timely made by each such person during the year ended December 31, 2018.

SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

              Any proper proposal which a shareholder wishes to have included in the Board's proxy statement and form of proxy for the 2020 Annual Meeting pursuant to SEC Rule 14a-8 must be received by CNO by November 27, 2019. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2020 Annual Meeting.

              The Board has implemented a proxy access provision in the Company's Bylaws, which permits a shareholder or group of up to 20 shareholders owning 3% or more of the Company's common stock continuously for at least three years to nominate for election to the Board, and include in the Company's proxy materials for its annual meeting of shareholders, nominees constituting up to the greater of 20% of the number of directors then serving on the Board (rounding down to the closest whole number) or two individuals, subject to certain limitations and provided that such nominating shareholder(s) and nominee(s) satisfy the informational and other applicable requirements specified in the Bylaws. Pursuant to the proxy access Bylaw, notice must be received by the Secretary of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Company's definitive proxy statement was released to shareholders in connection with the prior year's annual meeting. Accordingly, to be timely for inclusion in the proxy materials for the Company's 2020 Annual Meeting, the Secretary must receive a shareholder's notice to nominate a director using the Company's proxy materials between October 28, 2019 and November 27, 2019, inclusive.

              In addition, the Company's Bylaws establish advance notice procedures with regard to certain matters, including shareholder nominations for directors, to be brought before a meeting of shareholders at which directors are to be elected. In the case of an annual meeting, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. In the case of a special meeting of shareholders at which directors are to be elected, notice of a shareholder nomination must be received by the Secretary of the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. A nomination will not be considered if it does not comply with these notice procedures and the additional requirements set forth in our Bylaws.

              Any shareholder who wishes to submit a proposal to be acted upon at the 2020 Annual Meeting or who wishes to nominate a candidate for election as director should obtain a copy of these Bylaw provisions and may do so by written request addressed to the Secretary of CNO Financial Group, Inc. at 11825 North Pennsylvania Street, Carmel, Indiana 46032. Please note that these Bylaw requirements are separate from the SEC's requirements to have a shareholder nomination or other proposal included in our proxy statement.

ANNUAL REPORT

              Access to CNO's Annual Report for 2018 (which includes its annual report on Form 10-K as filed with the SEC) is being provided with this Proxy Statement to all holders of common stock as of March 12, 2019. The Annual Report is not part of the proxy solicitation material. If you wish to receive an additional copy of the Annual Report for 2018, the Form 10-K, this Proxy Statement or the Notice without charge, please contact CNO Financial Group, Inc. Investor Relations, 11825 North Pennsylvania Street, Carmel, Indiana 46032; or by telephone (317) 817-2893 or email ir@CNOinc.com.

 HOUSEHOLDING OF PROXY MATERIALS

              SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as "householding," provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call (800) 542-1061 or write to: Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of a copy of the Proxy Statement and annual report by contacting CNO Financial Group, Inc. Investor Relations, 11825 North Pennsylvania Street, Carmel, Indiana 46032, (317) 817-2893 or email ir@CNOinc.com.

 INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES

              Net operating income is defined as net income before: (i) loss related to reinsurance transaction, including impact of taxes; (ii) net realized investment gains or losses from sales and impairments, net of related amortization and taxes; (iii) net change in market value of investments recognized in earnings, net of taxes; (iv) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (v) fair value changes related to the agent deferred compensation plan, net of taxes; (vi) changes in the valuation allowance for deferred tax assets and other tax items; and (vii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company's underlying fundamentals. A reconciliation from net income to net operating income (and related per share amounts) is as follows (dollars in millions):

	Year ended December 31,
	2018	2017

Net income (loss)	$(315.0)	$175.6

Non-operating items:
Net realized investment gains from sales and impairments, net of related amortization	(37.9)	(34.3)
Net change in market value of investments recognized in earnings	48.8	(15.0)
Fair value changes in embedded derivative liabilities, net of related amortization	(55.5)	2.5
Fair value changes related to agent deferred compensation plan	(11.9)	12.2
Loss related to reinsurance transaction	704.2	-
Other	(1.7)	8.8

Non-operating (income) loss before taxes	646.0	(25.8)
Income tax (expense) benefit:
On non-operating (income) loss	135.7	(9.0)
Valuation allowance for deferred tax assets and other tax items	(107.8)	(142.1)

Net non-operating loss	618.1	125.3

Net operating income (a non-GAAP financial measure)	$303.1	$300.9

Per diluted share:
Net income (loss)	$(1.90)	$1.02
Net realized investment gains from sales and impairments, net of related amortization and taxes	(.18)	(.13)
Net change in market value of investments recognized in earnings, net of taxes	.23	(.06)
Fair value changes in embedded derivative liabilities, net of related amortization and taxes	(.27)	..01
Fair value changes related to agent deferred compensation plan, net of taxes	(.06)	.05
Loss related to reinsurance transaction, net of taxes	4.00	-
Valuation allowance for deferred tax assets and other tax items	.02	.83
Other	(.01)	.03

Net operating income (a non-GAAP financial measure)	$1.83	$1.75

              Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results.

              This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management.

              In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation.

              The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows (dollars in millions):

	Year ended December 31,
	2018	2017

Operating income	$303.1	$300.9

Operating income, excluding significant items	$317.3	$288.3

Net Income (loss)	$(315.0)	$175.6

Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,086.7	$3,263.2

Average common shareholders' equity	$4,200.3	$4,733.8

Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	9.8%	9.2%
Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	10.3%	8.8%
Return on equity	-7.5%	3.7%

(Continued on next page)

              The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income(loss) (dollars in millions):

	Net Operating income	Significant items (a)	Net Operating income, excluding significant items	Net Operating Income, excluding significant items - trailing four quarters	Net income (loss)	Net income (loss) - trailing four quarters
1Q17	$59.8	$1.9	$61.7	$244.2	$62.3	$375.0
2Q17	78.6	(6.1)	72.5	255.9	83.4	398.5
3Q17	76.7	(2.0)	74.7	269.7	100.8	480.7
4Q17	85.8	(6.4)	79.4	288.3	(70.9)	175.6
1Q18	73.9	(0.9)	73.0	299.6	84.3	197.6
2Q18	81.9	-	81.9	309.0	102.2	216.4
3Q18	87.5	-	87.5	321.8	(529.8)	(414.2)
4Q18	59.8	15.1	74.9	317.3	28.3	(315.0)

    (a) The significant items have been discussed in prior earnings press releases.

(Continued on next page)

              A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders' equity, is as follows (dollars in millions):

4Q16
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,209.5
Net operating loss carryforwards	655.0
Accumulated other comprehensive income	622.4

Common shareholders' equity	$4,486.9

	1Q17	2Q17	3Q17	4Q17
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,236.6	$3,263.2	$3,335.0	$3,225.6
Net operating loss carryforwards	640.6	621.6	613.1	409.8
Accumulated other comprehensive income	729.6	894.5	933.6	1,212.1

Common shareholders' equity	$4,606.8	$4,779.3	$4,881.7	$4,847.5

	1Q18	2Q18	3Q18	4Q18
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,318.7	$3,366.0	$2,705.8	$2,687.3
Net operating loss carryforwards	404.2	388.7	510.6	505.9
Accumulated other comprehensive income	894.3	700.2	403.5	177.7

Common shareholders' equity	$4,617.2	$4,454.9	$3,619.9	$3,370.9

              A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders' equity, is as follows (dollars in millions):

	Trailing Four Quarter Average
	4Q18	4Q17
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,086.7	$3,263.2
Net operating loss carryforwards	440.4	601.9
Accumulated other comprehensive income	673.2	868.7

Common shareholders' equity	$4,200.3	$4,733.8

              Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised; and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

              A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

	December 31,
	2018	2017
Total shareholders' equity	$3,370.9	$4,847.5

Shares outstanding at period end	162,201,692	166,857,931

Book value per share	$20.78	$29.05

Total shareholders' equity	$3,370.9	$4,847.5
Less accumulated other comprehensive income	(177.7)	(1,212.1)

Adjusted shareholders' equity excluding accumulated other comprehensive income	$3,193.2	$3,635.4

Shares outstanding at period end	162,201,692	166,857,931
Dilutive common stock equivalents related to:
Stock options, restricted stock and performance units	1,391,458	2,796,385

Diluted shares outstanding	163,593,150	169,654,316

Book value per diluted share (a non-GAAP financial measure)	$19.52	$21.43

              The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. A reconciliation of these ratios is as follows (dollars in millions):

	December 31,
	2018	2017
Corporate notes payable	$916.8	$914.6
Total shareholders' equity	3,370.9	4,847.5

Total capital	$4,287.7	$5,762.1

Debt to capital ratio	21.4%	15.9%

Corporate notes payable	$916.8	$914.6
Total shareholders' equity	3,370.9	4,847.5
Less accumulated other comprehensive income	(177.7)	(1,212.1)

Total capital	$4,110.0	$4,550.0

Debt to total capital ratio, excluding accumulated other comprehensive income (a non-GAAP financial measure)	22.3%	20.1%

OTHER MATTERS

              Management knows of no other matters which may be presented at the Annual Meeting. If any other matters should properly come before the meeting or any adjournment or postponement thereof, the persons named in the form of proxy will vote in accordance with their best judgment on such matters.

By Order of the Board of Directors Karl W. Kindig Senior Vice President and Secretary

March 27, 2019

ANNEX A

AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CNO FINANCIAL GROUP, INC.

ARTICLE FIFTEEN

              Section 1.    Definitions.    As used in this ARTICLE FIFTEEN, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation Sections 1.382-2T, 1.382-3 and 1.382-4 shall include any successor provisions):

                  "4.99% Stockholder" means any Person with a Percentage Stock Ownership of 4.99% or more.

                  "4.99% Transaction" means any Transfer described in clause (x) or (y) of Section 2 of this ARTICLE FIFTEEN.

                  "Affiliate" and "Associate" mean, with respect to any Person, any other Person whose common stock would be deemed to be (i) constructively owned by such first Person, or (ii) otherwise aggregated with the shares owned by such first Person (other than aggregation solely by reason of such shares being part of the same "public group" as defined under Treasury Regulation Section 1.382-2T(f)(13), in each case pursuant to the provisions of Section 382 of the Code, or any successor or replacement provision, and the Treasury Regulations promulgated thereunder.

                  "Agent" has the meaning set forth in Section 5(a) of this ARTICLE FIFTEEN.

                  A Person shall be deemed the "beneficial owner" of, shall be deemed to have "beneficial ownership" of and shall be deemed to "beneficially own" any securities which such Person: (i) directly owns, or (ii) would be deemed to own constructively pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder (including as a result of the deemed exercise of an "option" pursuant to Treasury Regulation Section 1.382-4(d) and including, without duplication, Stock, as applicable, owned by any Affiliate or Associate of such Person); provided, that, a Person shall not be treated as "beneficially owning" Stock pursuant to clause (i) above to the extent that such Person is acting solely in a fiduciary capacity in respect of such Stock and does not have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, Stock.

                  "Board of Directors" means the board of directors of the Corporation.

                  "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any comparable successor statute, and the Treasury Regulations issued thereunder.

                  "Common Stock" means the common stock, par value $0.01 per share, of the Corporation.

                  "Corporation Security" or "Corporation Securities" means (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation Section 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation and (iv) any Stock.

                  "Effective Date" means the later of (i) July 31, 2019 or (ii) the date of filing of this Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

                  "Excess Securities" has the meaning given such term in Section 4 of this ARTICLE FIFTEEN.

                  "Expiration Date" means the earlier of (i) July 31, 2022, (ii) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this ARTICLE FIFTEEN is no longer necessary for the preservation of Tax Benefits, (iii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward or (iv) such date as the Board of Directors shall fix in accordance with Section 12 of this ARTICLE FIFTEEN.

                  "Percentage Stock Ownership" means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation Sections 1.382-2T(g), (h), (j) and (k) and 1.382-4 or any successor provision.

                  "Person" means any individual, firm, corporation, business trust, joint stock company, partnership, trust association, limited liability company, limited partnership, or other entity, or any group of Persons making a "coordinated acquisition" of Stock or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i), and shall include any successor (by merger or otherwise) of any such entity; provided, however, that a Person shall not mean a Public Group.

                  "Preferred Stock" means the preferred stock, par value $0.01 per share, of the Corporation.

                  "Prohibited Distributions" means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

                  "Prohibited Transfer" means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this ARTICLE FIFTEEN.

                  "Public Group" has the meaning set forth in Treasury Regulation Section 1.382-2T(f)(13).

                  "Purported Transferee" has the meaning set forth in Section 4 of this ARTICLE FIFTEEN.

                  "Securities" and "Security" each has the meaning set forth in Section 7 of this ARTICLE FIFTEEN.

                  "Stock" means any interest that would be treated as "stock" of the Corporation for purposes of Section 382 of the Code (including pursuant to Treasury Regulation Section 1.382-2T(f)(18)).

                  "Stock Ownership" means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code.

                  "Subsidiary" or "Subsidiaries" of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other Persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.

                  "Tax Benefits" means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a "net unrealized built-in loss" of the Corporation or any of its Subsidiaries, within the meaning of Section 382 of the Code.

                  "Transfer" means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation Sections 1.382-2T(h)(4)(v) and 1.382-4).

    For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation.

                  "Transferee" means any Person to whom Corporation Securities are Transferred.

                  "Treasury Regulations" means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

              Section 2.    Transfer and Ownership Restrictions.

              (a)  In order to preserve the Tax Benefits, from and after the Effective Date of this ARTICLE FIFTEEN, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio (x) if the transferor is a 4.99% Stockholder or (y) to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons would become a 4.99% Stockholder or (ii) the Percentage Stock Ownership in the Corporation of any 4.99% Stockholder would be increased. The prior sentence is not intended to prevent Corporation Securities from being DTC-eligible and shall not preclude the settlement of any transactions in Corporation Securities entered into through the facilities of a national securities exchange or any national securities quotation system; provided that if the settlement of the transaction would result in a Prohibited Transfer, such Transfer shall nonetheless be a Prohibited Transfer subject to all of the provisions and limitations set forth in this ARTICLE FIFTEEN.

              (b)  The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this ARTICLE FIFTEEN, including, without limitation, authorizing such transfer agent to require an affidavit from a proposed Transferee regarding such Person's actual and constructive ownership of Stock and other evidence that a Transfer will not be prohibited by this ARTICLE FIFTEEN as a condition to registering any Transfer.

              Section 3.    Waiver of Transfer and Ownership Restrictions.    The restrictions set forth in Section 2(a) of this ARTICLE FIFTEEN shall not apply to a Transfer that is a 4.99% Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE FIFTEEN through duly authorized officers or agents of the Corporation. Nothing in this Section 3 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

              Section 4.    Excess Securities.    No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the "Purported Transferee") shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the "Excess Securities"). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 5 of this ARTICLE FIFTEEN or until an approval is obtained under Section 3 of this ARTICLE FIFTEEN. After the Excess

Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section 4 or Section 5 of this ARTICLE FIFTEEN shall also be a Prohibited Transfer. For the avoidance doubt, all of the Corporation Securities which are the subject of a Prohibited Transfer shall constitute Excess Securities.

              Section 5.    Transfer to Agent.

              (a)  If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer, then, upon written demand by the Corporation sent within thirty (30) days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee's possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the "Agent"). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm's-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale or sales within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for the Corporation Securities, would otherwise adversely affect the value of the Corporation Securities or would be in violation of applicable securities laws.

              (b)  If the Purported Transferee has resold the Excess Securities before receiving the Corporation's demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 6 of this ARTICLE FIFTEEN if the Agent rather than the Purported Transferee had resold the Excess Securities.

              Section 6.    Application of Proceeds and Prohibited Distributions.    The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee's sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 6. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 6 inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

              Section 7.    Modification of Remedies for Certain Indirect Transfers.    In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware law ("Securities," and individually, a "Security") but which would cause a 4.99% Stockholder to violate a restriction on Transfers provided for in this ARTICLE FIFTEEN, the application of Section 5 and Section 6 of this ARTICLE FIFTEEN shall be modified as described in this Section 7. In such case, no such 4.99% Stockholder shall be required to dispose of any interest that is not a Security, but such 4.99% Stockholder and/or any Person whose ownership of

Securities is attributed to such 4.99% Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.99% Stockholder, following such disposition, not to be in violation of this ARTICLE FIFTEEN. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 5 and 6 of this ARTICLE FIFTEEN, except that the maximum aggregate amount payable either to such 4.99% Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such 4.99% Stockholder or such other Person. The purpose of this Section 7 is to extend the restrictions in Sections 2 and 5 of this ARTICLE FIFTEEN to situations in which there is a 4.99% Transaction without a direct Transfer of Securities, and this Section 7, along with the other provisions of this ARTICLE FIFTEEN, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

              Section 8.    Legal Proceedings; Prompt Enforcement.    If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a written demand pursuant to Section 5 of this ARTICLE FIFTEEN (whether or not made within the time specified in Section 5 of this ARTICLE FIFTEEN), then the Corporation may take all such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 8 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this ARTICLE FIFTEEN being void ab initio, (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (c) cause any failure of the Corporation to act within the time periods set forth in Section 5 of this ARTICLE FIFTEEN to constitute a waiver or loss of any right of the Corporation under this ARTICLE FIFTEEN. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this ARTICLE FIFTEEN.

              Section 9.    Liability.    To the fullest extent permitted by law, any stockholder subject to the provisions of this ARTICLE FIFTEEN who knowingly violates the provisions of this ARTICLE FIFTEEN and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation's ability to utilize its Tax Benefits, and attorneys' and auditors' fees incurred in connection with such violation.

              Section 10.    Obligation to Provide Information.    As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this ARTICLE FIFTEEN or the status of the Tax Benefits of the Corporation.

              Section 11.    Legends.    The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this ARTICLE FIFTEEN bear the following legend:

    "THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED (THE "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION"), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE "BOARD OF DIRECTORS") IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382

    OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 4.99% STOCKHOLDER (AS DEFINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER THE EXCESS SECURITIES (AS DEFINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION) TO THE CORPORATION'S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE ("SECURITIES") BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CAUSE THE 4.99% STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE."

The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Section 3 of this ARTICLE FIFTEEN also bear a conspicuous legend referencing the applicable restrictions.

              Section 12.    Authority of Board of Directors.

              (a)  The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this ARTICLE FIFTEEN, including, without limitation, determining (i) the identification of 4.99% Stockholders, (ii) whether a Transfer is a 4.99% Transaction or a Prohibited Transfer, (iii) whether it shall grant a waiver in accordance with Section 3 of this ARTICLE FIFTEEN, (iv) the Percentage Stock Ownership in the Corporation of any 4.99% Stockholder, (v) whether an instrument constitutes a Corporation Security, (vi) the amount (or fair market value) due to a Purported Transferee pursuant to Section 6 of this ARTICLE FIFTEEN, and (vii) any other matters which the Board of Directors deems relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this ARTICLE FIFTEEN. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this ARTICLE FIFTEEN for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation's ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this ARTICLE FIFTEEN.

              (b)  Nothing contained in this ARTICLE FIFTEEN shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits; provided that the Board of Directors shall not extend the Expiration Date. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate the Expiration Date, (ii) modify the percentage Stock Ownership interest in the Corporation or the Persons or groups covered by this ARTICLE FIFTEEN, (iii) modify the definitions of any terms set forth in this ARTICLE FIFTEEN or (iv) modify the terms of this ARTICLE FIFTEEN as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the

Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

              (c)  In the case of an ambiguity in the application of any of the provisions of this ARTICLE FIFTEEN, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this ARTICLE FIFTEEN requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this ARTICLE FIFTEEN. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this ARTICLE FIFTEEN. The Board of Directors may delegate all or any portion of its duties and powers under this ARTICLE FIFTEEN to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE FIFTEEN through duly authorized officers or agents of the Corporation. Nothing in this ARTICLE FIFTEEN shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

              Section 13.    Reliance.    To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation's legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this ARTICLE FIFTEEN, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

              Section 14.    Benefits of This ARTICLE FIFTEEN.    Nothing in this ARTICLE FIFTEEN shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this ARTICLE FIFTEEN. This ARTICLE FIFTEEN shall be for the sole and exclusive benefit of the Corporation and the Agent.

              Section 15.    Severability.    The purpose of this ARTICLE FIFTEEN is to facilitate the Corporation's ability to maintain or preserve its Tax Benefits. If any provision of this ARTICLE FIFTEEN or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this ARTICLE FIFTEEN.

              Section 16.    Waiver.    With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this ARTICLE FIFTEEN, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

If you would like to reduce the costs incurred by our company in mailing proxy 1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees Gary C. Bhojwani For 0 0 0 0 0 0 0 0 0 Against 0 0 0 0 0 0 0 0 0 Abstain 0 0 0 0 0 0 0 0 0 1A The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 Against 0 Abstain 0 1B Ellyn L. Brown 2. Approval of the Replacement NOL Protective Amendment to the Company's Amended and Restated Certificate of Incorporation to preserve the value of tax net operating losses and certain other tax losses. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2019. 1C Stephen N. David 0 0 0 1D Robert C. Greving 3. 1E Mary R. Henderson 0 0 0 1F Charles J. Jacklin 4. Approval, by non-binding advisory vote, of the compensation of the Company's named executive officers. 1G Daniel R. Maurer 1H Neal C. Schneider NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof. 1I Frederick J. Sievert Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000406027_1 R1.0.1.18 SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample 234567P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 CNO FINANCIAL GROUP, INC. 11825 N PENNSYLVANIA ST CARMEL, IN 46032 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com . CNO FINANCIAL GROUP, INC. Annual Meeting of Shareholders May 10, 2019 8:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Erik M. Helding, Eric R. Johnson and John R. Kline, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common Stock of CNO FINANCIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, EDT on May 10, 2019, at 11825 N. Pennsylvania St., Carmel, Indiana, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000406027_2 R1.0.1.18